          PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED SEPTEMBER 28, 2000

$10,000,000,000
MBNA CORPORATION
MEDIUM-TERM NOTES, SERIES F

                                                                     [MBNA LOGO]


-------------------------------
                                     TERMS OF SALE
 A note is not a deposit and         The following terms may apply to the notes which we may sell
 the notes are not insured or        at one or more times. The final terms of the notes you
 guaranteed by the Federal           purchase will be included in a pricing supplement. For more
 Deposit Insurance Corporation       detail, see both "Description of Notes" beginning on page
 or any other governmental           S-10 and the pricing supplement for your notes.
 agency.
                                     - Senior or subordinated debt
 This prospectus supplement may      - Mature 9 months or more from date of issue
 be used                             - Denominated in U.S. dollars or other currency or currency
 to offer and sell the                 unit
 notes only if accompanied           - Fixed or floating interest rate
 by the prospectus.                  - Floating rate note interest rates can be based on:
                                         * Commercial Paper Rate             * LIBOR
                                         * Federal Funds Effective Rate      * Prime Rate
                                         * CD Rate                           * Treasury Rate
                                     - Types of notes may include:
                                         * Indexed Notes                     * Interest Rate Reset Notes
                                         * Amortizing Notes                  * Extended Notes
                                         * Original Issue Discount Notes     * Renewable Notes
-------------------------------

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE NOTES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                     AGENTS

We will receive between $9,925,000,000 and $9,987,500,000 of the proceeds from the sale of the notes, after paying agents commissions of between $12,500,000 and $75,000,000.

LEHMAN BROTHERS
        BANC OF AMERICA SECURITIES LLC
               BEAR, STEARNS & CO. INC.
                       CHASE SECURITIES INC.
                              CREDIT SUISSE FIRST BOSTON
                                     DEUTSCHE BANC ALEX. BROWN
                                           MERRILL LYNCH & CO.
                                                J.P. MORGAN & CO.
                                                     SALOMON SMITH BARNEY

October 3,2000

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     We provide information to you about the notes in three separate documents that progressively provide more detail:

     - the accompanying prospectus, which provides general information, some of which may not apply to your notes;
     - this prospectus supplement, which describes the terms of the notes, some of which may not apply to your notes; and
     - a pricing supplement, which describes the specific and final terms of your notes.

     If the terms of your notes vary between the pricing supplement, the prospectus supplement and the accompanying prospectus, you should rely on the information in the following order of priority:

     -  the pricing supplement;
     -  the prospectus supplement; and
     -  the prospectus.

     You should rely only on the information provided in this prospectus supplement and the accompanying prospectus including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the securities in any state where the offer is not permitted. We do not claim the accuracy of the information in this prospectus supplement or the accompanying prospectus as of any date other than the dates stated on their respective covers.

     We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying prospectus provide the pages on which these captions are located.

     Parts of this prospectus supplement use defined terms. You can find a listing of the pages where definitions used in this prospectus supplement and the accompanying prospectus are defined under the caption "Index of Terms for Prospectus Supplement" beginning on page S-40 in this document and under the caption "Index of Terms for Prospectus" beginning on page 41 in the accompanying prospectus.

                            ------------------------

                               TABLE OF CONTENTS

                                           Page
                                           ----
SUMMARY OF TERMS.........................   S-5
    MBNA Corporation.....................   S-5
    Description of the Notes.............   S-5
         Payment of Principal and
           Interest......................   S-6
         Business Days...................   S-6
         Fixed Rate Notes................   S-6
             We Pay Interest on Fixed
               Rate Notes on Two
               BusinessDays per Year.....   S-6
             Other Events When We
                  Pay Interest...........   S-6
             Interest Rates..............   S-6
         Floating Rate Notes.............   S-6
             When Interest Rates Are
                  Determined.............   S-6
                  Special Considerations
                    for
                      Treasury Rate
                        Notes............   S-6
                  Special Considerations
                      for LIBOR Notes....   S-7
             When Interest Rates Are
               Reset.....................   S-7
             When Interest Is Paid.......   S-7
             Commercial Paper Rate
               Notes.....................   S-7
             Federal Funds Effective Rate
                  Notes..................   S-7
             CD Rate Notes...............   S-8
             LIBOR Notes.................   S-8
             Prime Rate Notes............   S-8
             Treasury Rate Notes.........   S-8
         Indexed Notes...................   S-8
         Amortizing Notes................   S-8
         Original Issue Discount Notes...   S-8
         Interest Rate Reset.............   S-8
         Extension of Maturity...........   S-8
         Renewable Notes.................   S-9
         Redemption and Repayment........   S-9
         Combinations of Provisions......   S-9
         Repurchase......................   S-9
         Book-Entry Notes................   S-9
    Certain United States Federal Income
         Tax Consequences................   S-9
    Important Currency Information.......   S-9
    Foreign Currency Risks...............   S-9

THE COMPANY..............................  S-10

DESCRIPTION OF NOTES.....................  S-10
    General..............................  S-10
    Payment of Principal and Interest....  S-12
    Fixed Rate Notes.....................  S-15
    Floating Rate Notes..................  S-16
         General.........................  S-16
         Commercial Paper Rate Notes.....  S-19
         Federal Funds Effective Rate
             Notes.......................  S-19
         CD Rate Notes...................  S-20
         LIBOR Notes.....................  S-21
         Prime Rate Notes................  S-22
         Treasury Rate Notes.............  S-22

                                           Page
                                           ----
    Indexed Notes........................  S-23
    Amortizing Notes.....................  S-24
    Original Issue Discount Notes........  S-25
    Interest Rate Reset..................  S-25
    Extension of Maturity................  S-25
    Renewable Notes......................  S-26
    Redemption and Repayment.............  S-27
    Combinations of Provisions...........  S-28
    Repurchase...........................  S-28
    Other Provisions.....................  S-28
    Book-Entry Notes.....................  S-28

CERTAIN UNITED STATES FEDERAL INCOME TAX
    CONSEQUENCES.........................  S-30
    Consequences to United States
         Holders.........................  S-30
    Payments of Interest.................  S-30
    Original Issue Discount..............  S-30
    Short-Term Notes.....................  S-32
    Market Discount......................  S-32
    Acquisition Premium, Amortizable Bond
         Premium.........................  S-33
    Sale, Exchange and Retirement of
         Notes...........................  S-33
    Extendible Notes, Reset Notes and
         Renewable Notes.................  S-33
    Foreign Currency Notes...............  S-34
         Interest Payments...............  S-34
         Foreign Currency Original Issue
             Discount Notes..............  S-34
         Market Discount.................  S-35
         Amortizable Bond Premium........  S-35
         Sale or Other Disposition of
             Foreign Currency Note.......  S-35
         Exchange Gain or Loss With
             Respect to Foreign
             Currency....................  S-35
    Indexed Notes........................  S-35
    Consequences to Non-United States
         Holders.........................  S-36
         U.S. Federal Withholding Tax....  S-36
         U.S. Federal Estate Tax.........  S-36
         U.S. Federal Income Tax.........  S-36
    Information Reporting and Backup
             Withholding.................  S-37

IMPORTANT CURRENCY INFORMATION...........  S-37

FOREIGN CURRENCY RISKS...................  S-37
    Exchange Rates and Exchange
         Controls........................  S-37
    Governing Law and Judgments..........  S-38

SUPPLEMENTAL PLAN OF
    DISTRIBUTION.........................  S-38

INDEX OF TERMS FOR PROSPECTUS
    SUPPLEMENT...........................  S-40

                      [This Page Intentionally Left Blank]

                                SUMMARY OF TERMS

This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of an offering of the notes, you should read carefully this entire document, the applicable pricing supplement(s), and the prospectus.

MBNA CORPORATION

MBNA Corporation is a bank holding company organized under the laws of Maryland in 1990. It is registered under the Bank Holding Company Act of 1956, as amended.

MBNA Corporation generates interest and other income through:

-  finance charges on loans;
-  interchange income;
-  credit card and other fees;
-  securitization income;
-  insurance income; and
-  interest earned on investments.

MBNA Corporation's primary costs are:

-  interest paid on deposits and borrowed funds;
-  credit losses;
-  royalties paid for endorsements;
-  business development;
-  operating expenses; and
-  income taxes.

The largest operating subsidiary of MBNA Corporation is MBNA America Bank, National Association.

DESCRIPTION OF THE NOTES

The maximum principal amount of notes that can be issued is $10.0 billion or their equivalent value in foreign currencies. This amount may be reduced as a result of the issuance of other securities under the accompanying prospectus.

We will issue the notes under:

- a senior indenture between us and Bankers Trust Company as trustee for the senior notes and
- a subordinated indenture between us and The Bank of New York as trustee for the subordinated notes.

This prospectus supplement briefly outlines some of these indentures' provisions. If you would like more information on these provisions, you may review the indentures that we filed with the SEC.

Neither indenture limits the amount of notes that may be issued. Each series of notes may have different terms.

At June 30, 2000, the total amount of Senior Indebtedness outstanding was approximately $1.4 billion and the total principal amount of all other indebtedness of MBNA Corporation outstanding was approximately $566.3 million.

The senior notes are unsecured and will rank equally with all our unsecured indebtedness unless otherwise indicated in an applicable pricing supplement.

The notes will be denominated in U.S. dollars or their equivalent value in foreign currencies and we will pay principal and interest in U.S. dollars or the appropriate foreign currency.

The notes will not be subject to any conversion, amortization, or sinking fund, unless otherwise specified.

It is anticipated that the notes will be "book-entry," represented by a permanent global note registered in the name of The Depository Trust Company, or its nominee. However, we reserve the right to issue notes in certificated form, registered in the name of the noteholders.

In the discussion that follows, whenever we talk about paying principal on the notes, we mean at maturity, redemption or repurchase. Also, in discussing the time for notices and how the different interest rates are calculated, all times are New York City time, unless otherwise noted.

The pricing supplement for each offering of the notes will contain the specific information and terms for that offering. The following items may apply to each note as specified in the applicable pricing supplement and the note.

PAYMENT OF PRINCIPAL AND INTEREST

Payments of principal, premium (if any) and interest will be made in U.S. dollars, except for notes not denominated in U.S. dollars.

Payments on book-entry notes will be made to The Depository Trust Company or its nominee. Payments on certificated notes will be made by check in U.S. dollars or by wire by contacting the trustee by the record date. In addition, anyone holding $10 million or more principal amount of notes can request that payment of principal and interest be wired to them by contacting the trustee by the record date.

See "Description of Notes--Payment of Principal and Interest" in this prospectus supplement for a discussion of payments for notes not denominated in U.S. dollars.

The interest rate on the notes will either be fixed or floating. The interest paid will include interest accrued to, but excluding, the date of maturity, redemption or repurchase.

See "Description of Notes--Payment of Principal and Interest" in this prospectus supplement.

BUSINESS DAYS

Generally, the term business day is any weekday on which banks are open. We will determine and reset interest rates and pay interest on business days. The business days applicable to your notes depend on the interest rate index and the currency on which your notes are based. For example, if your notes are based in deutsche marks, business days are weekdays on which banks are open in both Germany and the United States.

See "Description of Notes--General" in this prospectus supplement for a full description of business days.

FIXED RATE NOTES

We Pay Interest on Fixed Rate Notes on Two Business Days per Year

Unless we state otherwise in the pricing supplement, we will pay interest on February 15 and August 15, provided these are business days. Whenever one of these dates falls on a day other than a business day, we will pay interest on the next business day but we will not pay additional interest. To compute the amount of interest, we will use a hypothetical 360-day year of twelve 30-day months.

Other Events When We Pay Interest

We will also pay interest on a note when it matures, is redeemed, or is purchased. If any of these events occurs on a day other than a business day, we will pay interest on the next business day but we will not pay additional interest.

Interest Rates

The pricing supplement will provide the interest rate for your notes.

See "Description of Notes--Fixed Rate Notes--General" in this prospectus supplement.

FLOATING RATE NOTES

The pricing supplement for each floating rate note will provide an interest rate formula. The formula may be based on:

-  the commercial paper rate;
-  the federal funds effective rate;
-  the CD rate;
-  LIBOR;
-  the prime rate;
-  the Treasury rate; or
-  another interest rate index.

Each pricing supplement will also indicate the spread and/or spread multiplier, if any, and any maximum or minimum interest rate limitations.

Upon request, the calculation agent will provide you with the current interest rate and, if different, the interest rate which will become effective on the next date that the interest rate is reset.

When Interest Rates Are Determined

The calculation agent will determine interest rates for all floating rate notes except Treasury rate notes and LIBOR notes on the second business day before the date that the interest rate is reset.

Special Considerations for Treasury Rate Notes
The calculation agent will determine interest rates for Treasury rate notes on the day of the week in which interest is reset on which Treasury bills would normally be auctioned.

Special Considerations for LIBOR Notes
Generally speaking, a business day for LIBOR notes is any weekday on which banks are open in both New York City and London. The calculation agent will determine interest rates for LIBOR notes two business days before the date that the interest rate is reset.

See "Description of Notes--Floating Rate Notes--General" in this prospectus supplement.

When Interest Rates Are Reset

Interest rates for all floating rate notes are reset as follows, unless we state otherwise in a pricing supplement:

-  for notes that reset daily, each business day;
- for notes other than Treasury rate notes that reset weekly, Wednesday of each week;
-  for Treasury rate notes that reset weekly, Tuesday of each week;
-  for notes that reset monthly, the third Wednesday of each month;
- for notes that reset quarterly, the third Wednesday of March, June, September and December;
- for notes that reset semi-annually, the third Wednesday of the two months stated in the pricing supplement; and
- for notes that reset annually, the third Wednesday of the month stated in the pricing supplement.

When Interest Is Paid

Interest on the floating rate notes is paid as follows, unless we state otherwise in a pricing supplement:

- for notes which reset daily, weekly or monthly, on the third Wednesday of each month or on the third Wednesday of March, June, September and December;
- for notes which reset quarterly, on the third Wednesday of March, June, September, and December;
- for notes which reset semi-annually, on the third Wednesday of the two months stated in the pricing supplement;
- for notes which reset annually, on the third Wednesday of the month stated in the pricing supplement; and
-  at maturity, redemption or repurchase.

The record date for floating rate notes will be 15 calendar days prior to each day interest is paid, whether or not that day is a business day.

The interest payable will be the amount of interest accrued to, but excluding, the interest payment date. However, for floating rate notes on which the interest resets daily or weekly, the interest payable will include interest accrued to and including the record date prior to the interest payment date.

Commercial Paper Rate Notes

Each commercial paper rate note will bear interest at the interest rate stated in the pricing supplement.

"Commercial Paper Rate" means the Money Market Yield of the rate for commercial paper having the same maturity stated in the pricing supplement for any day that the interest rate on a commercial paper rate note is to be determined. This rate will be published by the Board of Governors of the Federal Reserve System in H.15(519) under the heading "Commercial Paper--Nonfinancial."

In addition, see "Description of Notes--Floating Rate Notes--Commercial Paper Rate Notes" in this prospectus supplement for a discussion of the determination of the Commercial Paper Rate if that rate does not appear in H.15(519).

Federal Funds Effective Rate Notes

Each federal funds effective rate note will bear interest at the rate stated in the pricing supplement.

"Federal Funds Rate" means the rate for Federal Funds having the same maturity stated in the pricing supplement for any day that the interest rate on a federal funds effective rate note is to be determined. This rate will be published by the Board of Governors of the Federal Reserve System in H.15(519) under the heading "Federal Funds (Effective)" as displayed on Telerate Page 120.

In addition, see "Description of Notes--Floating Rate Notes--Federal Funds Effective Rate Notes" in this prospectus supplement for a discussion of the determination of the Federal Funds Effective Rate if that rate is not displayed on Telerate Page 120.

CD Rate Notes

Each CD rate note will bear interest at the rate stated in the pricing supplement.

"CD Rate" means the rate for negotiable certificates of deposit having the same maturity stated in the pricing supplement for any day that the interest rate on a CD rate note is to be determined. This rate will be published by the Board of Governors of the Federal Reserve System in H.15(519) under the heading "CDs (Secondary Market)."

In addition, see "Description of Notes--Floating Rate Notes--CD Rate Notes" in this prospectus supplement for a discussion of the determination of the CD Rate if that rate does not appear in H.15(519).

LIBOR Notes

Each LIBOR note will bear interest at the rate stated in the pricing supplement.

LIBOR will be determined by the calculation agent by reference to either a Reuters or Bridge Telerate page.

In addition, see "Description of Notes--Floating Rate Notes--LIBOR Notes" in this prospectus supplement.

Prime Rate Notes

Each prime rate note will bear interest at the rate stated in the pricing supplement.

"Prime Rate" means the rate published by the Board of Governors of the Federal Reserve System in H.15(519) under the heading "Prime Loan" for any day that the interest rate for a prime rate note is to be determined.

In addition, see "Description of Notes--Floating Rate Notes--Prime Rate Notes" in this prospectus supplement for a discussion of the determination of the Prime Rate if that rate does not appear in H.15(519).

Treasury Rate Notes

Each Treasury rate note will bear interest at the rate stated in the pricing supplement.

"Treasury Rate" means the rate for United States "Treasury bills" having the same maturity stated in the pricing supplement for any day that the interest rate for a Treasury rate note is to be determined. This rate will be determined by reference to Bridge Telerate, Inc.

In addition, see "Description of Notes--Floating Rate Notes--Treasury Rate Notes" in this prospectus supplement for a discussion of the determination of the Treasury Rate if that rate does not appear on Bridge Telerate.

INDEXED NOTES

We may issue notes that have principal and/or interest payments based on an index.

For more information, see "Description of Notes--Indexed Notes" in this prospectus supplement.

AMORTIZING NOTES

We may issue notes that make payments of principal and interest in equal installments over the life of the notes.

For more information, see "Description of Notes--Amortizing Notes" in this prospectus supplement.

ORIGINAL ISSUE DISCOUNT NOTES

We may offer notes at a discount on the original issue date that will not pay periodic interest and that will pay the full face amount of the note at maturity.

For more information, see "Description of Notes--Original Issue Discount Notes" in this prospectus supplement.

INTEREST RATE RESET

We may have the option to reset the interest rate on fixed rate notes or the spread and/or spread multiplier on floating rate notes.

For more information, see "Description of Notes--Interest Rate Reset" in this prospectus supplement.

EXTENSION OF MATURITY

We may have the option to extend the maturity of any note for one or more whole year periods.

For more information, see "Description of Notes--Extension of Maturity" in this prospectus supplement.

RENEWABLE NOTES

We may offer notes that give you the option to extend the maturity of your notes.

For more information, see "Description of Notes--Renewable Notes" in this prospectus supplement.

REDEMPTION AND REPAYMENT

We may redeem notes at our option. Notes may be redeemable in whole or in part upon no more than 60, and no less than 30, days' prior notice. If we do not redeem all the notes of a series at one time, the trustee selects the notes to be redeemed in a manner it determines to be fair.

We may offer notes that give you the option to be repaid prior to the maturity of your notes.

For more information, see "Description of Notes--Redemption and Repayment" in this prospectus supplement.

COMBINATIONS OF PROVISIONS

Any note may utilize all, or any combination, of the provisions described in the following sections of the prospectus supplement:

-  Interest Rate Reset;
-  Extension of Maturity;
-  Renewable Notes; and
-  Redemption and Repayment.

REPURCHASE

We may, at any time, purchase notes at any price. Notes purchased by us may be held or resold, or may be surrendered to the trustee for cancellation.

BOOK-ENTRY NOTES

Book-entry notes of a series will be issued in the form of a global note that will be deposited with The Depository Trust Company. This means that we will not issue certificates to each holder.

Beneficial interests in global notes will be shown on, and transfers of global notes will be made only through, records maintained by The Depository Trust Company and its participants.

Notes represented by a global note will be exchangeable for certificated notes with the same terms in authorized denominations only if:

- The Depository Trust Company notifies us that it is unwilling or unable to continue as depository or if The Depository Trust Company ceases to be a clearing agency registered under applicable law;
- we determine not to require all of the notes of a series to be represented by a global note and notify the trustee of our decision; or
- an event of default has occurred and is continuing which would constitute an event of default with respect to the notes.

For more information, see "Description of Notes--Book-Entry Notes" in this prospectus supplement.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

Descriptions of the important United States federal income tax consequences for your notes are provided in this prospectus supplement.

For more information, see "Certain United States Federal Income Tax Consequences" in this prospectus supplement.

IMPORTANT CURRENCY INFORMATION

You are required to pay for your note in the currency of that note. Currently, there are limited facilities for the conversion of one currency into another.

For more information, see "Important Currency Information" in this prospectus supplement.

FOREIGN CURRENCY RISKS

Any investment in notes that are denominated in or have payments made related to the value of a currency other than U.S. dollars can entail significant risks.

For more information on these risks, see "Foreign Currency Risks" in this prospectus supplement.

                                  THE COMPANY

     We are a registered bank holding company incorporated under the laws of Maryland in 1990. We are the parent corporation of MBNA America Bank, National Association, the "Bank," a national bank organized in January 1991, as the successor to a national bank organized in 1982.

     We generate interest and other income through finance charges assessed on outstanding loan receivables, interchange income, credit card and other fees, securitization income, insurance income and interest earned on investment securities and money market instruments. Our primary costs are the costs of funding our loan receivables and investment securities and money market instruments, which include interest paid on deposits, short-term borrowings, and long-term debt and bank notes; credit losses; royalties paid to affinity groups and financial institutions; business development and operating expenses; and income taxes.

                              DESCRIPTION OF NOTES

     The following description of the particular terms of the Senior Medium-Term Notes, Series F, the "Senior Notes," and Subordinated Medium-Term Notes, Series F, the "Subordinated Notes," offered by this prospectus supplement supplements the "Description of Debt Securities" in the accompanying prospectus. The Senior Notes and Subordinated Notes are referred to together as the "Notes." This prospectus supplement supersedes the prospectus to the extent that it contains information that is different from the information in the prospectus. The following description of the Notes will apply to each Note unless otherwise specified in the applicable pricing supplement. Capitalized terms used below that are not defined in this prospectus supplement have the meanings specified in the accompanying prospectus or in the Senior Indenture or the Subordinated Indenture referred to in the accompanying prospectus.

GENERAL

     The total principal amount of the Notes that we may offer by use of this prospectus supplement is $10,000,000,000, or the equivalent in foreign currencies or currency units, each, a "specified currency." This amount may be reduced as a result of the issuance of other securities under the accompanying prospectus. We may from time to time authorize an increase in the total principal amount of the Notes to be sold, which Notes will constitute a part of the same two series as the Notes offered by this prospectus supplement. The Notes will be either our Senior Debt Securities or Subordinated Debt Securities, as described in the applicable pricing supplement. The Senior Notes will constitute a single series of Senior Debt Securities issued under the Senior Indenture referred to in the accompanying prospectus. The Subordinated Notes will constitute a single series of Subordinated Debt Securities issued under the Subordinated Indenture. The Senior Indenture and Subordinated Indenture are referred to together as the "Indentures." The Trustee for the Senior Notes is Bankers Trust Company and the Trustee for the Subordinated Notes is The Bank of New York. The following summaries of certain provisions of the Senior Indenture and the Subordinated Indenture are not complete. You should refer to the Indentures, copies of which are exhibits to the registration statement.

     The Indentures do not limit the aggregate principal amount of Debt Securities that we may issue under them. The Indentures provide that we may issue Debt Securities in one or more series up to the principal amount that we authorize from time to time.

     The Senior Notes will have the same rank as all our other unsecured and unsubordinated obligations. The Subordinated Notes will be unsecured and will be subordinated to all our Senior Indebtedness and Other Financial Obligations. There is no limitation on the amount of other indebtedness, including Senior Indebtedness, that we or any of our subsidiaries may issue. At June 30, 2000, the principal amount of Senior Indebtedness outstanding was approximately $1.4 billion and the principal amount of all our other indebtedness outstanding was approximately $566.3 million. We expect from time to time to incur additional indebtedness constituting Senior Indebtedness and Other Financial Obligations.

     We are offering the Notes on a continuing basis. Each Note will mature nine months or more from its date of issue, as agreed between the initial purchaser and us, and may be subject to redemption at our option or repayment at your option prior to the stated maturity as described under "-- Redemption and Repayment." Each Note will be denominated in U.S. dollars or in the other specified currency as is indicated in the applicable pricing supplement. Each Note will either bear interest at:

     - a fixed rate, which may be zero in the case of a Note issued at an issue price representing a discount from the principal amount payable at the stated maturity, a "Zero-Coupon Note," or

     - a floating rate, which will be determined by reference to the interest rate basis or combination of interest rate bases, the "Base Rate," indicated in the applicable pricing supplement, which may be adjusted by a spread and/or spread multiplier.

     Each Note will be issued initially either in book-entry form or in fully registered, certificated form without coupons. Except as set forth below under "-- Book-Entry Notes," book-entry notes will not be issuable in certificated form.

     Unless otherwise specified in an applicable pricing supplement, the authorized denominations of the Notes denominated in U.S. dollars will be $100,000 and integral multiples of $1,000 in excess of $100,000. The authorized denominations of the Notes denominated in a specified currency other than U.S. dollars will be equivalent, at the Market Exchange Rate, to $100,000, rounded down to an integral multiple of 10,000 units of the specified currency, and integral multiples of 10,000 units of the specified currency in excess of $100,000.

     The "Market Exchange Rate" will be the 11:00 A.M. buying rate in the City of New York for cable transfers in the specified currency as certified for customs purposes by the Federal Reserve Bank of New York, on the first Business Day in the City of New York and the country issuing the currency next preceding the date on which we accept the offer to purchase the Note. If any of the Notes are to be denominated in a specified currency other than U.S. dollars, or if the principal of and any premium or interest on any of the Notes not denominated in U.S. dollars is to be payable at our option or the option of the holder in U.S. dollars, the applicable pricing supplement will provide additional information pertaining to the terms of the Notes and other matters of interest to you.

     "Business Day" means, with respect to any particular location, each weekday which is not a day on which banking institutions in that location are authorized or obligated by law or executive order to close.

     "Market Day" means with respect to any Note, other than any LIBOR Note, any Business Day in the City of New York and, with respect to any LIBOR Note, any Business Day in the City of New York which is also a London Market Day.

     "London Market Day" means any day in which dealings in deposits in U.S. dollars are transacted in the London interbank market.

     "Index Currency" means, the currency specified in the pricing supplement, including the Euro or other composite currencies, as the currency for which LIBOR will be calculated. If no currency is specified, the Index Currency will be U.S. Dollars.

     "Index Maturity" means, with respect to a floating rate note, the period to maturity of the instrument or obligation on which the interest rate formula is based, as indicated in the applicable pricing supplement.

     "Original Issue Discount Note" means a Note, including any Zero-Coupon Note, that has a stated redemption price at maturity that exceeds its issue price by at least 0.25% of its principal amount multiplied by the number of full years from the original issue date to the stated maturity for the Note. See "Certain United States Federal Income Tax Consequences -- Original Issue Discount" in this prospectus supplement.

     The pricing supplement relating to each Note will describe the following terms:

     - whether the Note is a Senior Note or a Subordinated Note;

     - the specified currency with respect to the Note and, if the specified currency is other than U.S. dollars, certain other terms relating to the Note, including authorized denominations;

     - the issue price, expressed as a percentage of the aggregate principal amount of the Note, at which the Note will be issued;

     - the original date on which the Note will be issued;

     - the stated date on which the Note will mature and whether we may extend the stated maturity and, if so, the extension period and the final maturity date;

     - whether the Note is a fixed rate Note or a floating rate Note;

     - if the Note is a fixed rate Note, whether the Note is an amortizing Note;

     - if the Note is a fixed rate Note, the rate per annum at which the Note will bear interest, if any, any Interest Payment Date or dates and, if so specified in the applicable pricing supplement, that we may change the rate prior to the stated maturity and, if so, the basis or formula for the change, if any;

     - if the Note is a floating rate Note, the Base Rate, the initial interest rate, the Reset Period (as defined below), the interest payment dates, the maximum interest rate, if any, the minimum interest rate, if any, the spread, if any, the spread multiplier, if any, the Index Maturity, and any other terms relating to the particular method of calculating the interest rate for the Note and, if so specified in the applicable pricing supplement, that we may change any spread and/or spread multiplier prior to the stated maturity and, if so, the basis or formula for the change, if any;

     - whether the Note is an Original Issue Discount Note and, if so, the yield to stated maturity;

     - whether the Note may be redeemed at our option, or repaid at your option, prior to stated maturity and, if so, the provisions relating to the redemption or repayment;

     - whether the Note is extendible or renewable;

     - whether the Note is indexed;

     - whether the Note will be issued initially as a book-entry note or a certificated note; and

     - any other term of the Note not inconsistent with the provisions of the applicable Indenture.

     Certificated notes may be presented for registration of transfer or exchange at the corporate trust office in the Borough of Manhattan, the City of New York, of the appropriate Trustee. In the event book-entry notes are issued through the facilities of The Depository Trust Company, "DTC," transfers or exchanges of beneficial interests therein may be similarly effected through a participating member of DTC. See "-- Book-Entry Notes" in this prospectus supplement and "Description of Debt Securities -- Global Debt Securities" in the accompanying prospectus. No service charge will be made for any registration of transfer or exchange of certificated notes, but we may require payment of any tax or other governmental charge that may be imposed in connection with the transfer or exchange.

     With respect to book-entry notes represented by a global note, all references herein to "you," "registered holders" or "holders" are to DTC or its nominee, and not to owners of beneficial interests in the Notes, except as otherwise provided. See "-- Book-Entry Notes" in this prospectus supplement.

     "Reset Period" means the type of period (i.e. daily, weekly, monthly, quarterly, semi-annually or annually) for which the rate of interest on each floating rate Note will be reset.

PAYMENT OF PRINCIPAL AND INTEREST

     Unless otherwise specified in the applicable pricing supplement, we will make payments of principal of and any premium and interest on all Notes in U.S. dollars. Payments of principal of and any premium and interest on Notes denominated in other than U.S. dollars will be made in the specified currency at your option under the procedures described below. If the specified currency is not available due to the imposition of exchange controls or other circumstances beyond our control, payments will be made as described below.

     We will pay interest, if any, on each date specified in the Note on which an installment of interest is due and payable and at stated maturity. In addition, we will pay interest on the date of redemption or repayment if a Note is redeemed or repaid prior to stated maturity. The stated maturity and date of redemption or repayment, as the case may be, are together referred to as the "Maturity Date."

     Each interest payment will include interest accrued from and including the date of issue or the last date to which interest has been paid, as the case may be, to but excluding the applicable Interest Payment Date or the Maturity Date, as the case may be. However, in the case of floating rate Notes on which the interest rate is reset daily or weekly, the interest payments will, unless otherwise specified in the applicable pricing supplement, include interest accrued only from but excluding the date of issue or the last regular record date through which interest has been paid through and including the regular record date next preceding the applicable interest payment date. Interest payments on the Maturity Date will include interest accrued to but excluding that date.

     We will pay interest on the Maturity Date to the person in whose name the
Note is registered at the close of business on the last regular record date before the Maturity Date. If the original issue date of a Note is after the regular record date but before the next Interest Payment Date, the first payment of interest will be made on the first Interest Payment Date following the next regular record date. That interest payment will be made to you on the next regular record date. The regular record date for a floating rate Note will be the fifteenth day, even if not a Business Day, prior to the applicable interest payment date.

     Payments on book-entry Notes will be made to DTC or its nominee in accordance with the arrangements then in effect between the appropriate Trustee and DTC. With respect to certificated Notes, we will make payments of interest, and in the case of amortizing Notes, payments of principal and premium in U.S. dollars either:

     - by mailing a check to the holder at the address of the holder appearing on the security register for the Notes on the applicable regular record date, or

     - by wire transfer to an account appropriately designated in writing no later than the applicable regular record date by the person and maintained with a bank located in the United States.

If you own $10,000,000 or more of certificated Notes having the same Interest Payment Date, you will be entitled to receive payments in U.S. dollars by wire transfer of immediately available funds, but only if appropriate payment instructions have been received in writing at the corporate trust office of the appropriate Trustee no later than the applicable regular record date.

     Payment of the principal of and any premium and interest due with respect to any certificated Note on the Maturity Date to be made in U.S. dollars will be made in immediately available funds upon surrender of that Note at the corporate trust office of the appropriate Trustee. In order to receive payment in immediately available funds, you must present the certificated Note to the Trustee in time for the Trustee to make the payment in accordance with its normal procedures.

     If the specified currency for a Note is other than U.S. dollars, we will appoint an exchange rate agent to determine the exchange rate for converting all payments for that Note into U.S. dollars as described below. However, if, you own a Note denominated in a specified currency other than U.S. dollars, you may, if provided for in the applicable pricing supplement and Note, elect to receive all payments in the specified currency by delivery of a written request to the appropriate Trustee at its corporate trust office at least 15 calendar days prior to the applicable payment date. This election will remain in effect until revoked by written notice to the Trustee received at least 15 calendar days prior to the applicable date.

     In the case of a Note denominated in a specified currency other than U.S. dollars, unless you have elected otherwise, payment will be made in U.S. dollars on the basis of the ex-change rate as determined by the exchange rate agent. The exchange rate will be based on the highest bid quotation for U.S. dollars received by the exchange rate agent at approximately 11:00 A.M., New York City time, on the second Business Day before the applicable payment date from three recognized foreign exchange dealers in the City of New York for the purchase by the quoting dealer, for settlement on the payment date, of the aggregate amount of the specified currency payable on the payment date for all Notes denominated in the specified currency and at which the applicable dealer commits to execute a contract. If no rate is quoted on the second Business Day before the applicable payment date, the exchange rate will be based on the last date on which a rate was quoted. The three recognized foreign exchange dealers will be selected by the exchange rate agent and approved by us and may include the exchange rate agent.

     All currency exchange costs will be borne by you by deductions from the payments. If three bid quotations are not available on the second Business Day before the applicable payment date, payments will be made in the specified currency, unless the specified currency is unavailable due to exchange controls or other circumstances beyond our control, in which case payment will be made as described below.

     Unless otherwise specified in the applicable pricing supplement, if you own a Note denominated in a specified currency other than U.S. dollars you may, after the Note's issuance, request that future payments be converted or not be converted, as the case may be, to U.S. dollars. The request must be sent in writing to the corporate trust office of the appropriate Trustee on or prior to the regular record date or at least 15 calendar days prior to the Maturity Date. The request must include appropriate payment instructions and must be sent in writing, by mail, hand delivery, cable, telex or facsimile transmission.

     If you own Notes denominated in a specified currency other than U.S. dollars, you may elect to receive all future payments of principal and any premium and interest in either the specified currency or in U.S. dollars, as specified in the written request. You need not file a separate election for each payment. The election will remain in effect until revoked by written notice to the appropriate Trustee. Written notice of any revocation must be received by the Trustee on or prior to the regular record date or at least 15 calendar days prior to the Maturity Date. If you own Notes that are to be held in the name of broker or nominee, you should contact the broker or nominee to determine whether and how an election to receive payments in the specified currency may be made.

     In order for you, either by the terms of the Note or pursuant to your election, to receive payments of principal and any premium and interest in a specified currency other than U.S. dollars by wire transfer, you must designate an appropriate account with a bank located in the country of the specified currency or other jurisdiction acceptable to us and the appropriate Trustee. You must file the appropriate information with the corporate trust office of the appropriate Trustee on or prior to the regular record date or at least 15 calendar days prior to the Maturity Date. The Trustee will, subject to applicable laws and regulations and until it receives notice to the contrary, make the payment and all succeeding payments to you by wire transfer to the designated account. However, in the case of payment of principal and any premium and interest due on the Maturity Date, you must present the Note to the Trustee in time for the Trustee to make the payments in the funds in accordance with its normal procedures. If a payment cannot be made by wire transfer because the required information was not received by the Trustee on or before the requisite date or for any other reason, a notice will be mailed to your registered address requesting a designation so that a wire transfer can be made. Upon the Trustee's receipt of a designation, a payment will be made within 15 calendar days of that receipt. In connection with making all these payments, any tax, assessment or governmental charge imposed upon payments will be borne by the owners of book-entry Notes for which payments are made.

     If the principal of and any premium or interest on any Note is payable in any currency other than U.S. dollars, and the specified currency is not available due to the imposition of exchange controls or other circumstances beyond our control, we will be entitled, but not required, to satisfy our obligations to you by making the payment in U.S. dollars. We will make the payment on the basis of the Market Exchange Rate on the last date the specified currency was available. This payment will not be an event of default under either Indenture.

     If payment on a Note is required to be made in any currency unit and the currency unit is unavailable due to the imposition of exchange controls or other circumstances beyond our control, then we will be entitled, but not required, to make all payments for that Note in U.S. dollars until the currency unit is again available. The amount of each payment in U.S. dollars will be computed on the basis of the equivalent of the currency unit in U.S. dollars, which will be determined by us or our agent on the following basis:

     - the component currencies of the currency unit for this purpose will be the currency amounts that were components of the currency unit as of the last date the currencies were available, the "Conversion Date;"

     - the equivalent of the currency unit in U.S. dollars will be calculated by aggregating the U.S. dollar equivalents of the component currencies; and

     - the U.S. dollar equivalent of each of the component currencies will be determined by us or the agent on the basis of the Market Exchange Rate for each component currency that is available as of the third Business Day prior to the date on which the relevant payment is due and for each component currency that is unavailable, if any, as of the Conversion Date for the component currency.

     If the official unit of any component currency is altered by way of combination or subdivision, the number of units of that currency as a component currency will be divided or multiplied in the same proportion. If two or more component currencies are consolidated into a single currency, the amounts of those currencies as component currencies will be replaced by an amount in that single currency equal to the sum of the amounts of the consolidated component currencies expressed in that single currency. If any component currency is divided into two or more currencies, the amount of the original component currency will be replaced by the amounts of two or more currencies, the sum of which will be equal to the amount of the original component currency.

     All determinations referred to above made by us or our agent, including the exchange rate agent, will be at our or our agent's sole discretion. These determinations will, in the absence of manifest error, be conclusive for all purposes and binding on you.

     Unless otherwise specified in the applicable pricing supplement, if the principal of any Original Issue Discount Note is declared to be due and payable immediately as described in the accompanying prospectus under "Description of Debt Securities -- Events of Default," the amount of principal due and payable with respect to the Note will be the Amortized Face Amount of the Note as of the date of the declaration.

     The "Amortized Face Amount" of an Original Issue Discount Note will be an amount equal to (a) the issue price indicated in the applicable pricing supplement plus (b) that portion of the difference between the issue price and the principal amount of the Original Issue Discount Note that has accrued at the yield to stated maturity indicated in the pricing supplement, computed in accordance with generally accepted United States bond yield computation principles, by the Maturity Date, but in no event will the Amortized Face Amount exceed its principal amount.

FIXED RATE NOTES

     The following are some of the terms of the fixed rate Notes:

     - They will bear interest from their date of issue at the annual rate or rates stated in the Note and in the applicable pricing supplement.

     - Interest payments on any fixed rate Note will include interest accrued to but excluding the Interest Payment Date.

     - They may bear one or more annual rates of interest during the periods or under the circumstances specified in the Note and in the applicable pricing supplement.

     - Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     - Except for amortizing Notes, unless otherwise specified in an applicable pricing supplement, the Interest Payment Dates will be February 15 and August 15 of each year, and the regular record dates will be February 1 and August 1 of each year.

     - If any Interest Payment Date or the Maturity Date of a fixed rate Note falls on a day that is not a Business Day, the payment will be made on the next Business Day as if it were made on the date the payment was due. In this case, no interest will accrue on the amount so payable for the period from and after the interest payment date or the Maturity Date, as the case may be.

FLOATING RATE NOTES

General

     Each floating rate Note will bear interest based on a formula specified in the applicable pricing supplement. The applicable pricing supplement will designate one of the following to apply to each floating rate Note:

     - the commercial paper rate,

     - the federal funds effective rate,

     - the CD rate,

     - LIBOR,

     - the prime rate,

     - the Treasury rate, or

     - another interest rate index.

     The applicable pricing supplement will also indicate the spread, if any, which is a fixed percentage per year and the spread multiplier, if any, which is a fixed factor. Both the spread and the spread multiplier may be subject to adjustment.

     Each floating rate Note will bear interest from its date of issue to the first day that the interest rate will be reset at the initial interest rate. The initial interest rate will be stated in the Note and in the applicable pricing supplement. Thereafter, the interest rate will be based on the formula that will be specified on the face of the Note and in the applicable pricing supplement, plus or minus the spread and/or the spread multiplier.

     We will appoint, and enter into an agreement with, a calculation agent to calculate interest rates on floating rate Notes. Unless otherwise specified in the applicable pricing supplement, the calculation agent for each floating rate Note will be the appropriate Trustee.

     The rate of interest on each floating rate Note will be reset daily, weekly, monthly, quarterly, semi-annually or annually, and the corresponding Interest Reset Date and Interest Payment Dates are, as follows unless otherwise specified in the applicable pricing supplement:

FREQUENCY OF INTEREST RESET      INTEREST RESET DATE*             INTEREST PAYMENT DATE**
---------------------------      --------------------             -----------------------
 Daily                       Each Business Day              Third Wednesday of each month or
                                                            third Wednesday of March, June,
                                                            September and December of each
                                                            year, as indicated in the
                                                            applicable pricing supplement.

 Weekly (other than          Wednesday of each week         Third Wednesday of each month or
  Treasury Rate-based                                       third Wednesday of March, June,
  Notes)                                                    September and December of each
                                                            year, as indicated in the
                                                            applicable pricing supplement.

  Weekly (Treasury Rate-     Tuesday of each week           Third Wednesday of each month or
     based Notes)                                           third Wednesday of March, June,
                                                            September and December of each
                                                            year, as indicated in the
                                                            applicable pricing supplement.

  Monthly                    Third Wednesday of each month  Third Wednesday of each month or third Wednesday of March, June,
                                                            September and December of each
                                                            year, as indicated in the
                                                            applicable pricing supplement.

  Quarterly                  Third Wednesday of March,      Third Wednesday of March, June,
                             June, September and December   September and December of each
                             of each year                   year.

  Semi-Annually              Third Wednesday of the two     Third Wednesday of the two months
                             months of each year stated in  of each year stated in the
                             the applicable pricing         applicable pricing supplement.
                             supplement

  Annually                   Third Wednesday of the month   Third Wednesday of the month of
                             of each year stated in the     each year stated in the applicable
                             applicable pricing supplement  pricing supplement.

---------------
 * If an Interest Reset Date falls on a day that is not a Business Day, we will postpone the Interest Reset Date to the next Business Day. However, if the postponement would cause the Interest Reset Date for a LIBOR-based Note to be in the next calendar month, we will move the Interest Reset Date to the immediately preceding Business Day. The interest rate in effect for the ten days before the Maturity Date will be set at rates in effect at the tenth day before the Maturity Date.

** If an Interest Payment Date, other than the Maturity Date or redemption date, for a floating rate Note falls on a day that is not a Business Day, we will postpone the Interest Payment Date to the next Business Day. However, if the postponement would cause the Interest Payment Date for a LIBOR-based Note to be in the next calendar month, we will move the Interest Payment Date to the immediately preceding Business Day. If the Maturity Date for a floating rate Note falls on a day that is not a Business Day, we will pay the principal and interest on the next Business Day and no interest will accrue in the period from and after the Maturity Date.

     Each interest payment on a floating rate Note will include interest accrued to but excluding the Interest Payment Date. However, for Notes that reset daily or weekly, interest payable will include interest accrued to and including the regular record date.

     Accrued interest from the date of issue or from the last date to which interest has been paid is calculated by multiplying the face amount of a Note by an accrued interest factor. This accrued interest factor is computed by adding the interest factors calculated for each day in the period to the date for which accrued interest is being calculated. The interest factor, expressed as a decimal rounded, if necessary, as described below, is computed by dividing the interest rate, expressed as a decimal rounded, if necessary, applicable to that date by 360, unless the Notes are Treasury Notes, in which case it will be divided by the actual number of days in the year. All percentages resulting from any calculation of floating rate Notes will be rounded, if necessary to the nearest one hundred-thousandth of a percentage point (e.g., 9.876541%, or
 .09876541, being rounded down to 9.87654%, or .0987654, respectively, and 9.876545%, or .09876545, being rounded up to 9.87655%, or .0987655).

     The calculation agent will, upon the request of the holder of any floating rate Note, provide the interest rate then in effect and, if determined, the interest rate that will become effective as a result of a determination made on the most recent Interest Determination Date with respect to the Note.

     Any floating rate Note may also have either or both of the following:

     - a maximum numerical interest rate limitation, or ceiling, on the rate of interest that may accrue during any Reset Period, and/or

     - a minimum numerical interest rate limitation, or floor, on the rate of interest that may accrue during any Reset Period.
     The interest rate on the Notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application. Under present New York law, the maximum rate of interest per annum on a simple interest basis, subject to certain exceptions, for any loan in an amount less than $250,000 is 16% and for any loan in an amount of $250,000 or more but less than $2,500,000 is 25%. This limit may not apply to Notes in which $2,500,000 or more has been invested.

     The following table describes, for each of the most common interest rate indices that we may use, the source in which we expect the index to be published and the Interest Determination Date for Notes with interest rates based on that index. Following the chart below, we have described with greater specificity the procedures to determine interest rates based on each index specified below. If we elect to have different Interest Determination Dates apply to any floating rate Note, we will specify those Interest Determination Dates in the applicable pricing supplement.

             INDEX                   PRIMARY SOURCE OF RATE           INTEREST DETERMINATION DATE
             -----                   ----------------------           ---------------------------
 CD Rate                         H.15(519) under the heading        Second Market Day preceding the
                                 "CDs (secondary market)"           reset date
 Commercial Paper Rate           H.15(519) under the heading        Second Market Day preceding the
                                 "Commercial paper --               reset date
                                 Nonfinancial"
 Federal Funds Rate              H.15(519) under the heading        Second Market Day preceding the
                                 "Federal funds (effective)" as     reset date
                                 displayed on Telerate Page 120
 LIBOR                           Bridge Telerate, Inc. (and if      Second London Market Day
                                 the Index Currency is U.S.         preceding the reset date
                                 dollars, page 3750) or, if
                                 "LIBOR Reuters" is specified,
                                 the applicable page on Reuters
                                 Monitor Money Rates Service
 Treasury Rate                   Bridge Telerate, Inc. page 56      The day that Treasury bills of
                                 or 57 under the heading            the Index Maturity are
                                 "INVESTMENT RATE."                 auctioned for the week in which
                                                                    the Reset Date falls (generally
                                                                    Monday, but may be the
                                                                    following Tuesday or preceding
                                                                    Friday if Monday is a holiday)
 Prime Rate                      H.15(519) under the heading        Second Market Day preceding the
                                 "Bank prime loan"                  reset date

Commercial Paper Rate Notes

     Each Commercial Paper Rate Note will bear interest at the interest rate specified in the Commercial Paper Rate Note and in the applicable pricing supplement. The interest rate will be calculated with reference to the Commercial Paper Rate and the spread and/or spread multiplier, if any.

     Unless otherwise specified in the applicable pricing supplement, the "Commercial Paper Rate" for any Interest Determination Date is the Money Market Yield of the rate on that date for commercial paper having the Index Maturity specified in the pricing supplement, as published in H.15(519) prior to 3:00 P.M., New York City time, on the Calculation Date pertaining to that Interest Determination Date under the heading "Commercial paper -- Nonfinancial."

     The calculation agent will follow the procedures below if the Commercial Paper Rate cannot be determined as described above:

     - If the above rate is not published in H.15(519) by 3:00 P.M., New York City time, on the Calculation Date, the Commercial Paper Rate will be the Money Market Yield of the rate on that Interest Determination Date for commercial paper having the Index Maturity designated in the pricing supplement, as published in H.15 Daily Update under the heading "Commercial paper -- Nonfinancial" or in another recognized electronic source used for the purpose of displaying that rate.

     - If that rate is not published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on the Calculation Date, then the calculation agent will determine the Commercial Paper Rate to be the Money Market Yield of the average of the offered rates of three leading dealers of commercial paper in the City of New York as of 11:00 A.M., New York City time, on that Interest Determination Date for commercial paper having the Index Maturity specified in the pricing supplement placed for a nonfinancial issuer whose bond rating is "Aa," or the equivalent, from a nationally recognized statistical rating organization. The calculation agent will select the three dealers referred to above.

     - If fewer than three dealers selected by the calculation agent are quoting as mentioned above, the Commercial Paper Rate will be the Commercial Paper Rate in effect on that Interest Determination Date.

     The "Calculation Date," where applicable, pertaining to a Reset Period will be the earlier of (i) the tenth calendar day after the Interest Determination Date pertaining to the Reset Period or, if the day is not a Market Day the next succeeding Market Day or (ii) the Market Day preceding the applicable Interest Payment Date or Maturity Date, as the case may be.

     "H.15(519)" means the publication entitled "Statistical Release H.15(519), Selected Interest Rates," or any successor publication, published by the Board of Governors of the Federal Reserve System.

     "H.15 Daily Update" means the daily update of H.15(519), available through the website of the Board of Governors of the Federal Reserve System at http://www.bog.frb.fed.us/ releases/h15/update, or any successor site or publication.

     "Money Market Yield" will be a yield, expressed as a percentage, rounded to the nearest one hundred-thousandth of a percentage point, as described above under "-- General," calculated in accordance with the following formula:

                      D X 360
Money Market Yield =  --------------- X 100
                      360 - (D X M)

where "D" refers to the per annum rate for commercial paper, quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the interest period for which interest is being calculated.

Federal Funds Effective Rate Notes

     Each Federal Funds Effective Rate Note will bear interest at the interest rate specified in the Federal Funds Effective Rate Note and in the applicable pricing supplement. The interest rate will be calculated with reference to the Federal Funds Rate and the spread and/or spread multiplier, if any. Unless otherwise specified in the applicable pricing supplement, the "Federal Funds Rate" for any Interest Determination Date is the rate on that date for Federal Funds, as published in H.15(519) under the heading "Federal funds (effective)," as that rate is displayed on Telerate Page 120 prior to 3:00 P.M., New York City time, on the Calculation Date pertaining to that Interest Determination Date.

     The calculation agent will follow the procedures below if the Federal Funds Rate cannot be determined as described above:

     - If the above rate does not appear on Telerate Page 120 by 3:00 P.M., New York City time, on the Calculation Date, the Federal Funds Rate will be the rate on that Interest Determination Date, as published in H.15(519) (or if not published in H.15(519), in H.15 Daily Update) under the heading "Federal funds (effective)" or in another recognized electronic source used for the purpose of displaying that rate.

     - If that rate does not appear on Telerate Page 120 or is not published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on the Calculation Date, then the calculation agent will determine the Federal Funds Rate to be the average of the rates for the last transaction in overnight Federal funds arranged by three leading brokers of Federal funds transactions in the City of New York as of 9:00 A.M., New York City time, on that Interest Determination Date. The calculation agent will select the three brokers referred to above.

     - If fewer than three brokers selected by the calculation agent are quoting as mentioned above, the Federal Funds Rate will be the Federal Funds Rate in effect on that Interest Determination Date.

     "Telerate Page 120" means the display on Bridge Telerate, Inc. (or any successor service) on page 120 (or any other page that replaces that page on that service for the purpose of displaying the Federal funds (effective) rate as reported in H.15(519).

CD Rate Notes

     Each CD Rate Note will bear interest at the interest rate specified in the CD Rate Note and in the applicable pricing supplement. The interest rate will be calculated with reference to the CD Rate and the spread and/or spread multiplier, if any.

     Unless otherwise specified in the applicable pricing supplement, the "CD Rate" for any Interest Determination Date is the rate on that date for negotiable U.S. dollar certificates of deposit having the Index Maturity specified in the pricing supplement, as published in H.15(519) prior to 3:00 P.M., New York City time, on the Calculation Date pertaining to that Interest Determination Date under the heading "CDs (secondary market)."

     The calculation agent will follow the procedures below if the CD Rate cannot be determined as described above:

     - If the above rate is not published in H.15(519) by 3:00 P.M., New York City time, on the Calculation Date, the CD Rate will be the rate on that Interest Determination Date for negotiable U.S. dollar certificates of deposit of the Index Maturity designated in the pricing supplement, as published in H.15 Daily Update, under the heading "CDs (secondary market)" or in another recognized electronic source used for the purpose of displaying that rate.

     - If that rate is not published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on the Calculation Date, then the calculation agent will determine the CD Rate to be average of the secondary market offered rates as of 10:00 A.M., New York City time, on that Interest Determination Date, quoted by three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in the City of New York for negotiable U.S. dollar certificates of deposit in a denomination of $5,000,000 of major United States money-center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index

       Maturity designated in the pricing supplement. The calculation agent will select the three dealers referred to above.

     - If fewer than three dealers selected by the calculation agent are quoting as mentioned above, the CD Rate will be the CD Rate in effect on that Interest Determination Date.

LIBOR Notes

     Each LIBOR Note will bear interest at the interest rate specified in the LIBOR Note and in the applicable pricing supplement. The interest rate will be calculated with reference to LIBOR and the spread and/or spread multiplier, if any.

     Unless otherwise specified in the applicable pricing supplement, the calculation agent will determine LIBOR as follows:

     On each Interest Determination Date:

     - If "LIBOR Telerate" is specified in the applicable pricing supplement, "LIBOR" will be the rate for deposits in the Index Currency having the Index Maturity specified in the pricing supplement beginning on the second London Market Day immediately following the applicable Interest Determination Date, as that rate appears on the Designated LIBOR Page as of 11:00 A.M., London time, on that Interest Determination Date.

     - If "LIBOR Reuters" is specified in the applicable pricing supplement, "LIBOR" will be the average of the offered rates for deposits in the Index Currency having the Index Maturity specified in the pricing supplement beginning on the second London Market Day immediately following the applicable Interest Determination Date, as those rates appear on the Designated LIBOR Page as of 11:00 A.M., London time, on that Interest Determination Date, if at least two offered rates appear on the Designated LIBOR Page. If the Designated LIBOR Page by its terms provides only for a single rate, the calculation agent will use that single rate regardless of the foregoing provisions requiring more than one rate.

     On any Interest Determination Date on which fewer than the required number of applicable rates appear or no rate appears on the Designated LIBOR Page, the calculation agent will determine LIBOR as follows:

     - LIBOR will be determined on the basis of the offered rates at which deposits in the Index Currency having the Index Maturity designated in the pricing supplement beginning on the second London Market Day immediately following the Interest Determination Date and in a principal amount that is representative of a single transaction in the Index Currency in that market at that time are offered by four major banks in the London interbank market at approximately 11:00 A.M., London time, on the Interest Determination Date to prime banks in the London interbank market. The calculation agent will select the four banks and request the principal London office of each of those banks to provide a quotation of its rate. If at least two quotations are provided, LIBOR for that Interest Determination Date will be the average of those quotations.

     - If fewer than two quotations are provided as mentioned above, LIBOR will be the average of the rates quoted by three major banks in the City of New York at approximately 11:00 A.M., New York City time, on the Interest Determination Date for loans to leading European banks in the Index Currency having the Index Maturity designated in the pricing supplement beginning on the second London Market Day immediately following the Interest Determination Date and in a principal amount that is representative for a single transaction in the Index Currency in that market at that time. The calculation agent will select the three banks referred to above.

     - If fewer than three banks selected by the calculation agent are quoting as mentioned above, LIBOR will be LIBOR in effect on the Interest Determination Date.

     "Designated LIBOR Page" means:

          - if LIBOR Telerate is designated in the pricing supplement, the display on Bridge Telerate, Inc. for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency; or

          - if LIBOR Reuters is designated in the pricing supplement, the display on the Reuters Monitor Money Rates Service for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency.

     If neither LIBOR Telerate nor LIBOR Reuters is specified, LIBOR or the applicable Index Currency will be determined as if LIBOR Telerate (and, if the U.S. dollar is the Index Currency, page 3750) had been specified.

Prime Rate Notes

     Each Prime Rate Note will bear interest at the interest rate specified in the Prime Rate Note and in the applicable pricing supplement. The interest rate will be calculated with reference to the Prime Rate and the spread and/or spread multiplier, if any.

     Unless otherwise specified in the Note and the applicable pricing supplement, the "Prime Rate" for any Interest Determination Date is the prime rate or base lending rate on the date, as published in H.15(519) by 3:00 P.M., New York City time, on the Calculation Date pertaining to the Interest Determination Date under the heading "Bank prime loan."

     The calculation agent will follow the procedures below if the Prime Rate cannot be determined as described above:

     - If the above rate is not published in H.15(519), by 3:00 P.M., New York City time, on the Calculation Date, the Prime Rate will be the rate as published in H.15 Daily Update under the heading "Bank prime loan" or another recognized electronic source used for the purpose of displaying that rate.

     - If that rate is not published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on the Calculation Date, then the calculation agent will determine the Prime Rate to be the average of the rates of interest publicly announced by each bank that appears on the Reuters Screen US Prime 1 as that bank's prime rate or base lending rate as in effect for that Interest Determination Date.

     - If fewer than four rates appear on the Reuters Screen US Prime 1 on the Interest Determination Date, then the Prime Rate will be the average of the prime rates or base lending rates (quoted on the basis of the actual number of days in the year divided by a 360-day year) as of the close of business on the Interest Determination Date by three major banks in the City of New York selected by the calculation agent.

     - If fewer than three banks selected by the calculation agent are quoting as mentioned above, the Prime Rate will be the Prime Rate in effect on the Interest Determination Date.

     "Reuters Screen US Prime 1" means the display on the Reuters Monitor Money Rates Service on the page designated as "US Prime 1" (or any other page that replaces that page on that service for the purpose of displaying prime rates or base lending rates of major United States banks).

Treasury Rate Notes

     Each Treasury Rate Note will bear interest at the interest rate specified in the Treasury Rate Note and in the applicable pricing supplement. The interest rate will be calculated with reference to the Treasury Rate and the spread and/or spread multiplier, if any.

     Unless otherwise specified in the applicable pricing supplement, the "Treasury Rate" for any Interest Determination Date is the rate set at the most recent auction of direct obligations of the United States ("Treasury bills") having the Index Maturity designated in the pricing supplement, as it appears on Telerate Page 56 or 57 by 3:00 P.M., New York City time, on the Calculation Date pertaining to that Interest De-termination Date under the heading "INVESTMENT RATE."

     The calculation agent will follow the procedures below if the Treasury Rate cannot be determined as described above:

     - If the above rate does not appear on Telerate Page 56 or 57 by 3:00 P.M., New York City time, on the Calculation Date, the Treasury Rate will be the rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of those Treasury bills having the Index Maturity specified in the pricing supplement, as published in H.15(519) (or if not published in H.15(519), in H.15 Daily Update) under the heading "U.S. Government Securities/Treasury bills/ Auction high" or in another recognized electronic source used for the purpose of displaying that rate.

     - If the above rate is not published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on the Calculation Date, the Treasury Rate will be the auction rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of Treasury.

     - If the results of the most recent auction of Treasury bills having the Index Maturity designated in the pricing supplement are not published or announced as described above by 3:00 P.M., New York City time, on the Calculation Date, or if no auction is held in a particular week, the Treasury Rate will be the rate (expressed as a bond equivalent on the basis of a year or 365 or 366 days, as applicable and applied on a daily basis) of those Treasury bills having the Index Maturity specified in the pricing supplement as published in H.15(519) (or if not published in H.15(519), in H.15 Daily Update) under the heading "U.S. Government Securities/Treasury bills/ Secondary market" or in another recognized electronic source used for the purpose of displaying that rate.

     - If the above rate is not published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time on the Calculation Date, then the calculation agent will determine the Treasury Rate to be a yield to maturity (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the average of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on the Interest Determination Date of three leading primary United States government securities dealers selected by the calculation agent for the issue of Treasury bills with a remaining maturity closest to the Index Maturity specified in the pricing supplement.

     - If fewer than three dealers selected by the calculation agent are quoting as mentioned above, the Treasury Rate will be the Treasury Rate in effect on that Interest Determination Date.

     "Telerate Page 56 or 57" means the display on Bridge Telerate, Inc. (or any successor service) on page 56 or 57 (or any other page that replaces the applicable page on that service for the purpose of displaying the rate for the most recent auction of Treasury bills).

INDEXED NOTES

     We may issue Indexed Notes with the principal amount payable at maturity and/or the interest determined with reference to the exchange rate of a specified currency relative to an index, each as described in an applicable pricing supplement, the "Currency Indexed Notes."

     If you own Currency Indexed Notes, you may receive a principal amount at maturity that is greater than or less than the face amount of the Indexed Notes depending upon the relative value at maturity of the specified currency compared to the currency index. Information as to the method for determining the principal amount payable at maturity, upon redemption or repayment, the relative value of the specified currency compared to the applicable currency index and certain additional risks and tax considerations associated with an investment in Indexed Notes will be described in the applicable pricing supplement. See "Foreign Currency Risks" in this prospectus supplement.

     We may also issue the Notes as Indexed Notes, other than Currency Indexed Notes, that have the principal amount payable at maturity and/or the interest determined by reference to:

     - one or more equity or other indices and/or

     - formulae or the price of one or more specified commodities or by other methods or formulae as may be specified in the applicable pricing supplement.

     The pricing supplement relating to an indexed Note will describe:

     - the method by which the amount of interest and principal payable will be determined,

     - certain special tax consequences to holders of the Note,

     - certain risks associated with an investment in the Note, and

     - other information relating to the Note.

     AN INVESTMENT IN NOTES INDEXED, AS TO PRINCIPAL OR INTEREST OR BOTH, TO ONE OR MORE VALUES OF CURRENCIES (INCLUDING EXCHANGE RATES BETWEEN CURRENCIES), COMMODITIES OR INTEREST RATE INDICES ENTAILS SIGNIFICANT RISKS THAT ARE NOT ASSOCIATED WITH SIMILAR INVESTMENTS IN A CONVENTIONAL FIXED-RATE DEBT SECURITY. IF THE INTEREST RATE OF A NOTE IS SO INDEXED, IT MAY RESULT IN AN INTEREST RATE THAT IS LESS THAN THAT PAYABLE ON A CONVENTIONAL FIXED-RATE DEBT SECURITY ISSUED AT THE SAME TIME, INCLUDING THE POSSIBILITY THAT NO INTEREST WILL BE PAID, AND, IF THE PRINCIPAL AMOUNT OF A NOTE IS SO INDEXED, THE PRINCIPAL AMOUNT PAYABLE AT STATED MATURITY MAY BE LESS THAN THE ORIGINAL PURCHASE PRICE OF THE NOTE IF ALLOWED PURSUANT TO THE TERMS OF THE NOTE, INCLUDING THE POSSIBILITY THAT NO PRINCIPAL WILL BE PAID. THE SECONDARY MARKET FOR THE NOTES WILL BE AFFECTED BY A NUMBER OF FACTORS, INDEPENDENT OF THE CREDITWORTHINESS OF THE UNITED STATES AND THE VALUE OF THE APPLICABLE CURRENCY, INCLUDING THE VOLATILITY OF THE APPLICABLE CURRENCY, COMMODITY OR INTEREST RATE INDEX, THE TIME REMAINING TO THE STATED MATURITY OF THE NOTES, THE AMOUNT OUTSTANDING OF THE NOTES AND MARKET INTEREST RATES. THE VALUE OF THE APPLICABLE CURRENCY, COMMODITY OR INTEREST RATE INDEX DEPENDS ON A NUMBER OF INTERRELATED FACTORS, INCLUDING ECONOMIC, FINANCIAL AND POLITICAL EVENTS, OVER WHICH WE HAVE NO CONTROL. ADDITIONALLY, IF THE FORMULA USED TO DETERMINE THE PRINCIPAL AMOUNT OR INTEREST PAYABLE WITH RESPECT TO THE NOTES CONTAINS A MULTIPLE OR LEVERAGE FACTOR, THE EFFECT OF ANY CHANGE IN THE APPLICABLE CURRENCY, COMMODITY OR INTEREST RATE INDEX MAY BE INCREASED. THE HISTORICAL EXPERIENCE OF THE RELEVANT CURRENCIES, COMMODITIES OR INTEREST RATE INDICES SHOULD NOT BE TAKEN AS AN INDICATION OF FUTURE PERFORMANCE OF THE CURRENCIES, COMMODITIES OR INTEREST RATE INDICES DURING THE TERM OF ANY NOTE. THE CREDIT RATINGS ASSIGNED TO OUR MEDIUM-TERM NOTE PROGRAM ARE A REFLECTION OF OUR CREDIT STATUS AND IN NO WAY ARE A REFLECTION OF THE POTENTIAL IMPACT OF THE FACTORS DISCUSSED ABOVE, OR ANY OTHER FACTORS, ON THE MARKET VALUE OF THE NOTES. ACCORDINGLY, PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS ENTAILED BY AN INVESTMENT IN THE NOTES AND THE SUITABILITY OF THE NOTES IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.

AMORTIZING NOTES

     We may from time to time offer amortizing Notes.

     Unless otherwise specified in the applicable pricing supplement, interest on each amortizing Note will be computed on the basis of a 360-day year of twelve 30-day months. Payments of principal and interest on amortizing Notes, which are securities for which payments of principal and interest are made in equal installments over the life of the security, will be made either quarterly on each February 15, May 15, August 15 and November 15, or semiannually on each February 15 and August 15, and on the Maturity Date.

     Payments with respect to amortizing Notes will be applied first to interest due and payable thereon and then to the reduction of the unpaid principal amount thereof. Further information concerning additional terms and conditions of any issue of amortizing Notes will be provided in the applicable pricing supplement. A table setting forth repayment information for each amor-tizing Note will be included in the applicable pricing supplement and indicated in the Notes.

ORIGINAL ISSUE DISCOUNT NOTES

     We may from time to time offer Original Issue Discount Notes. In this case, the applicable pricing supplement will provide that holders of the Notes will not receive periodic payments of interest.

     Notwithstanding anything in this prospectus supplement to the contrary, unless otherwise specified in the applicable pricing supplement, if a Note is an Original Issue Discount Note, the amount payable on the Note on a Maturity Date prior to its stated maturity will be the Amortized Face Amount of the Note as of the Maturity Date.

INTEREST RATE RESET

     If we have the option with respect to any Note to reset the interest rate, in the case of a fixed rate Note, or to reset the spread and/or spread multiplier, in the case of a floating rate Note then, the pricing supplement will indicate the option. The pricing supplement will also state the date or dates on which the interest rate or the spread and/or spread multiplier may be reset, each, an "optional reset date," and the basis or formula for the resetting.

     We may exercise this option with respect to a Note by notifying the appropriate Trustee of the exercise at least 45 but not more than 60 calendar days prior to an optional reset date. At least 40 calendar days prior to the optional reset date, the appropriate Trustee will mail to you a reset notice, first class, postage prepaid, setting forth:

     - our election to reset the interest rate, in the case of a fixed rate Note, and/or the spread or spread multiplier, in the case of a floating rate Note,

     - the new interest rate or the new spread and/or spread multiplier, and

     - the provisions, if any, for redemption.

     Notwithstanding the foregoing, at least 20 calendar days prior to an optional reset date for a Note, we may, at our option, revoke the interest rate, in the case of a fixed rate Note, or the spread and/or spread multiplier, in the case of a floating rate Note provided for in the reset notice. We may then establish a higher interest rate, in the case of a fixed rate Note, or a higher spread and/or spread multiplier, in the case of a floating rate Note, by mailing or causing the appropriate Trustee to mail notice of the higher interest rate or higher spread and/or spread multiplier, as the case may be, first class, postage prepaid, to you. This notice is irrevocable. All Notes with respect to which the interest rate or spread and/or spread multiplier is reset on an optional reset date will bear the higher interest rate, in the case of a fixed rate Note, or higher spread and/or spread multiplier, in the case of a floating rate Note.

     If we elect to reset the interest rate or the spread and/or spread multiplier of a Note, you will have the option to elect repayment of the Note on any optional reset date at a price equal to the principal amount of the Note plus any accrued interest to the optional reset date. If you so elect, you must follow the procedures set forth below under "-- Redemption and Repayment" for optional repayment, except as follows:

     - the period for delivery of the Note or notification to the appropriate Trustee will be at least 25 but not more than 35 calendar days prior to the optional reset date, and

     - you may, by written notice to the appropriate Trustee, revoke the tender of a Note for repayment until the close of business on the tenth calendar day prior to the optional reset date.

EXTENSION OF MATURITY

     If we have the option to extend the stated maturity of any Note for one or more whole year periods, the pricing supplement will indicate the option and the basis or formula, if any, for setting the interest rate or the spread and/or spread multiplier, as the case may be, applicable to the extended period.

     We may exercise the option with respect to a Note that is extendible by notifying the appropriate Trustee of the exercise at least 30 but not more than 60 calendar days prior to the original stated maturity of the Note. At least 20 calendar days prior to the original stated maturity, the appropriate Trustee will mail to you first class, postage prepaid an extension notice. The notice will state:

     - our election to extend the stated maturity,

     - the new stated maturity,

     - in the case of a fixed rate Note, the interest rate applicable to the extended period or, in the case of a floating rate Note, the spread and/or spread multiplier applicable to the extended period, and

     - the provisions, if any, for redemption during the extended period.

Upon the mailing by the appropriate Trustee of an extension notice, the stated maturity of the Note will be extended automatically as described in the extension notice. The Note will have the same terms as prior to the mailing of the extension notice except as modified by the extension notice and as described in the next paragraph.

     Notwithstanding the foregoing, at least 20 calendar days prior to the original stated maturity for a Note that may be extended, we may, at our option, revoke the interest rate, in the case of a fixed rate Note, or the spread and/or spread multiplier, in the case of a floating rate Note provided for in an extension notice. We will then establish a higher interest rate, in the case of a fixed rate Note, or a higher spread and/or spread multiplier, in the case of a floating rate Note, for the extended period by mailing or causing the appropriate Trustee to mail first class, postage prepaid, notice stating these things to you. This notice is irrevocable.

     If we elect to extend the stated maturity of a Note, you will have the option to elect repayment at the original stated maturity. The repayment price would be equal to the principal amount of the Note plus any accrued interest to that date. In order for an extendible Note to be so repaid on the original stated maturity, you must follow the procedures set forth below under "-- Redemption and Repayment" for optional repayment, except as follows:

     - the period for delivery of the Note or notification to the appropriate Trustee will be at least 25 but not more than 35 calendar days prior to the original stated maturity, and

     - you may, by written notice to the appropriate Trustee, revoke any tender of a Note that is extendible for repayment until the close of business on the tenth calendar day prior to the original stated maturity.

RENEWABLE NOTES

     We may from time to time offer Notes which will mature on an Interest Payment Date specified in the pricing supplement applicable to the Notes occurring in or prior to the twelfth month following the original issue date of the Notes, unless the maturity of all or any portion of any Note is extended in accordance with the procedures described below.

     If a holder of a Note that is renewable elects, on the Interest Payment Date occurring:

     - in the sixth month, unless a different interval, a "Special Election Interval," is specified in the applicable pricing supplement, prior to the initial date of maturity of a renewable Note, the "Initial Maturity Extension Date," or

     - occurring in each sixth month, or the last month of each Special Election Interval, after the Initial Maturity Extension Date, each, together with the Initial Maturity Extension Date, a "Maturity Extension Date,"

the maturity of the Note or a portion of the Note may be extended. If so elected, the maturity will be extended to the Interest Payment Date occurring in the twelfth month, or, if a Special Election Interval is specified in the applicable pricing supplement, the last month in a period equal to twice the Special Election Interval, after the Maturity Extension Date.

     If you do not elect to extend the maturity of any portion of the principal amount of a Note that is renewable during the specified period, that portion will become due and payable on the Interest Payment Date occurring in the sixth month, or the last month in the Special Election Interval, after the Maturity Extension Date, the "Extended Maturity Date."

     You may elect to extend the maturity of a renewable Note by delivering a notice to the appropriate Trustee at its corporate trust office not less than 15 nor more than 30 calendar days prior to the Maturity Extension Date, unless another period is specified in the applicable pricing supplement. The election is irrevocable and will be binding upon each subsequent holder of the Note.

     An election to extend the maturity of a renewable Note may be exercised with respect to less than the entire principal amount of the Note if so stated in the applicable pricing supplement. Notwithstanding the foregoing, the maturity of the renewable Notes may not be extended beyond the stated maturity specified for renewable Notes in the applicable pricing supplement.

     If you elect not to extend the maturity of a renewable Note, the Note must be presented to the appropriate Trustee simultaneously with notice of the election. However, in the event notice of the election, together with a guarantee of delivery within five Business Days, is transmitted on your behalf from a member of a national securities exchange, the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States, the Note must be presented within five Business Days following the date of the notice.

     With respect to a renewable Note that is certificated, as soon as practicable following receipt of the Note, the appropriate Trustee will issue in exchange for the Note in the name of the holder:

     - a Note, in a principal amount equal to the principal amount of the exchanged renewable Note for which the election to terminate the automatic extension of maturity was exercised, with terms identical to those specified in the Note, except that the Note will have a fixed, non-extendible stated maturity, and

     - if the election is made with respect to less than the full principal amount of the holder's renewable Note, a Note, in a principal amount equal to the principal amount of the exchanged Note with respect to which the election was made, with terms identical to those specified in the exchanged Note, except that the Note will have a fixed, non-extendible stated maturity, and a replacement renewable Note, in a principal amount equal to the principal amount of the exchanged renewable Note with respect to which the election was not made, with terms identical to those specified in the exchanged renewable Note.

REDEMPTION AND REPAYMENT

     We may not redeem the Notes prior to their stated maturity unless, in the applicable pricing supplement it:

     - identifies a date or dates for redemption,

     - identifies a price or prices for redemption, and

     - identifies a period or periods, during which the redemption prices will apply.

     Unless otherwise specified in the applicable pricing supplement, any Note will be redeemable at our option at the specified redemption price, together with interest accrued to the redemption date. Unless otherwise specified in the applicable pricing supplement, the Notes will not be subject to any sinking fund. We may redeem any of the Notes that are redeemable and remain outstanding, either in whole or from time to time in part, upon not less than 30 nor more than 60 calendar days' notice. The procedures for redemption will be described in the applicable pricing supplement.

     If a Note may be repaid prior to its stated maturity, the pricing supplement relating to that Note will indicate that the Note will be repayable at your option on a date or dates specified prior to its stated maturity at a price or prices indicated in the applicable pricing supplement, together with accrued interest to the date of repayment.

     You may exercise the repayment option for less than the entire principal amount of the Note. However, the principal amount of the Note remaining outstanding after repayment must be an authorized denomination. No transfer or exchange of any Note or, in the event that any Note is to be repaid in part, the portion of the Note to be repaid, will be permitted after exercise of a repayment option. All questions as to the validity, eligibility, including time of receipt, and acceptance of any Note for repayment will be determined by us. Our determination will be final, binding and non-appealable.

     If a Note is evidenced by a global Note, DTC or its nominee will be the holder of the Note. DTC or its nominee therefore will be the only entity that can exercise a right to repayment. In order to ensure that DTC or its nominee will timely exercise a right to repayment with respect to a particular Note, the beneficial owner of the Note must instruct the broker or other direct or indirect participant through which it holds an interest in the Note to notify DTC of its desire to exercise a right to repayment. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a Note in order to ascertain the cut-off time by which an instruction must be given in order for timely notice to be delivered to DTC. See "-- Book-Entry Notes" in this prospectus supplement.

COMBINATIONS OF PROVISIONS

     If so specified in the applicable pricing supplement, any Note may be subject to all of the provisions, or any combination of the provisions, described above under "Interest Rate Reset," "Extension of Maturity," "Renewable Notes" and "Redemption and Repayment."

REPURCHASE

     We may at any time purchase Notes at any price or prices in the open market or otherwise. Notes so purchased by us may be held or resold or, at our discretion, may be surrendered to the appropriate Trustee for cancellation.

OTHER PROVISIONS

     Any provisions with respect to the determination of an interest rate basis, the specification of an interest rate basis, calculation of the interest rate applicable to, or the principal payable at maturity on, any Note, its interest payment dates or any other matter relating thereto may be modified as specified under "Other Provisions" on the face of the Note, or in an addendum relating thereto if so specified on the face thereof, and in the applicable pricing supplement.

BOOK-ENTRY NOTES

     If indicated in the applicable pricing supplement, the Notes may be issued in whole or in part as book-entry Notes in the form of a global note, that will be registered in the name of a nominee of DTC. A global note will be held by the appropriate Trustee, as custodian for DTC and, except as set forth below, a global note may be transferred, in whole and not in part, only to DTC, another nominee of DTC or a successor of DTC or its nominee.

     The provisions set forth under "Description of Debt Securities -- Global Debt Securities" in the accompanying prospectus will be applicable to the Notes. Accordingly, ownership of beneficial interests in the Global Note will be limited to institutions that have accounts with DTC or its nominee, "participants," or persons that may hold interests through participants.

     Beneficial interests in book-entry Notes will be shown on, and transfers of these notes will be made only through, records maintained by DTC and its participants. Accordingly, each person owning a beneficial interest in the global Note must rely on the procedures of DTC and, if the person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the appropriate Indenture.

     We understand that, under existing industry practices, in the event that we request any action of holders, or an owner of a beneficial interest in the global Note desires to give or take any action that a holder is entitled to give or take under the appropriate Indenture, DTC would authorize the participants holding the relevant beneficial interests to give or take action. The participants would then authorize beneficial owners owning through the participants to give or take action or would otherwise act upon the instructions of beneficial owners owning through them.

     Notes represented by a global Note will be exchangeable for certificate notes with the same terms in authorized denomination only if:

     - DTC notifies us that it is unwilling or unable to act as a depositary or if DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934,

     - we notify the appropriate Trustee to cause the issuance of certificated Notes, or

     - an event of default will have occurred and be continuing or any event will have happened and be continuing which, after notice or lapse of time, or both, would constitute an event of default with respect to the Notes.

In these circumstances, upon surrender by DTC or a successor depositary of the global Note, certificated Notes will be issued to each person that DTC or a successor depositary identifies as the beneficial owner of the related Notes. Upon this issuance, the appropriate Trustee will register the certificated Notes in the name of, and cause the same to be delivered to, the person or persons (or the nominee thereof). The certificated Notes will be issued in fully registered form without coupons, in denominations of $100,000 and integral multiples of $1,000 thereof. The certificated Notes will be registered in the name or names of the person or persons as DTC will instruct the appropriate Trustee. It is expected that the instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the global Note.

     The laws of some jurisdictions require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may impair the ability to transfer beneficial interests in the global Note.

     We have been advised by DTC that, upon the issuance of the global Note and its deposit with DTC, DTC will credit, on its book-entry registration and transfer system, the respective principal amounts represented by the global Note to the accounts of participants.

     DTC has provided us with the following information:

     - DTC is a limited purpose trust company organized under the laws of the State of New York.

     - DTC is a member of the Federal Reserve System.

     - DTC is a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under the Exchange Act.

     - DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in the securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates.

     - DTC's participants include securities brokers and dealers (including the agents), banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC.

     - Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant. DTC agrees with and represents to its participants that it will administer its book-entry system in accordance with its rules and by-laws and requirements of law.

     We will make principal and interest payments to DTC's nominee or the registered owner of the global Note. We and each Trustee will treat the person in whose name the Notes are registered as the owners of the Notes for all purposes. Accordingly, we, the Trustee and any paying agent will have no direct responsibility or liability to pay amounts due on the global Notes to owners of beneficial interests in the global Notes or for maintaining, supervising or reviewing any of DTC's records or any participant's records relating to these beneficial interests.

     We have been advised by DTC, that its current practice, upon receipt of any payment of principal or interest, to credit participants' accounts on the payment date according to their respective holdings of beneficial interests in the global Notes as shown on DTC's records unless DTC has reason to believe it will not receive payment on that date. Payments by participants to owners of beneficial interests in the global Notes, and voting by participants, will be governed by the customary practices between the participants and owners of beneficial interests, as is the case with notes held for the account of customers registered in "street name." However, payments will be the responsibility of the participants and not of DTC, the Trustee or us.

             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     The following summarizes certain United States federal income tax consequences of the ownership of Notes as of the date of this prospectus supplement. Except where noted, this summary deals only with Notes held as capital assets and does not deal with special situations. For example, this summary does not address:

     - tax consequences to holders who may be subject to special tax treatment, such as dealers in securities or currencies, financial institutions, tax-exempt entities or life insurance companies;

     - tax consequences to persons holding Notes as part of a hedging, integrated, constructive sale or conversion transaction or a straddle;

     - tax consequences to holders of Notes whose "functional currency" is not the U.S. dollar;

     - alternative minimum tax consequences, if any; or

     - any state, local or foreign tax consequences.

     The discussion below is based upon the provisions of the Internal Revenue Code, the "Code," and regulations, rulings and judicial decisions as of the date of this prospectus supplement. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those discussed below. We will summarize any special United States federal tax considerations relevant to a particular issue of the Notes in the applicable pricing supplement.

     If you are considering the purchase of Notes, you should consult your own tax advisors concerning the tax consequences to you in light of your particular situation.

CONSEQUENCES TO UNITED STATES HOLDERS

     The following is a summary of certain United States federal tax consequences that will apply to you if you are a United States Holder of Notes.

     Certain consequences to holders of Notes that are not United States Holders, "Non-United States Holders," are described under "-- Non-United States Holder" below.

     "United States Holder" means a beneficial owner of a Note that is:

     - a citizen or resident of the United States;

     - a corporation or partnership created or organized in or under the laws of the United States or any political subdivision of the United States;

     - an estate the income of which is subject to United States federal income taxation regardless of its source; or

     - a trust that is (a) subject to the supervision of a court within the United States and the control of one or more United States persons or (b) that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

PAYMENTS OF INTEREST

     Except as set forth below, interest on a Note will generally be taxable to you as ordinary income from domestic sources at the time it is paid or accrued in accordance with your method of accounting for tax purposes.

ORIGINAL ISSUE DISCOUNT

     If you own Notes issued with original issue discount, "OID," you will be subject to special tax accounting rules, as described in greater detail below. In that case, you should be aware that you generally must include OID in gross income in advance of the receipt of cash attributable to that income. However, you generally will not be required to include separately in income cash payments received on the Notes, even if denominated as interest, to the extent those payments do not constitute qualified stated interest (as defined below). Notes issued with OID will be referred to as "Original Issue Discount Notes." Notice will be given in the applicable pricing supplement when we determine that a particular Note will be an Original Issue Discount Note.

     A Note with an issue price that is less than its "stated redemption price at maturity" gener-ally will be issued with OID if that difference is at least 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity or, in the case of an amortizing Note, the weighted average maturity. The term "stated redemption price at maturity" of a Note means the sum of all payments to be made on the Note other than "qualified stated interest." The "issue price" of each Note in a particular offering will be the first price at which a substantial amount of that particular offering is sold to the public. The term "qualified stated interest" means stated interest that is unconditionally payable in cash or in property, other than debt instruments of the issuer, and the interest to be paid meets all of the following conditions:

     - it is payable at least once per year;

     - it is payable over the entire term of the Note; and

     - it is payable at a single fixed rate or, subject to certain conditions, based on one or more interest indices.

We will give you notice in the applicable pricing supplement when we determine that a particular Note will bear interest that is not qualified stated interest.

     If you own a Note issued with "de minimis OID," you generally must include the de minimis OID in income at the time payments (other than qualified stated interest) on the Notes are made in proportion to the amount paid. "De minimis OID" means discount that is not OID because it is less than 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity. Any amount of de minimis OID that you have included in income will be treated as capital gain.

     Certain of the Notes may contain provisions permitting them to be redeemed prior to their stated maturity at our option and/or at the option of the holder. Original Issue Discount Notes containing those features may be subject to rules that differ from the general rules discussed in this prospectus supplement. If you are considering the purchase of Original Issue Discount Notes with those features, you should carefully examine the applicable pricing supplement and should consult your own tax advisors with respect to those features since the tax consequences to you with respect to OID will depend, in part, on the particular terms and features of the Notes.

     If you own Original Issue Discount Notes with a maturity upon issuance of more than one year you generally must include OID in income in advance of the receipt of some or all of the related cash payments using the "constant yield method" described in the following paragraph. This method takes into account the compounding of interest. The accruals of OID on an Original Issue Discount Note will generally be less in the early years and more in the later years.

     The amount of OID that you must include in income if you are the initial United States Holder of an Original Issue Discount Note is the sum of the "daily portions" of OID with respect to the Note for each day during the taxable year or portion of the taxable year in which you held that Note, "accrued OID." The daily portion is determined by allocating to each day in any "accrual period" a pro rata portion of the OID allocable to that accrual period. The "accrual period" for an Original Issue Discount Note may be of any length and may vary in length over the term of the Note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the first day or the final day of an accrual period. The amount of OID allocable to any accrual period is an amount equal to the excess, if any, of (a) the Note's adjusted issue price at the beginning of the accrual period times its yield to maturity, determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period, over (b) the aggregate of all qualified stated interest allocable to the accrual period. OID allocable to a final accrual period is the difference between the amount payable at maturity, other than a payment of qualified stated interest, and the adjusted issue price at the beginning of the final accrual period. The "adjusted issue price" of a Note at the beginning of any accrual period is equal to its issue price increased by the accrued OID for each prior accrual period (determined without regard to the amortization of any acquisition or bond premium, as described below) and reduced by any payments made on the Note (other than qualified stated interest) on or before the first day of the accrual period. Under these rules, you will have to include in income increasingly greater amounts of OID in successive accrual periods. We are required to provide information returns stating the amount of OID accrued on Notes held of record by persons other than corporations and other exempt holders.

     Floating rate Notes are subject to special OID rules. In the case of an Original Issue Discount Note that is a floating rate Note, both the "yield to maturity" and "qualified stated interest" will be determined solely for purposes of calculating the accrual of OID as though the Note will bear interest in all periods at a fixed rate generally equal to the rate that would be applicable to interest payments on the Note on its date of issue or, in the case of certain floating rate Notes, the rate that reflects the yield to maturity that is reasonably expected for the Note. Additional rules may apply if

     - the interest on a floating rate Note is based on more than one interest index; or

     - the principal amount of the Note is indexed in any manner.

     If you are considering the purchase of floating rate Original Issue Discount Notes, you should carefully examine the applicable pricing supplement and should consult your own tax advisors regarding the United States federal income tax consequences to you of holding and disposing of those Notes.

     You may elect to treat all interest on any Note as OID and calculate the amount includible in gross income under the constant yield method described above. For purposes of this election, interest includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. You must make this election for the taxable year in which you acquired the Note, and you may not revoke the election without the consent of the Internal Revenue Service. You should consult with your own tax advisors about this election.

SHORT-TERM NOTES

     In the case of Notes having a term of one year or less, "Short-Term Notes," all payments, including all stated interest, will be included in the stated redemption price at maturity and will not be qualified stated interest. As a result, you will generally be taxed on the discount in lieu of stated interest. The discount will be equal to the excess of the stated redemption price at maturity over the issue price of a Short-Term Note, unless you elect to compute this discount using tax basis instead of issue price. In general, individual and certain other cash method United States Holders of Short-Term Notes are not required to include accrued discount in their income currently unless they elect to do so. However, these holders may be required to include stated interest in income as the income is received. United States Holders that report income for United States federal income tax purposes on the accrual method and certain other United States Holders are required to accrue discount on Short-Term Notes as ordinary income on a straight-line basis, unless an election is made to accrue the discount according to a constant yield method based on daily compounding. If you are not required, and do not elect, to include discount in income currently, any gain you realize on the sale, exchange or retirement of a Short-Term Note will generally be ordinary income to you to the extent of the discount accrued by you through the date of sale, exchange or retirement. In addition, if you do not elect to currently include accrued discount in income you may be required to defer deductions for a portion of your interest expense with respect to any indebtedness attributable to the Short-Term Notes.

MARKET DISCOUNT

     If you purchase a Note, other than an Original Issue Discount Note, for an amount that is less than its stated redemption price at maturity, or, in the case of an Original Issue Discount Note, its adjusted issue price, the amount of the difference will be treated as "market discount" for United States federal income tax purposes, unless that difference is less than a specified de minimis amount. Under the market discount rules, you will be required to treat any payment, other than qualified stated interest, on, or any gain on the sale, exchange, retirement or other disposition of, a Note as ordinary income to the extent of the market discount that you have not previously included in income and are treated as having accrued on the Note at the time of its payment or disposition. In addition, you may be required to defer, until the maturity of the Note or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness attributable to the Note.

     Any market discount will be considered to accrue ratably during the period from the date of acquisition to the Maturity Date of the Note, unless you elect to accrue on a constant interest method. You may elect to include market discount in income currently as it accrues, on either a ratable or constant interest method, in which case the rule described above regarding deferral of interest deductions will not apply. Your election to include market discount in income currently, once made, applies to all market discount obligations acquired by you on or after the first taxable year to which your election applies and may not be revoked without the consent of the IRS.

ACQUISITION PREMIUM, AMORTIZABLE BOND PREMIUM

     If you purchase an Original Issue Discount Note for an amount that is greater than its adjusted issue price but equal to or less than the sum of all amounts payable on the Note after the purchase date other than payments of qualified stated interest, you will be considered to have purchased that Note at an "acquisition premium." Under the acquisition premium rules, the amount of OID that you must include in gross income with respect to the Note for any taxable year will be reduced by the portion of the acquisition premium properly allocable to that year.

     If you purchase a Note, including an Original Issue Discount Note, for an amount in excess of the sum of all amounts payable on the Note after the purchase date other than qualified stated interest, you will be considered to have purchased the Note at a "premium" and, if it is an Original Issue Discount Note, you will not be required to include any OID in income. You generally may elect to amortize the premium over the remaining term of the Note on a constant yield method as an offset to interest when includible in income under your regular accounting method. In the case of instruments that provide for alternative payment schedules, bond premium is calculated by assuming that (a) you will exercise or not exercise options in a manner that maximizes your yield, and (b) we will exercise or not exercise options in a manner that minimizes your yield, except that we will be assumed to exercise call options in a manner that maximizes your yield. If you do not elect to amortize bond premium, that premium will decrease the gain or increase the loss you would otherwise recognize on disposition of the Note. Your election to amortize premium on a constant yield method will also apply to all debt obligations held or subsequently acquired by you on or after the first day of the first taxable year to which the election applies. You may not revoke the election without the consent of the IRS.

SALE, EXCHANGE AND RETIREMENT OF NOTES

     Your tax basis in a Note will, in general, be your cost for that Note, increased by OID, market discount or any discount with respect to a Short-Term Note that you previously included in income, and reduced by any amortized premium and any cash payments on the Note other than qualified stated interest. Upon the sale, exchange, retirement or other disposition of a Note, you will recognize gain or loss equal to the difference between the amount you realize upon the sale, exchange, retirement or other disposition (less an amount equal to any accrued qualified stated interest that you did not previously include in income, which will be taxable as such) and the adjusted tax basis of the Note. Except as described above with respect to certain Short-Term Notes or with respect to gain or loss attributable to changes in exchange rates as described below with respect to certain Foreign Currency Notes (as defined below), with respect to market discount, that gain or loss will be capital gain or loss. Capital gains of individuals derived from capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

EXTENDIBLE NOTES, RESET NOTES AND
RENEWABLE NOTES

     If we specify in an applicable pricing supplement relating to a Note, we or you may have the option to extend the maturity of a Note. See "Description of Notes -- Renewable Notes" and "Description of Notes -- Extension of Maturity." In addition, we may have the option to reset the interest rate, the spread or the spread multiplier. See "Description of Notes -- Interest Rate Reset." If this option is exercised, your tax treatment may depend, in part, on the terms established for those Notes by us pursuant to the exercise of this option, the "Revised Terms." You may be treated for United States federal income tax purposes as having exchanged these Notes, the "Old Notes," for new Notes with the Revised Terms, the "New Notes." If the exercise of the option by us is not treated as an exchange of Old Notes for New Notes, you will not recognize gain or loss as a result of the exercise. If the exercise of the option is treated as a taxable exchange of Old Notes for New Notes, you would generally recognize gain or loss equal to the difference between the issue price of the New Notes and your tax basis in the Old Notes.

     The presence of these options may also affect the calculation of OID, among other things. Solely for purposes of the accrual of OID, if we have an option or combination of options to extend the term of the Notes, we will be presumed to exercise this option or options in the manner that minimizes the yield on the Notes. Conversely, if you have a put option, an option to extend the term of the Notes or a combination of these options, you will be presumed to exercise the option or options in a manner that maximizes the yield on the Notes. If the exercise of the option or options to extend the term of the Notes actually occurs or the option to put does not occur contrary to the presumption made under applicable Treasury regulations, a "change of circumstances," then, solely for purposes of the accrual of OID, the Notes will be treated as reissued on the date of the change in circumstances for an amount equal to their adjusted issue price on that date. You should carefully examine the applicable pricing supplement and should consult your own tax advisors regarding the United States federal income tax consequences of holding and disposing of Extendible Notes, Reset Notes and Renewable Notes.

FOREIGN CURRENCY NOTES

     The following is a summary of the principal United States federal income tax consequences to you if you own a Note denominated in a specified currency other than the U.S. dollar, a "Foreign Currency Note."

Interest Payments

     If you are a cash basis taxpayer, you are required to include in income the U.S. dollar value of interest payments you receive, based on the exchange rate in effect on the date of receipt, regardless of whether you convert the interest payments into U.S. dollars. You will not recognize exchange gain or loss upon the receipt of this payment.

     If you are an accrual basis taxpayer, you may determine the amount of income you recognize with respect to the interest payment in accordance with either of two methods. Under the first method, you will be required to include in income for each taxable year the U.S. dollar value of the interest that has accrued during the year, determined by translating the interest at the average rate of exchange for the period or periods during which the interest accrued. Under the second method, you may elect to translate interest income at the spot rate on the last day of the accrual period, or last day of the taxable year in the case of an accrual period that straddles your taxable year, or on the date you receive the interest payment if the date is within five days of the end of the accrual period. When you receive an interest payment on a Note, you will recognize ordinary income or loss in an amount equal to the difference between the U.S. dollar value of the payment, determined by translating any Foreign Currency received at the "spot rate" for the Foreign Currency on the date received, and the U.S. dollar value of the interest income that you have previously included in income with respect to the payment.

Foreign Currency Original Issue Discount Notes

     OID on a Note that is also a Foreign Currency Note will be determined for any accrual period in the applicable Foreign Currency and then translated into U.S. dollars in the same manner as interest income accrued by a holder on the accrual basis, as described above. Additionally, you will recognize exchange gain or loss when the OID is paid to the extent of the difference between the U.S. dollar value of the accrued OID, determined in the same manner as for accrued interest, and the U.S. dollar value of the payment, determined by translating any Foreign Currency received at the spot rate for the Foreign Currency on the date of payment.

Market Discount

     You will determine market discount on Foreign Currency Notes includible in income by translating the market discount determined in the Foreign Currency into U.S. dollars at the spot rate on the date the Foreign Currency Note is retired or you otherwise dispose of the Note. If you have elected to accrue market discount currently, then the amount you accrue is determined in the Foreign Currency and then translated into U.S. dollars on the basis of the average exchange rate in effect during the accrual period. You will recognize exchange gain or loss with respect to market discount you accrue currently using the approach applicable to the accrual of interest income as described above.

Amortizable Bond Premium

     You will compute bond premium on a Foreign Currency Note in the applicable Foreign Currency. If you elect to amortize the premium, the amortizable bond premium will reduce interest income in the applicable Foreign Currency. At the time bond premium is amortized, you will realize exchange gain or loss, which is generally ordinary income or loss, based on the difference between spot rates at this time and at the time of acquisition of the Foreign Currency Note. If you do not elect to amortize bond premium, you will translate the bond premium, computed in the applicable Foreign Currency, into U.S. dollars at the spot rate on the Maturity Date and the bond premium will constitute a capital loss which may be offset or eliminated by exchange gain.

Sale or Other Disposition of Foreign Currency Note

     Your tax basis in a Foreign Currency Note will be the U.S. dollar value of the Foreign Currency amount you paid for the Foreign Currency Note determined at the time of your purchase. If you purchase a Note with previously owned Foreign Currency, you will recognize exchange gain or loss at the time of purchase attributable to the difference at the time of purchase, if any, between your tax basis in the Foreign Currency and the fair market value of the Note in U.S. dollars on the date of purchase. This gain or loss will be ordinary income or loss.

     For purposes of determining the amount of any gain or loss you will recognize on the sale, exchange, retirement or other disposition of a Foreign Currency Note, the amount realized upon the sale, exchange, retirement or other disposition will be the U.S. dollar value of the amount realized in Foreign Currency, other than amounts attributable to accrued but unpaid interest not previously included in the holder's income, determined at the time of the sale, exchange, retirement or other disposition.

     You will recognize exchange gain or loss attributable to the movement in exchange rates between the time of purchase and the time of sale, exchange, retirement or other disposition of a Foreign Currency Note. This gain or loss will be treated as ordinary income or loss. Your realization of this gain or loss will be limited to the amount of overall gain or loss realized on your sale of a Foreign Currency Note. Under proposed Treasury Regulations issued on March 17, 1992, if a Foreign Currency Note is denominated in one of certain hyperinflationary currencies, generally (i) you would realize exchange gain or loss with respect to movements in the exchange rate between the beginning and end of each taxable year, or the shorter period, that you held the Note and (ii) you would treat the exchange gain or loss as an addition or offset, respectively, to the accrued interest income on, and an adjustment to the holder's tax basis in, the Foreign Currency Note.

Exchange Gain or Loss With Respect to
Foreign Currency

     Your tax basis in Foreign Currency received as interest on, or OID with respect to, or received on the sale, exchange, retirement or other disposition of, a Foreign Currency Note will be the U.S. dollar value thereof at the spot rate at the time you receive the Foreign Currency. Gain or loss you recognize on a sale, exchange, retirement or other disposition of Foreign Currency will be ordinary income or loss and will not be treated as interest income or expense, except to the extent provided in Treasury Regulations or administrative pronouncements of the IRS.

INDEXED NOTES

     If you purchase an Indexed Note, your tax treatment will depend on factors including the specific index or indices used to determine in-dexed payments on the Note and the amount and timing of any contingent payments of principal and interest. If you are considering purchasing Indexed Notes, you should carefully examine the applicable pricing supplement and should consult your own tax advisor regarding the United States federal income tax consequences of holding and disposing of the Notes.

CONSEQUENCES TO NON-UNITED STATES HOLDERS

     The following is a summary of certain United States federal income tax consequences that will apply to you if you are a Non-United States Holder of Notes.

U.S. Federal Withholding Tax

     The 30% U.S. federal withholding tax will not apply to any payment of principal or interest, including OID, on Notes provided that:

     - you do not actually or constructively own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and U.S. Treasury regulations;

     - you are not a controlled foreign corporation that is related to us through stock ownership;

     - you are not a bank whose receipt of interest on the Notes is described in the Code; and

     - either (a) you provide your name and address on an IRS Form W-8, and certify, under penalty of perjury, that you are not a U.S. person or (b) a financial institution holding the Notes on your behalf certifies, under penalty of perjury, that it has received an IRS Form W-8 from you as the beneficial owner and provides us with a copy.

     If you cannot satisfy the requirements described above, payments of premium, if any, and interest including OID, made to you will be subject to the 30% U.S. federal withholding tax, unless you provide us with a properly executed
(1) Form 1001 or Form W-8BEN (or successor form) claiming an exemption from, or reduction in, withholding under the benefit of a tax treaty or (2) Form W-8ECI (or successor form) stating that interest paid on the Notes is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States.

     Except as discussed below, the 30% U.S. federal withholding tax will not apply to any gain or income that you realize on the sale, exchange, retirement or other disposition of Notes.

U.S. Federal Estate Tax

     Your estate will not be subject to U.S. federal estate tax on Notes beneficially owned by you at the time of your death, provided that (1) you do not own 10% or more of the total combined voting power of all classes of our voting stock, within the meaning of the Code and U.S. Treasury regulations, and
(2) interest on those Notes would not have been, if received at the time of your death, effectively connected with the conduct by you of a trade or business in the United States.

U.S. Federal Income Tax

     If you are engaged in a trade or business in the United States and premium, if any, or interest, including OID, on the Notes is effectively connected with the conduct of that trade or business, you will be subject to U.S. federal income tax on that interest and OID on a net income basis, although exempt from the 30% withholding tax, in the same manner as if you were a U.S. person as defined under the Code. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% or lower applicable treaty rate of your earnings and profits for the taxable year, subject to adjustments that are effectively connected with the conduct by you of a trade or business in the United States. For this purpose, the premium, if any, and interest, including OID, on Notes will be included in earnings and profits.

     Any gain or income realized by you on the disposition of a Note will generally not be subject to U.S. federal income or withholding tax unless:

     - that gain or income is effectively connected with the conduct of a trade or business in the United States by you;

     - you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

     - to the extent the gain is considered accrued but unpaid interest on the Note, the requirements described above are not satisfied.

INFORMATION REPORTING AND BACKUP WITHHOLDING

     Information reporting requirements will apply to certain payments of principal, interest, OID and premium paid on Notes and to the proceeds of sale of a Note if you are a U.S. Holder and you are not an exempt recipient, such as a corporation. A 31 percent backup withholding tax will apply to payments made to you if you are a U.S. Holder if you fail to provide your taxpayer identification number or a certificate demonstrating your foreign or exempt status or you fail to report in full dividend and interest income.

     If you are a Non-U.S. Holder, no information reporting and backup withholding will be required regarding payments that we make to you provided that we do not have actual knowledge that you are a U.S. person and we have received from you the statement described above under "U.S. Federal Withholding Tax."

     In addition, backup withholding and information reporting may apply to the proceeds of the sale of a Note made within the United States or conducted through certain U.S. related financial intermediaries, unless the payor receives the statement described above and does not have actual knowledge that you are a U.S. person, as defined under the Code, or you otherwise establish an exemption.

     Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is furnished to the IRS.

                         IMPORTANT CURRENCY INFORMATION

     Purchasers are required to pay for each Note in the specified currency for the Note. Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies and vice versa, and banks generally do not offer non-U.S. dollar checking or savings account facilities in the United States. However, if requested by a prospective purchaser of Notes denominated in a specified currency other than U.S. dollars, the agent soliciting the offer to purchase will arrange for the conversion of U.S. dollars into the specified currency other than U.S. dollars to enable the purchaser to pay for the Notes. The requests must be made on or before the fifth Business Day before the date of delivery of the Notes or by another date as determined by the agent which presents the offer to us. Each conversion will be made by the relevant agent on the terms and subject to the conditions, limitations and charges as the agent may from time to time establish in accordance with its regular foreign exchange practice. All costs of exchange will be borne by the relevant purchaser of the Notes.

                             FOREIGN CURRENCY RISKS

EXCHANGE RATES AND EXCHANGE CONTROLS

     Any investment in Notes that are denominated in, or the payment of which is related to the value of, a specified currency other than U.S. dollars entails significant risks that are not associated with a similar investment in a security denominated in U.S. dollars. These risks include, without limitation the following:

     - the possibility of significant changes in rates of exchange between the U.S. dollar and the various foreign currencies (or composite currencies) and

     - the possibility of the imposition or modification of exchange controls by either the United States or foreign governments.

These risks generally depend on economic and political events over which we have no control.

     In recent years, rates of exchange between U.S. dollars and certain foreign currencies have been highly volatile and this volatility may be expected to continue in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations in the rate that may occur during the term of any Note. Depreciation against the U.S. dollar of the currency in which a Note is payable would result in a decrease in the effective yield of the Note below its stated interest rate and, in certain circumstances, could result in a loss to the investor on a U.S. dollar basis.

     THIS PROSPECTUS SUPPLEMENT, THE ACCOMPANYING PROSPECTUS AND ANY PRICING SUPPLEMENT DO NOT DESCRIBE ALL THE RISKS OF AN INVESTMENT IN NOTES DENOMINATED IN A FOREIGN CURRENCY OR A COMPOSITE CURRENCY AND WE DISCLAIM ANY RESPONSIBILITY TO ADVISE PROSPECTIVE PURCHASERS OF THESE RISKS AS THEY EXIST AT THE DATE OF THIS PROSPECTUS SUPPLEMENT OR AS THESE RISKS MAY CHANGE FROM TIME TO TIME. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS ENTAILED BY AN INVESTMENT IN NOTES DENOMINATED IN SPECIFIED CURRENCIES OTHER THAN U.S. DOLLARS. THE NOTES ARE NOT AN APPROPRIATE INVESTMENT FOR INVESTORS WHO ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY TRANSACTIONS.

     The information described in this prospectus supplement is directed to prospective purchasers who are U.S. residents, and we disclaim any responsibility to advise prospective purchasers who are residents of countries other than the United States with respect to any matters that may affect the purchase, holding or receipt of payments of principal or any premium or interest on the Notes. You should consult your own counsel with regard to these matters.

     Governments have imposed from time to time, and may in the future impose, exchange controls that could affect exchange rates as well as the availability of a specified foreign currency at the time of payment of principal or any premium or interest on a Note. Even if there are no actual exchange controls, it is possible that the specified currency for any particular Note not denominated in U.S. dollars would not be available when payments on the Note are due. In that event, we would make required payments in U.S. dollars on the basis of the Market Exchange Rate on the date of the payment, or if the rate of exchange is not then available, on the basis of the Market Exchange Rate as of the most recent practicable date.

     With respect to any Note denominated in a foreign currency or currency unit, the applicable pricing supplement will include information with respect to applicable currency exchange controls, if any, and historical exchange rate information on that currency or currency unit. The information contained therein will constitute a part of this prospectus supplement and is furnished as a matter of information only and should not be regarded as indicative of the range of or trends in fluctuations in currency exchange rates that may occur in the future.

GOVERNING LAW AND JUDGMENTS

     The Notes will be governed by and construed in accordance with the laws of the State of New York. In the event an action based on Notes denominated in a specified currency other than U.S. dollars were commenced in a court in the United States, it is likely that the court would grant judgment relating to the Notes only in U.S. dollars. If an action based on Notes denominated in a specified currency other than U.S. dollars were commenced in a New York court, however, it is likely that the court would render or enter a judgment or decree in the specified currency. The judgment would then be converted into U.S. dollars at the rate of exchange prevailing on the date of entry of the judgment or decree.

                       SUPPLEMENTAL PLAN OF DISTRIBUTION

     We are offering the Notes on a continuing basis through the agents listed on the cover, each of which has agreed to use its reasonable best efforts to solicit purchases of the Notes. We will pay each agent a commission of from
 .125% to .750% of the principal amount of each Note, depending on its stated maturity, sold through the agent, unless we agree otherwise.

     Each agent will have the right, in its discretion reasonably exercised, to reject in whole or in part, any offer to purchase Notes received by the agent. We also may sell Notes to any agent, acting as principal, at a discount to be agreed upon at the time of sale, for resale to one or more investors or to another broker-dealer, acting as principal for purposes of resale, at varying prices related to prevailing market prices at the time of resale, as determined by the agent, or, if specified in the applicable pricing supplement, at a fixed offering price. Unless otherwise indi-cated in the applicable pricing supplement, if any Note is resold by an agent to any dealer at a discount, the discount will not be more than the discount received by the agent from us. Unless otherwise indicated in the applicable pricing supplement, any Note purchased by an agent as principal will be purchased at 100% of the principal amount thereof less a percentage equal to the commission applicable to an agency sale of a Note of identical maturity.

     We may sell Notes directly to investors on our own behalf in those jurisdictions where we are authorized to do so. In this case, we will have the sole right to accept offers to purchase Notes and may reject any proposed purchase of Notes in whole or in part. No commission will be payable on sales made directly by us.

     We may sell Notes through agents other than the agents listed on the cover subject to certain conditions described in the distribution agreement. The commission applicable to agency sales through any other agents will be the same as that applicable to agency sales through the agents listed on the cover.

     We may withdraw, cancel or modify the offer made hereby without notice.

     The agents may be deemed to be "underwriters" within the meaning of the Securities Act of 1933. We have agreed to indemnify each agent against certain liabilities, including liabilities under the Securities Act. We have also agreed to reimburse the agents for certain of the agents' expenses, including, but not limited to, the fees and expenses of counsel to the agents.

     In addition to offering the Notes through the agents as described herein, we may sell other debt securities. Under certain circumstances, the sale of other debt securities may reduce the maximum aggregate amount of Notes that may be offered by this prospectus supplement.

     The Notes are a new issue of securities with no established trading market. We have been advised by each agent that it may from time to time purchase and sell Notes in the secondary market, but it is not obligated to do so. There can be no assurance that there will be a secondary market for the Notes or liquidity in the secondary market if one develops. From time to time, each agent may make a market in the Notes.

     In connection with certain types of offers and sales of Notes, the rules of the Securities and Exchange Commission permit the agents to engage in certain transactions that stabilize the price of the Notes. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Notes, the purchase of Notes to cover syndicate short positions and the imposition of a penalty bid. If the agents create a short position in the Notes in connection with an offering (i.e., if they sell more Notes than are indicated in the applicable pricing supplement), the agents may reduce that short position by purchasing Notes in the open market. In general, purchases of a security for the purpose of stabilization or to reduce a syndicate short position could cause the price of the security to be higher than it might otherwise be in the absence of these purchases.

     Each agent and certain of its affiliates may from time to time engage in transactions with, and perform investment banking, general banking and other financial services for, us and our affiliates in the ordinary course of business.

                    INDEX OF TERMS FOR PROSPECTUS SUPPLEMENT

                  Term                      Page
                  ----                      ----
accrued OID.............................      S-31
accrual period..........................      S-31
acquisition premium.....................      S-33
adjusted issue price....................      S-31
Amortized Face Amount...................      S-15
Bank....................................      S-10
Base Rate...............................      S-11
book-entry..............................       S-5
Business Day............................      S-11
CD Rate.................................   S-8, 20
Commercial Paper Rate...................   S-7, 19
Calculation Date........................      S-19
change of circumstances.................      S-34
Code....................................      S-30
Conversion Date.........................      S-15
Currency Indexed Notes..................      S-23
DTC.....................................      S-12
de Minimis OID..........................      S-31
Designated LIBOR Page...................      S-22
Extended Maturity Date..................      S-26
Federal Funds Rate......................   S-7, 20
Foreign Currency Note...................      S-34
H.15(519)...............................      S-19
H.15 Daily Update.......................      S-19
holders.................................      S-12
Indentures..............................      S-10
Index Currency..........................      S-11
Index Maturity..........................      S-11
Initial Maturity Extension Date.........      S-26
Interest Determination Date.............      S-18
Interest Payment Date...................      S-16
Interest Reset Date.....................      S-16
issue price.............................      S-31
LIBOR...................................      S-21

                  Term                      Page
                  ----                      ----
LIBOR Reuters...........................      S-21
LIBOR Telerate..........................      S-21
London Market Day.......................      S-11
Market Day..............................      S-11
market discount.........................      S-32
Market Exchange Rate....................      S-11
Maturity Date...........................      S-13
Maturity Extension Date.................      S-26
Money Market Yield......................      S-19
New Notes...............................      S-34
Non-United States Holders...............      S-30
Notes...................................      S-10
OID.....................................      S-30
Old Notes...............................      S-34
optional reset date.....................      S-25
Original Issue Discount Note............  S-11, 31
premium.................................      S-33
Prime Rate..............................   S-8, 22
qualified stated interest...............      S-31
registered holders......................      S-12
Reset Period............................      S-12
Reuters Screen US Prime 1...............      S-22
Revised Terms...........................      S-34
Senior Notes............................      S-10
Short-Term Notes........................      S-32
Special Election Interval...............      S-26
specified currency......................      S-10
stated redemption price at maturity.....      S-31
Subordinated Notes......................      S-10
Telerate Page 56 or 57..................      S-23
Telerate Page 120.......................      S-20
Treasury Rate...........................   S-8, 22
United States Holder....................      S-30
Zero-Coupon Note........................      S-11

                                   PROSPECTUS


$10,000,000,000                                            [MBNA CORPORATION LOGO]
MBNA CORPORATION

-------------------------------

                                     MBNA Corporation may offer and sell --
                                     -- Debt Securities
                                     -- Preferred Stock
                                     -- Common Stock
 A security is not a deposit         -- Securities Warrants
 and the securities are not          -- Currency Warrants
 insured or guaranteed               -- Stock Purchase Contracts
 by the Federal Deposit              -- Stock Purchase Units
 Insurance Corporation               -- Prepaid Stock Purchase Contracts
 or any other                        ------------------
 governmental agency.
                                     MBNA Capital D, MBNA Capital E, MBNA Capital F and MBNA
 This prospectus may be used to      Capital G may offer and sell --
 offer and sell securities only      -- Trust Preferred Securities Guaranteed by MBNA
 if accompanied by the                 Corporation
 prospectus supplement for
 those securities.                   We will provide specific terms of these securities in
                                     supplements to this prospectus. You should read this
                                     prospectus and any supplements carefully before you
                                     invest.
-------------------------------

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                               September 28, 2000

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

     We provide information to you about the securities in three separate documents that progressively provide more detail:

     - this prospectus, which provides general information, some of which may not apply to your securities;

     - the accompanying prospectus supplement, which describes the terms of the securities, some of which may not apply to your securities; and

     - a pricing supplement, which describes the specific and final terms of your securities.

     If the terms of your securities vary between the pricing supplement, the prospectus supplement and the accompanying prospectus, you should rely on the information in the following order of priority:

     -  the pricing supplement;

     -  the prospectus supplement; and

     -  the prospectus.

     You should rely only on the information provided in this prospectus and the accompanying prospectus supplement including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the securities in any state where the offer is not permitted. We do not claim the accuracy of the information in this prospectus or the accompanying prospectus supplement as of any date other than the dates stated on their respective covers.

     We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

     Parts of this prospectus use defined terms. You can find a listing of the pages where definitions used in this prospectus are defined under the caption "Index of Terms for Prospectus" beginning on page 41 in this prospectus.

                            ------------------------

                               TABLE OF CONTENTS

                                           Page
                                           ----
ABOUT THIS PROSPECTUS....................    4

WHERE YOU CAN FIND MORE INFORMATION......    4

THE COMPANY..............................    5

THE TRUSTS...............................    5

USE OF PROCEEDS..........................    6

RATIO OF EARNINGS TO FIXED
     CHARGES AND RATIO OF EARNINGS TO
     COMBINED FIXED CHARGES AND PREFERRED
     STOCK DIVIDEND REQUIREMENTS.........    6

REGULATORY MATTERS.......................    7
     General.............................    7
     Dividend Limitations................    7
     Holding Company Structure...........    8
     Capital Adequacy....................    9
     Regulatory Capital Ratios...........    9
     FDICIA and FDIC Insurance...........   10
     Regulation of the Credit Card
       Business..........................   11
     Federal Financial Institutions
       Examination Council...............   12

DESCRIPTION OF DEBT SECURITIES...........   12
     General.............................   12
     Subordination of Subordinated Debt
       Securities........................   14
     Restriction on Sale or Issuance of
       Voting Stock of the Bank..........   15
     Events of Default...................   16
     Defeasance and Covenant
       Defeasance........................   17
     Modification and Waiver.............   18
     Consolidation, Merger and Sale of
       Assets............................   19
     Global Debt Securities..............   19
     Concerning the Trustees.............   20

DESCRIPTION OF PREFERRED STOCK...........   20
     General.............................   20
     Rank................................   21
     Dividend Rights.....................   21
     Voting Rights.......................   21
     Rights Upon Liquidation.............   22
     Redemption..........................   22
     Conversion..........................   22
     Depositary Shares...................   22

DESCRIPTION OF COMMON STOCK..............   24

DESCRIPTION OF SECURITIES WARRANTS.......   25

DESCRIPTION OF CURRENCY WARRANTS.........   25

DESCRIPTION OF STOCK PURCHASE CONTRACTS
  AND STOCK PURCHASE UNITS...............   27

                                           Page
                                           ----

DESCRIPTION OF THE JUNIOR SUBORDINATED
  DEBT SECURITIES........................   27
     General.............................   27
     Terms...............................   28
     Subordination.......................   29
     Certain Covenants of MBNA
       Corporation.......................   29
     Option to Defer Interest Payments...   30
     Modification of Indenture...........   30
     Events of Default...................   31
     Enforcement of Certain Rights by
       Holders of Trust Preferred
       Securities........................   32
     Consolidation, Merger, Sale of
       Assets and Other Transactions.....   32
     Satisfaction and Discharge..........   32
     Information Concerning the Junior
       Subordinated Trustee..............   32
     Governing Law.......................   33

DESCRIPTION OF TRUST PREFERRED
  SECURITIES.............................   33
     General.............................   33
     Events of Default...................   34
     Common Securities...................   34
     Information Concerning the Property
       Trustee...........................   35

DESCRIPTION OF THE TRUST PREFERRED
  SECURITIES GUARANTEES..................   35
     General.............................   35
     Status of the Trust Preferred
       Securities Guarantees.............   36
     Modification of the Trust Preferred
       Securities Guarantees;
       Assignment........................   36
     Termination.........................   37
     Events of Default...................   37
     Information Concerning the Trust
       Preferred Securities Guarantee
       Trustee...........................   37
     Governing Law.......................   37

RELATIONSHIP AMONG TRUST PREFERRED
  SECURITIES, THE JUNIOR SUBORDINATED
  DEBT SECURITIES AND THE GUARANTEES.....   37
     Full and Unconditional Guarantee....   37
     Sufficiency of Payments.............   38
     Enforcement Rights of Holders of
       Trust Preferred Securities........   38

PLAN OF DISTRIBUTION.....................   38

VALIDITY OF SECURITIES...................   39

EXPERTS..................................   40

INDEX OF TERMS FOR PROSPECTUS............   41

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, the "Commission," utilizing a "shelf" registration process. Under this shelf process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $10,000,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

     Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to "the Company," "we," "us," "our" or similar references mean MBNA Corporation.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the Commission. You may read and copy any document that we file at the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the Commission at 1-800-SEC-0330. You may also inspect our filings at the regional offices of the Commission located at Citicorp, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, New York, New York 10048 or over the Internet at the Commission's home page at http://www.sec.gov. You can also inspect reports and other information we file at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     This prospectus constitutes part of a Registration Statement on Form S-3 filed with the Commission under the Securities Act of 1933. It omits some of the information contained in the Registration Statement, and you should refer to the Registration Statement for further information about us and the securities offered by this prospectus. Any statement contained in this prospectus concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission is not necessarily complete, and in each instance you should refer to the copy of the document filed.

     The Commission allows us to disclose important information to you by referring you to documents we have filed or will file with them. The information "incorporated by reference" is an important part of this prospectus, and information that we file later with the Commission will automatically update and supersede previously filed information. We incorporate by reference the documents listed below and any future filings made with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, the "Exchange Act," until we sell all of the securities:

          1. Our Annual Report on Form 10-K for the year ended December 31, 1999, as amended by Form 10-K/A-1 provided, however, that the information referred to in Item 402(a)(8) of Regulation S-K promulgated by the Commission shall not be deemed to be specifically incorporated by reference herein.

          2. Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000 and June 30, 2000.

          3. Our Current Reports on Form 8-K dated January 10, 2000, January 31, 2000,

     February 29, 2000, March 8, 2000,
     March 28, 2000, March 31, 2000, April 12, 2000, April 13, 2000, April 30,
     2000, May 11, 2000, May 31, 2000, June 1, 2000, June 23, 2000, June 28,
     2000, June 30, 2000, July 12, 2000, July 20, 2000, July 31, 2000, August
     14, 2000, August 23, 2000, August 31, 2000, September 8, 2000 and September 28, 2000.



          4. The description of our Common Stock contained in our registration statement filed on Form 8-A on January 18, 1991 under the Exchange Act.


     You may request a copy of these filings at no cost, by directing your request to MBNA Corporation, Wilmington, Delaware 19884-0131, Attention:
Investor Relations (800) 362-6255.

     We have not included any separate financial statements for the trusts. They were omitted because the trusts are our wholly-owned subsidiaries with no independent operations and we guarantee the payments and distributions relating to the trust preferred securities, the "Trust Preferred Securities." Although the trusts would normally be required to file information with the Commission on an ongoing basis, we expect the Commission to exempt the trusts from this filing obligation for as long as we continue to file our information with the Commission.

                                  THE COMPANY

     We are a registered bank holding company incorporated under the laws of Maryland in 1990. We are the parent corporation of MBNA America Bank, National Association, the "Bank," a national bank organized in January 1991, as the successor to a national bank organized in 1982.

     Our principal executive offices are located in Wilmington, Delaware 19884, and our telephone number is (800) 362-6255.

                                   THE TRUSTS

     The four trusts are Delaware business trusts formed to raise capital for us by issuing common securities to us and by issuing Trust Preferred Securities under this prospectus and one or more prospectus supplements to you, and investing the proceeds in the junior subordinated debt securities, the "Junior Subordinated Debt Securities," issued by us. The Junior Subordinated Debt Securities will be the sole assets of each trust, and payments under the Junior Subordinated Debt Securities will be the sole revenue of each trust.

     We will directly or indirectly own all of the common securities of each of our trusts. The common securities will rank equally with, and each trust will make payments on the common securities in proportion to, the Trust Preferred Securities, except that if an event of default occurs under the trust agreement of one of the trusts, our rights, as holder of the common securities, to payments will be subordinated to your rights as holder of the Trust Preferred Securities. We will, directly or indirectly, acquire common securities in an aggregate liquidation amount equal to not less than 3 percent of the total capital of each of our trusts.

     Each of our trusts has a term of approximately 55 years, but may dissolve earlier as provided in its trust agreement. Each of our trusts' business and affairs will be conducted by the trustees we appoint, as the direct or indirect holder of all of the common securities. The trustees for each trust will be The Bank of New York as the property trustee, The Bank of New York, as the Delaware trustee and two administrative trustees who are employees or officers of or affiliated with us. The Bank of New York, as property trustee, will act as sole trustee under each trust agreement for purposes of compliance with the Trust Indenture Act. The Bank of New York will also act as trustee under the guarantees and the indenture. We, as holder of the common securities, are entitled to appoint, remove or replace any of the trustees of our trusts. The duties and obligations of the trustees or each trust are governed by the applicable trust agreement.

     We will pay all of our trusts' fees and expenses, including those related to each trust and the offering of the Trust Preferred Securities. In addition, we guarantee payments on the Trust Preferred Securities to the extent that our trusts have funds to make payments on the Trust Preferred Securities.

     Each trust's executive office is Wilmington, Delaware 19884 and the telephone number is (800) 362-6255.

                                USE OF PROCEEDS

     Unless otherwise indicated in the applicable prospectus supplement, the net proceeds from the sale of the securities offered by this prospectus and the applicable prospectus supplement will be used for general corporate purposes. General corporate purposes may include the repayment of maturing debt, possible acquisitions, investments in, or extension of credit to, our subsidiaries and the possible acquisition of real property for use in our business. Any proceeds of securities issued by any of our trusts will be used to purchase Junior Subordinated Debt Securities from us. We will use the proceeds from the sale of the Junior Subordinated Debt Securities for the purposes described above.

                     RATIO OF EARNINGS TO FIXED CHARGES AND
                  RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                   AND PREFERRED STOCK DIVIDEND REQUIREMENTS

     Our consolidated ratio of earnings to fixed charges and our ratio of earnings to combined fixed charges and preferred stock dividend requirements are as follows:

                                            FOR THE SIX
                                           MONTHS ENDED
                                             JUNE 30,      FOR THE YEAR ENDED DECEMBER 31,
                                           -------------   --------------------------------
                                           2000     1999   1999   1998   1997   1996   1995
                                           ----     ----   ----   ----   ----   ----   ----
                                                             (UNAUDITED)
EARNINGS TO FIXED CHARGES:
  Including Interest on Deposits.........  2.06     2.04   2.23   2.01   1.98   1.96   1.95
  Excluding Interest on Deposits.........  4.78     4.25   4.91   3.96   3.98   4.20   4.39
EARNINGS TO COMBINED FIXED CHARGES AND
  PREFERRED STOCK DIVIDEND REQUIREMENTS:
  Including Interest on Deposits.........  2.03     2.00   2.19   1.97   1.92   1.91   1.95
  Excluding Interest on Deposits.........  4.54     4.02   4.65   3.75   3.64   3.81   4.33

     The ratio of earnings to fixed charges is computed by dividing income before income taxes and fixed charges less interest capitalized during such period, net of amortization of previously capitalized interest, by fixed charges. The ratio of earnings to combined fixed charges and preferred stock dividend requirements is computed by dividing income before income taxes and fixed charges less interest capitalized during such period, net of amortization of previously capitalized interest, by fixed charges and preferred stock dividend requirements. Fixed charges consist of interest, expensed or capitalized, on borrowings (including or excluding deposits, as applicable), and the portion of rental expense which is deemed representative of interest. The preferred stock dividend requirements represent the pretax earnings which would have been required to cover the dividend requirements on our preferred stock outstanding.

                               REGULATORY MATTERS

     THE FOLLOWING DISCUSSION DESCRIBES CERTAIN OF THE ELEMENTS OF THE COMPREHENSIVE REGULATORY FRAMEWORK APPLICABLE TO BANK HOLDING COMPANIES AND BANKS AND PROVIDES CERTAIN SPECIFIC INFORMATION RELEVANT TO US AND OUR SUBSIDIARIES. FEDERAL REGULATION OF FINANCIAL INSTITUTIONS SUCH AS THE COMPANY AND THE BANK IS INTENDED PRIMARILY FOR THE PROTECTION OF DEPOSITORS AND THE BANK INSURANCE FUND RATHER THAN STOCKHOLDERS OR OTHER CREDITORS.

GENERAL

     As a bank holding company, we are subject to the supervision of the Board of Governors of the Federal Reserve System, the "Federal Reserve Board." The Bank is subject to supervision and examination by applicable federal agencies, principally the Office of the Comptroller of the Currency, the "OCC," which is the Bank's primary regulator. The Bank's deposits are insured by, and therefore the Bank is also subject to the regulations of, the Federal Deposit Insurance Corporation, the "FDIC." In addition to the impact of regulation, commercial banks are affected significantly by the actions of the Federal Reserve Board as it attempts to control the money supply and credit availability in order to influence the economy.

     As a bank holding company, we are also subject to regulation under the Bank Holding Company Act of 1956, the "BHCA," as amended by the Gramm-Leach-Bliley Act, and to the BHCA's examination and reporting requirements. Under the BHCA, bank holding companies must, in some cases, obtain the approval of the Federal Reserve Board prior to acquiring direct or indirect ownership or control of more than five percent of the voting shares or substantially all of the assets of any company, including a bank. In addition, bank holding companies are prohibited under the BHCA from engaging in nonbanking activities other than those that the Federal Reserve Board has determined are closely related to banking. Bank holding companies that are financial holding companies are permitted to engage in a somewhat broader range of activities, but the Company is not a financial holding company.

     The earnings of the Bank, and therefore our earnings, are affected by general economic conditions, management policies and the legislative and governmental actions of various regulatory authorities, including the Federal Reserve Board, the FDIC and the OCC. In addition, there are numerous governmental requirements and regulations which affect our activities.

DIVIDEND LIMITATIONS

     The payment of dividends in the future and the amount of such dividends, if any, will be at the discretion of the Company's Board of Directors. The payment of preferred and common stock dividends by the Company may be limited by certain factors, including regulatory capital requirements, broad enforcement powers of the federal bank regulatory agencies, and tangible net worth maintenance requirements under the Company's revolving credit facilities. The payment of common stock dividends may also be limited by the terms of the outstanding preferred stock. If the Company has not paid scheduled dividends on the preferred stock, or declared the dividends and set aside funds for payment, the Company may not declare or pay any cash dividends on the common stock. In addition, if the Company defers interest payments for consecutive periods covering 10 semiannual periods or 20 consecutive quarterly periods, depending on the series, on its guaranteed preferred beneficial interests in Company's junior subordinated deferrable interest deben-tures, the Company may not be permitted to declare or pay any cash dividends on the Company's capital stock or interest on debt securities that have equal or lower priority than the junior subordinated deferrable interest debentures. During the six months ended June 30, 2000, we declared dividends on our preferred stock of $7.4 million and on our common stock of $128.3 million.

     We are a legal entity separate and distinct from our banking and other subsidiaries. The primary source of funds for payment of our preferred and common stock dividends is dividends received from the Bank. The amount of dividends that a bank may declare in any year is subject to certain regulatory restrictions. Generally, dividends declared in a given year by a national bank are limited to its net profit, as defined by regulatory agencies, for that year, combined with its retained net income for the preceding two years, less any required transfers to surplus or to a fund for the retirement of any preferred stock. In addition, a national bank may not pay any dividends in an amount greater than its undivided profit. Under current regulatory practice, national banks may pay dividends only out of current operating earnings. Also, a bank may not declare dividends if such declaration would leave the bank inadequately capitalized. Therefore, the ability of the Bank to declare dividends will depend on its future net income and capital requirements. At June 30, 2000, the amount of retained earnings available for declaration and payment of dividends from the Bank to us was $1.8 billion. Payment of dividends by the Bank to us, however, can be further limited by federal bank regulatory agencies.

     The Bank's payment of dividends to us may also be limited by a tangible net worth requirement under the senior syndicated revolving credit facility. If this facility had been drawn upon as of June 30, 2000, the amount of retained earnings available for declaration of dividends would have been further limited to $590.5 million.

     In addition, under the Federal Deposit Insurance Corporation Improvement Act of 1991, "FDICIA," a FDIC-insured depository institution may not make capital distributions, including the payment of dividends, or pay any management fees to its holding company if it is undercapitalized or if such payment would cause it to become undercapitalized. See "-- FDICIA and FDIC Insurance."

HOLDING COMPANY STRUCTURE

     The Bank is subject to restrictions under federal law which limit the transfer of funds by the Bank to us and our nonbanking subsidiaries, whether in the form of loans, extensions of credit, investments or asset purchases. Any transfers by the Bank to us or any nonbanking subsidiary are limited in amount to 10% of the Bank's capital and surplus and, with respect to us and all nonbanking subsidiaries, to an aggregate of 20% of the Bank's capital and surplus. Furthermore, loans and extensions of credit by the Bank to us or our nonbanking subsidiaries are required to be secured in specified amounts.

     Extensions of credit and other transactions between the Bank and us must be on terms and under circumstances, including credit standards, that are substantially the same or at least as favorable to the Bank as those prevailing at the time for comparable transactions with non-affiliated companies.

     Under Federal Reserve Board policy, we are expected to act as a source of financial strength to each of our subsidiary banks and to commit resources to support each subsidiary bank, in circumstances where we might not do so absent such policy. Any capital loans by us to a subsidiary bank would also be subordinate in right of payment to deposits and to certain other indebtedness of that bank. In addition, the Crime Control Act of 1990 provides that in the event of a bank holding company's bankruptcy, any commitment by the bank holding company to a federal bank regulatory agency to maintain the capital of a subsidiary bank will be assumed by the bankruptcy trustee and entitled to a priority of payment.

     Federal law permits the OCC to order the pro rata assessment of stockholders of a national bank whose capital stock has become impaired, by losses or otherwise, to relieve a deficiency in such national bank's capital stock. The statute also provides for the enforcement of any such pro rata assessment of stockholders of such national bank to cover such impairment of capital stock by sale, to the extent necessary, of the capital stock of any assessed stockholder failing to pay the assessment. We, as the sole stockholder of the Bank, are subject to such provisions.

CAPITAL ADEQUACY

     We are subject to risk-based capital guidelines adopted by the Federal Reserve Board for bank holding companies. The Bank is also subject to similar capital requirements adopted by the OCC. Under these requirements, the federal bank regulatory agencies have established quantitative measures to ensure that minimum thresholds for Tier 1 Capital, Total Capital and Leverage ratios are maintained. Failure to meet these minimum capital requirements can initiate certain mandatory, and possible additional discretionary, actions by the federal bank regulators, that, if undertaken, could have a direct material effect on the Company's and the Bank's financial statements. Under the capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and the Bank must meet specific capital guidelines that involve quantitative measures of their assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices.

     The Company's and the Bank's capital amounts and classification are also subject to qualitative judgments by the federal bank regulators about components, risk weightings, and other factors. At June 30, 2000, the Company's and the Bank's capital exceeded all minimum regulatory requirements to which they are subject, and the Bank was "well-capitalized" as defined under the federal bank regulatory guidelines. The risk-based capital ratios in the table below have been computed in accordance with regulatory accounting practices.

                           REGULATORY CAPITAL RATIOS
                                AT JUNE 30, 2000

                                                                                    WELL-
                                                                   MINIMUM       CAPITALIZED
                                                      RATIOS     REQUIREMENTS    REQUIREMENTS
                                                      -------    ------------    ------------
MBNA CORPORATION
  Tier 1............................................   14.62%        4.00%             (a)
  Total.............................................   16.85         8.00              (a)
  Leverage..........................................   14.72         4.00              (a)
MBNA AMERICA BANK, N.A.
  Tier 1............................................   11.55%        4.00%           6.00%
  Total.............................................   13.87         8.00           10.00
  Leverage..........................................   12.04         4.00            5.00

(a) Not applicable for bank holding companies.

     On March 8, 2000, the OCC, the Federal Reserve Board, the FDIC and the Office of Thrift Supervision proposed for comment regulations establishing new risk-based capital requirements for recourse arrangements and direct credit substitutes. "Recourse" for this purpose means any retained risk of loss associated with any transferred asset that exceeds a pro rata share of the bank's or holding company's remaining claim on the asset, if any. Under existing regulations, banks and bank holding companies have to maintain capital against the full amount of any assets for which risk of loss is retained, unless the resulting capital amount would exceed the maximum contractual liability or exposure retained, in which case the capital required would equal, dollar-for-dollar, such maximum contractual liability or exposure. The proposal would extend this treatment to direct credit substitutes. "Direct credit substitute" means any assumed risk of loss associated with any asset or other claim that exceeds the bank's or holding company's pro rata share of the asset or claim, if any.

     One aspect of the proposal specifically addresses securitizations and would base the capital charge for such transactions on credit ratings from nationally recognized statistical rating agencies.

     In August 2000, the federal banking regulators announced proposed changes in the capital treatment of "residual interests," which are defined for purposes of the proposal as on-balance sheet assets that (a) represent interests retained by the seller in financial assets transferred in securitizations or other transfers of financial assets and (b) are structured to absorb more than a pro rata share of credit loss related to the transferred assets. The proposal would require that risk-based capital be held in an amount equal to the amount of the residual interest, even if the capital charge exceeds the capital charge that applied to the transferred assets. The proposal also would deduct from Tier 1 capital any amount by which the sum of residual interests, nonmortgage servicing assets and purchased credit card relationships, exceeds 25% of Tier 1 capital.

     The proposals would result in a reduction in our regulatory capital ratios, but we do not currently anticipate any effect that would result in our becoming less than "well-capitalized" for regulatory capital purposes.

FDICIA AND FDIC INSURANCE

     FDICIA provides for expanded regulation of banks and bank holding companies. The expanded regulation includes expanded federal banking agency examinations and increased powers of federal banking agencies to take corrective action to resolve the problems of insured depository institutions with capital deficiencies. Those powers vary depending on which of several levels of capitalization a particular institution meets. FDICIA establishes five capital tiers: well-capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized.

     FDICIA permits only "well-capitalized" institutions to accept brokered deposits without restrictions. As of June 30, 2000, the Bank met the FDIC's definition of a well-capitalized institution for purposes of accepting brokered deposits. For the purposes of the brokered deposit rules, a bank is defined to be "well-capitalized" if it maintains a ratio of Tier 1 capital to risk-adjusted assets of at least 6.0%, a ratio of Total capital to risk-adjusted assets of at least 10.0% and a leverage ratio of at least 5.0% and is not subject to any order, direction or written agreement to maintain specific capital levels. Under the regulatory definition of brokered deposits, as of June 30, 2000, the Bank had brokered deposits of $5.4 billion.

     The Bank is subject to FDIC deposit insurance assessments for the Bank Insurance Fund, the "BIF." Each financial institution is assigned to one of three capital groups -- well-capitalized, adequately capitalized or undercapitalized -- and further assigned to one of three subgroups within a capital group, on the basis of supervisory evaluations by the institution's primary federal and, if applicable, state supervisors and other information relevant to the institution's financial condition and the risk posed to the applicable insurance fund. The assessment rate applicable to the Bank in the future will depend in part upon the risk assessment classification assigned to the Bank by the FDIC and in part on the BIF assessment schedule adopted by the FDIC. The Deposit Insurance Funds Act of 1996, "DIFA," provides that premiums related to deposits assessed by the BIF are to be assessed at a rate of between 0 cents and 27 cents per $100 of deposits.

     DIFA also separated, effective January 1, 1997, the Financing Corporation, "FICO," assessment to service the interest on its bond obligations from the BIF and the Savings Association Insurance Fund, "SAIF," assessments. The amount assessed on individual institutions by the FICO will be in addition to the amount, if any, paid for deposit insurance according to the FDIC's risk-related assessment rate schedules. FICO assessment rates for the third quarter of 2000 were set at 2.06 basis points annually for assessable deposits. The rate may be adjusted quarterly to reflect a change in assessment base.

REGULATION OF THE CREDIT CARD BUSINESS

     The relationship between the Bank and its cardholders is extensively regulated by federal and state consumer protection laws. The Truth in Lending Act requires credit card issuers to make certain disclosures along with their applications and solicitations, upon opening an account and with each periodic statement. The Truth in Lending Act also imposes certain substantive requirements and restrictions on credit card issuers and provides cardholders with certain rights to dispute unauthorized charges and to have their billing errors corrected promptly. Cardholders are also given the right to have their payments promptly credited to their accounts.

     The Equal Credit Opportunity Act prohibits lenders from making credit decisions based on sex, race and marital status among others. In order to protect borrowers from such discrimination, the Equal Credit Opportunity Act requires credit card issuers to disclose the principal reasons they took adverse action against an applicant or a cardholder.

     The Fair Credit Reporting Act generally regulates credit reporting agencies, but also imposes some duties on credit card issuers as users of consumer credit reports. For instance, the Fair Credit Reporting Act prohibits the use of a consumer credit report by a credit card issuer except in connection with a proposed business transaction with the consumer. The Fair Credit Reporting Act also requires that credit card issuers notify consumers when they take adverse action based upon information obtained from credit reporting agencies.

     The federal regulators are authorized to impose penalties for violations of these statutes and, in certain cases, to order the Bank to pay restitution to injured cardholders. Cardholders may bring actions for damages for such violations. In addition, a cardholder may be entitled to assert a violation of these consumer protection laws by way of set-off against his obligation to pay the outstanding credit card balance.

     In May 1996, Andrew B. Spark filed a lawsuit against the Company, the Bank and certain of its officers and its subsidiary, MBNA Marketing Systems, Inc. The case is pending in the United States District Court for the District of Delaware. This suit is a purported class action. The plaintiff alleges that the Bank's advertising of its cash promotional annual percentage rate program was fraudulent and deceptive. The plaintiff seeks unspecified damages including actual, treble and punitive damages and attorneys' fees for an alleged breach of contract, violation of the Delaware Deceptive Trade Practices Act and the federal Racketeer Influenced and Corrupt Organizations Act. In February 1998, a class was certified. The Company believes its advertising practices are proper under applicable federal and state law. In October 1998, Gerald D. Broder filed a lawsuit against the Company and the Bank in the Supreme Court of the State of New York, County of New York. This suit is a purported class action. The plaintiff alleges that the Bank's advertising of its cash promotional annual percentage rate program was fraudulent and deceptive. The plaintiff seeks unspecified damages including actual, treble and punitive damages and attorneys' fees for an alleged breach of contract, common law fraud and violation of New York consumer protection statutes. In April 2000, summary judgment was granted to the Company on the common law fraud claim and a class was certified by the court. In May 2000, the Company filed an appeal from the order certifying a class and denying part of defendants' motion for summary judgment. The Company believes that its adver-tising practices are proper under applicable federal and state law and intends to defend these actions vigorously.

FEDERAL FINANCIAL INSTITUTIONS EXAMINATION COUNCIL

     In February 1999, the Federal Financial Institutions Examination Council published a revised policy statement on the classification of consumer loans. The revised policy establishes uniform guidelines for the charge-off of loans to delinquent, bankrupt, and deceased borrowers, for charge-off of fraudulent accounts, and for re-aging, extending, deferring or rewriting delinquent accounts. The guidelines must be implemented by December 31, 2000. We expect to implement the guidelines prior to or on December 31, 2000. We will accelerate charge-off of some delinquent loans when we implement the guidelines, and we do not expect implementation to have a material impact on our consolidated statement of income for the year ended December 31, 2000.

                         DESCRIPTION OF DEBT SECURITIES

     We may from time to time offer and sell debt securities, consisting of debentures, notes and/or other unsecured evidences of indebtedness, the "Debt Securities." The Debt Securities will be either our unsecured senior debt securities, the "Senior Debt Securities," or our unsecured subordinated debt securities, the "Subordinated Debt Securities." The Senior Debt Securities will be issued under an Indenture, the "Senior Indenture," between us and Bankers Trust Company, as Trustee, the "Senior Trustee." The Subordinated Debt Securities are to be issued under a second Indenture, the "Subordinated Indenture," between us and The Bank of New York, as Trustee, the "Subordinated Trustee." The Senior Indenture and the Subordinated Indenture are together called the "Indentures" and the Senior Trustee and the Subordinated Trustee are together called the "Trustees."


     The following summary of certain provisions of the Indentures is not complete. You should refer to the Indentures, copies of which are exhibits to the registration statement of which this prospectus is a part, Registration Statement File No. 333-45814; the "Registration Statement." Section references below are to the section in the applicable Indenture. Capitalized terms have the meanings assigned to them in the applicable Indenture. The referenced sections of the Indentures and the definitions of capitalized terms are incorporated by reference.


     The following sets forth certain general terms and provisions of the Debt Securities. The particular terms of the Debt Securities offered by any prospectus supplement will be described in the prospectus supplement relating to the offered Debt Securities.

     We are a bank holding company, and our right to participate as a stockholder in any distribution of assets of any subsidiary upon its liquidation or reorganization or winding-up is subject to the prior claims of creditors of any subsidiary. Consequently, the ability of the holders of the Debt Securities to benefit, as creditors of the Company, from any distributions is also subject to these prior claims. The Bank is subject to claims by creditors for long-term and short-term debt obligations, including deposit liabilities, obligations for federal funds purchased and securities sold under repurchase agreements. There are also various legal limitations on the extent to which the Bank may pay dividends or otherwise supply funds to the Company or its affiliates. See "Regulatory Matters."

GENERAL

     The Indentures do not limit the amount of Debt Securities that we may issue. Each Indenture provides that Debt Securities may be issued from time to time in one or more series. The Debt Securities will be our unsecured obligations.

     The Indentures and the Debt Securities do not contain any provisions that would limit our ability or the ability of our subsidiaries to incur indebtedness, that would require us or an acquiror to repurchase Debt Securities in the event of a "change in control" or that would afford holders of Debt Securities protection in the event of a highly leveraged or similar transaction involving us or our subsidiaries. You should read the applicable prospectus supplement for information with respect to any deletions from, modifications of or additions to the events of default or covenants described below that are applicable to the Debt Securities.

     Unless otherwise indicated in the applicable prospectus supplement, principal of, premium, if any, and interest on the Debt Securities will be payable at our office or agency in the Borough of Manhattan, The City of New York, provided that, at our option, interest may be paid by mailing a check to the address of the person receiving interest as it appears on the register for the Debt Securities. Transfers of Debt Securities may be made at the same location. (Sections 301, 305 and 1002) The Debt Securities will be issued only in fully registered form without coupons and, unless otherwise indicated in the applicable prospectus supplement, in denominations of $1,000 or integral multiples thereof. (Section 302) No service charge will be made for any registration of transfer or exchange of the Debt Securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange. (Section 305)

     The prospectus supplement relating to the particular series of Debt Securities being offered will specify the particular terms of those Debt Securities. The terms may include:

     - the title and type of the Debt Securities;

     - any limit on the aggregate principal amount of the Debt Securities;

     - the date or dates on which the principal of the Debt Securities will mature;

     - the interest rate or rates, which may be fixed or variable, of the Debt Securities, if any, and the date or dates from which any interest will accrue;

     - the interest payment dates and the regular record dates for the interest payment dates;

     - the place or places where payments may be made on the Debt Securities;

     - any mandatory or optional sinking funds or analogous provisions;

     - the date, if any, after which and the price or prices at which the Debt Securities may be redeemed and other detailed terms and provisions of any optional or mandatory redemption provision;

     - our obligation, if any, to redeem or repurchase the Debt Securities at the option of the holder;

     - if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the Debt Securities will be issuable;

     - if other than the principal amount thereof, the portion of the principal amount of the Debt Securities that will be payable upon the declaration of acceleration of the maturity thereof;

     - the currency of payment of principal of and any premium and interest on the Debt Securities;

     - any index used to determine the amount of payment of principal of and any premium and interest on the Debt Securities;

     - if the Debt Securities will be issuable only in the form of a Global Security, the Depositary or its nominee with respect to the Debt Securities and the circumstances under which the Global Security may be registered for transfer or exchange in the name of a person other than the Depositary or its nominee;

     - the applicability, if any, of the provisions described under "Defeasance and Covenant Defeasance;"

     - any additional event of default, and in the case of any Subordinated Debt Securities, any additional event of default that would result in the acceleration of the maturity thereof; and

     - any other terms of the Debt Securities. (Section 301)

     Some of the Debt Securities may be issued as original issue discount Debt Securities. Original issue discount Debt Securities are securities sold by us for substantially less than their stated principal amount. Federal income tax consequences and other special considerations applicable to any original issue discount Debt Securities will be described in the applicable prospectus supplement. (Section 101)

SUBORDINATION OF SUBORDINATED DEBT SECURITIES

     Unless otherwise indicated in the applicable prospectus supplement, the following provisions apply to the Subordinated Debt Securities. The following section references are to sections of the Subordinated Indenture.

     The Subordinated Debt Securities will be subordinated in right of payment to all Senior Indebtedness, as defined below. In certain events of insolvency, payments on the Subordinated Debt Securities will also be effectively subordinated in right of payment to all Other Financial Obligations, as defined below. In certain circumstances relating to any liquidation, dissolution, winding-up, reorganization, insolvency or similar proceeding of the Company, the holders of all Senior Indebtedness will first be entitled to receive payment in full before the holders of the Subordinated Debt Securities will be entitled to receive any payment in respect of the Subordinated Debt Securities. (Section
1302) If, after all payments have been made to the holders of Senior Indebtedness, (A) there are amounts available for payment on the Subordinated Debt Securities and (B) any person entitled to payment according to the terms of Other Financial Obligations has not received full payment, then amounts available for payments on the Subordinated Debt Securities will first be used to pay in full such Other Financial Obligations before any payment may be made on the Subordinated Debt Securities.

     In the event of the acceleration of the maturity of any Subordinated Debt Securities, all Senior Indebtedness will have to be repaid before any payment can be made on the Subordinated Debt Securities. (Section 1303) No payments on the Subordinated Debt Securities may be made in the event:

     - there is a default in any payment with respect to any Senior Indebtedness, or an event of default with respect to any Senior Indebtedness permitting the holders thereof to accelerate the maturity of the Senior Indebtedness, or

     - if there is pending any judicial proceeding with respect to any default. (Section 1304)

     By reason of the subordination, in the event of our insolvency, our creditors who are not holders of Senior Indebtedness or the Subordinated Debt Securities may recover less, proportionately, than holders of Senior Indebtedness and may recover more, proportionately, than holders of the Subordinated Debt Securities.

     "Senior Indebtedness" is defined in the Subordinated Indenture to mean the principal of, premium, if any, and interest on (A) all indebtedness for money borrowed by us, including indebtedness of others that we guarantee, other than the Subordinated Debt Securities, whether outstanding on the date of the Subordinated Indenture or created, assumed or incurred after that date and (B) any amendments, renewals, extensions, modifications and refundings of any indebtedness, unless in either case the instrument evidencing any such indebtedness provides that the indebtedness is not superior in right of payment to the Subordinated Debt Securities. (Section 101) For the

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

purposes of this definition, "indebtedness for money borrowed" is defined as:

     - any obligation of ours or any obligation guaranteed by us for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments;

     - any deferred payment obligation of ours or any such obligation guaranteed by us for the payment of the purchase price of property or assets evidenced by a note or similar instrument; and

     - any obligation of ours or any such obligation guaranteed by us for the payment of rent or other amounts under a lease of property or assets which obligation is required to be classified and accounted for as a capitalized lease on our balance sheet under generally accepted accounting principles.

     "Other Financial Obligations" is defined in the Subordinated Indenture to mean all of our obligations to make payment pursuant to the terms of financial instruments, such as:

     - securities contracts and foreign currency exchange contracts;

     - derivative instruments, such as swap agreements (including interest rate and currency and foreign exchange rate swap agreements), cap agreements, floor agreements, collar agreements, interest rate agreements, foreign exchange agreements, options, commodity futures contracts and commodity options contracts; and

     - in the case of the instruments described above, similar financial instruments other than obligations on account of Senior Indebtedness and obligations on account of indebtedness for money borrowed ranking equal or subordinate to the Subordinated Debt Securities. (Section 101)

     The Subordinated Indenture does not limit the amount of other indebtedness that we or any of our subsidiaries may issue. As of June 30, 2000, the aggregate principal amount of Senior Indebtedness we had outstanding was $1.4 billion.

RESTRICTION ON SALE OR ISSUANCE OF VOTING STOCK OF THE BANK

     The Senior Indenture contains a covenant by us that neither we nor any subsidiary will sell, assign, transfer, grant a security interest or otherwise dispose of any shares of voting stock, or any securities convertible into, or options, warrants or rights to purchase shares of voting stock of the Bank or any subsidiary owning any shares of the Bank. In addition, we will not permit the Bank or any subsidiary owning any shares of voting stock of the Bank to issue any shares of the Bank's voting stock or any securities convertible into, or options, warrants or rights to purchase shares of the Bank's voting stock. These restrictions will not apply to sales, assignments, transfers, issuances, grants of security interests or other dispositions which:

     - are for fair market value, as determined by our Board of Directors, and if, after giving effect to the transaction, we will own not less than 80% of the shares of voting stock of the Bank or any such subsidiary owning any shares of voting stock of the Bank free and clear of any security interest;

     - are made (x) in compliance with an order of a court or regulatory authority of competent jurisdiction, or (y) in compliance with a condition imposed by any court or authority permitting us to acquire any other bank or entity the activities of which are legally permissible for us or any subsidiary to engage in, or (z) in compliance with an undertaking made to such an authority in connection with an acquisition by us of any bank or entity the activities of which are legally permissible for us or any subsidiary to engage in, provided that, in the case of clauses (y) and (z), the assets of the bank or entity being acquired and its consolidated subsidiaries equal or exceed

       75% of the assets of the Bank or any subsidiary owning any shares of voting stock of the Bank and its respective consolidated subsidiaries on the date of acquisition; or

     - are made to us or any wholly-owned subsidiary.

Notwithstanding the restrictions described above, the Bank may be merged into or consolidated with another banking institution organized under the laws of the United States, any State or the District of Columbia, if, after giving effect to the merger or consolidation, we or any wholly-owned subsidiary owns at least 80% of the voting stock of the other banking institution then issued and outstanding free and clear of any security interest and if, immediately after giving effect to the merger or consolidation, no event of default exists. (Section 1008) This restriction is not included in the Subordinated Indenture.

EVENTS OF DEFAULT

     Unless otherwise provided in the applicable prospectus supplement, the Indentures define an event of default as any one of the following events:

     - default in the payment of any interest upon any Debt Security and continuance of that default for a period of 30 days (in the case of the Subordinated Indenture, whether or not payment is prohibited by the subordination provisions);

     - default in the payment of the principal of (or premium, if any, on) any Debt Security at its maturity (in the case of the Subordinated Indenture, whether or not payment is prohibited by the subordination provisions);

     - failure to deposit any sinking fund payment (in the case of the Subordinated Indenture, whether or not payment is prohibited by the subordination provisions);

     - our failure to perform any other covenants or warranties in the applicable Indenture, other than a covenant or warranty included in the applicable Indenture solely for the benefit of a series of Debt Securities under the applicable Indenture other than that series, continuing for 60 days after the holders of at least 25% in principal amount of the outstanding Debt Securities have given written notice;

     - our failure, or the Bank's failure, to pay the principal of, or acceleration of, any indebtedness for borrowed money in an aggregate principal amount exceeding $10,000,000, if the acceleration is not annulled within 10 days after due notice;

     - certain events relating to our or the Bank's bankruptcy, insolvency or reorganization; and

     - any other event of default provided with respect to Debt Securities of that series. (Section 501)

     If an event of default occurs with respect to the Debt Securities, the Trustee under the applicable Indenture will give the holders of the Debt Securities notice of the default. However, if we fail to perform certain covenants or warranties in the applicable Indenture, the Trustee will not give notice to holders until at least 30 days after the 60-day cure period has expired. (Section 602)

     If any event of default with respect to the Senior Debt Securities of any series occurs and is continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of that series may declare the principal amount or, if the Debt Securities of that series are original issue discount Debt Securities, a specified portion of the principal amount of all the Senior Debt Securities of that series to be due and payable immediately. The Trustee and the holders will not be entitled to accelerate the maturity of the Subordinated Debt Securities upon the occurrence of any of the events of default described above except in the case of certain events relating to our bankruptcy, insolvency or reorganization. There is no right of acceleration in the case of a default in the performance of any covenant with respect to the Subordinated Debt Securities, including the payment of interest or principal. At any time after a declaration of acceleration with respect to Debt Securities of any series has been made, but before a judgment or decree based on acceleration has been obtained, the holders of a majority in aggregate principal amount of outstanding Debt Securities of that series may, under certain circumstances, rescind and annul the acceleration. (Section 502)

     The Indentures provide that, subject to the duty of the Trustee during default to act with the required standard of care, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders, unless the holders have offered reasonable indemnity to the Trustee. (Section 603) Subject to the provisions for the indemnification of the Trustee and to certain other conditions, the holders of a majority in aggregate principal amount of the outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Debt Securities of that series. (Section 512)

     No holder of any series of Debt Securities will have any right to institute any proceeding with respect to the applicable Indenture or for the appointment of a receiver or a trustee or for any remedy under the applicable Indenture, unless:

     - the holder will have previously given to the Trustee written notice of a continuing event of default;

     - the holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of that series will have made written request, and offered reasonable indemnity, to the Trustee to institute the proceeding as trustee; and

     - the Trustee will not have received from the holders of a majority in aggregate principal amount of the outstanding Debt Securities of that series a direction inconsistent with the request and will have failed to institute the proceeding within 60 days. (Section 507)

     However, these limitations do not apply to a suit instituted by a holder of a Debt Security for enforcement of payment of the principal of and premium, if any, or interest on the Debt Security on or after the respective due dates expressed in the Debt Security. (Section 508)

     We are required under each Indenture to furnish to the Trustee annually a statement as to our performance of certain obligations under the Indenture and as to any default in the performance. (Section 1004)

DEFEASANCE AND COVENANT DEFEASANCE

     The Indentures provide, if the provision is made applicable to the Debt Securities of any series pursuant to Section 301 of the applicable Indenture, which will be indicated in the applicable prospectus supplement, that we may elect either (a) to defease and be discharged from all obligations relating to the Debt Securities then outstanding, including, in the case of Subordinated Debt Securities, the provisions described under "Subordination of Subordinated Debt Securities" and except for certain obligations to register the transfer of or exchange of the Debt Securities, replace stolen, lost or mutilated Debt Securities, maintain paying agencies and hold monies for payment in trust, referred to as "defeasance" or (b) to be released from our obligations with respect to the Debt Securities under any covenant applicable to the Debt Securities which is determined pursuant to Section 301 of the applicable Indenture to be subject to covenant defeasance and, with respect to Senior Debt Securities, to be released from our obligations concerning the restriction on sale or issuance of voting stock described under "Restriction on Sale or Issuance of voting stock of the Bank," referred to as "covenant defeasance," and the occurrence of an event described in the fourth item regarding covenants subject to covenant defeasance or the fifth item listed under "Events of Default" above will no longer be an event of default, in each case (a) or (b), if we deposit, in trust, with the Trustee under the applicable Indenture, money or U.S. Government Obligations, which through the payment of interest and principal in accordance with their terms will provide money, in an amount sufficient, without reinvestment, to pay all the principal of (and premium, if any) and interest on such Debt Securities on the dates such payments are due, which may include one or more redemption dates designated by us, and any mandatory sinking fund or analogous payments thereon in accordance with the terms of the Debt Securities. This trust may only be established if, among other things:

     - no event of default or event which with the giving of notice or lapse of time, or both, would become an event of default under the Indenture will have occurred and be continuing on the date of the deposit;

     - the deposit will not cause the Trustee under the applicable Indenture to have any conflicting interest with respect to our other securities;

     - we will have delivered an opinion of counsel to the effect that the holders will not recognize income, gain or loss for Federal income tax purposes as a result of the deposit or defeasance and will be subject to Federal income tax in the same manner as if the defeasance had not occurred; and

     - in the case of Subordinated Debt Securities, no default in the payment of principal of any Senior Indebtedness will have occurred or be continuing and no other event of default with respect to any Senior Indebtedness will have occurred and be continuing, permitting, after notice or lapse of time or both, the acceleration thereof.

     We may exercise our defeasance option with respect to the Debt Securities notwithstanding our prior exercise of our covenant defeasance option. If we exercise our defeasance option, payment of the Debt Securities may not be accelerated because of an event of default. If we exercise our covenant defeasance option, payment of the Debt Securities may not be accelerated by reference to the covenants noted under clause (b) under the caption "Defeasance and Covenant Defeasance" above. In the event we fail to comply with our remaining obligations with respect to the Debt Securities under the applicable Indenture after exercising our covenant defeasance option and the Debt Securities are declared due and payable because of the occurrence of any event of default, the amount of money and U.S. Government Obligations on deposit with the Trustee may be insufficient to pay amounts due on the Debt Securities of such series at the time of the acceleration resulting from the event of default. However, we will remain liable for these payments. (Article Thirteen and Article Fourteen of the Senior Indenture and the Subordinated Indenture, respectively.)

MODIFICATION AND WAIVER

     We and the Trustee under the applicable Indenture may make modifications and amendments to the Indentures with the consent of the holders of not less than 66 2/3% in aggregate principal amount of the outstanding Debt Securities of each series issued under the Indenture and affected by the modification or amendments. However, no modification or amendment may, without the consent of each holder of Debt Securities affected by the modification or amendment:

     - change the stated maturity of any Debt Security;

     - reduce the principal amount of, or the premium, if any, or, except as otherwise provided in the applicable prospectus supplement, interest on, any Debt Security, including in the case of an original issue discount Debt Security the amount payable upon acceleration of the maturity of the Debt Security;

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

     - change the place or currency of payment of principal of, premium, if any, or interest on any Debt Security;

     - impair the right to institute suit for the enforcement of any payment on any Debt Security on or at the stated maturity, or in the case of redemption, on or after the redemption date;

     - in the case of the Subordinated Indenture, modify the subordination provisions in a manner adverse to the holders of the Subordinated Debt Securities; or

     - reduce the percentage in principal amount of outstanding Debt Securities of any series, the consent of whose holders is required for modification or amendment of the Indenture or for waiver of certain defaults or, in the case of the Senior Indenture, for waiver of compliance with certain provisions of the Indenture. (Section 902)

     The holders of at least 66 2/3% in aggregate principal amount of the outstanding Senior Debt Securities of any series may, on behalf of all holders of that series, waive our compliance with certain restrictive provisions of the applicable Indenture. (Section 1009) The holders of a majority in aggregate principal amount of the Senior Debt Securities or the Subordinated Debt Securities may, on behalf of all holders of the Senior Debt Securities or the Subordinated Debt Securities, respectively, waive any past default under the applicable Indenture, except a default in the payment of principal, premium or interest or in the performance of certain covenants. (Section 513)

CONSOLIDATION, MERGER AND SALE OF ASSETS

     Under each Indenture, we may consolidate with or merge into any other corporation or convey, transfer or lease our properties and assets substantially as an entirety to any person without the consent of the holders of any of the outstanding Debt Securities provided that:

     - any successor or purchaser is a corporation organized under the laws of the United States of America, any State or the District of Columbia, and will expressly assume our obligations on the Debt Securities under a supplemental Indenture;

     - immediately after giving effect to the transaction no event of default, and no event which, after notice or lapse of time or both, would become an event of default, will have occurred and be continuing;

     - if our properties or assets become subject to a mortgage, pledge, lien, security interest or other encumbrance not permitted by the Indenture, we or the successor person takes the necessary steps to secure the Securities equally and ratably with (or prior to) all indebtedness secured thereby; and

     - we have delivered to the Trustee under the applicable Indenture an officers' certificate and an opinion of counsel stating compliance with these provisions. (Section 801)

GLOBAL DEBT SECURITIES

     The Debt Securities of a series may be issued in the form of one or more Global Securities that will be deposited with a Depositary or its nominee identified in the applicable prospectus supplement. In such a case, one or more Global Securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding Debt Securities of the series to be represented by the Global Security or Securities. Unless and until it is exchanged in whole or in part for Debt Securities in definitive registered form, a Global Security may not be registered for transfer or exchange except as a whole by the Depositary for the Global Security to a nominee for the Depositary and except in the circumstances described in the applicable prospectus supplement. (Sections 204 and 305)

     The specific terms of the depositary arrangement with respect to any portion of a series of Debt Securities to be represented by a

Global Security will be described in the applicable prospectus supplement.

CONCERNING THE TRUSTEES

     Bankers Trust Company and The Bank of New York are Trustees under the Senior Indenture and the Subordinated Indenture, respectively. In the normal course of business, we and our subsidiaries conduct banking transactions with the Trustees, and the Trustees conduct banking transactions with us and our subsidiaries. Bankers Trust Company and The Bank of New York each serve as trustee for several of the trusts established in connection with certain of the Bank's asset securitizations.

                         DESCRIPTION OF PREFERRED STOCK

     The following summary contains a description of the general terms of the preferred stock, par value $.01 per share, the "Preferred Stock," to which any prospectus supplement may relate. Certain terms of any series of the Preferred Stock offered by any prospectus supplement will be described in the prospectus supplement for that series of the Preferred Stock. If so indicated in the prospectus supplement, the terms of any such series, including any Depositary Shares, as defined below, issued in conjunction with Preferred Stock, may differ from the terms described below. Certain provisions of the Preferred Stock described below and in any prospectus supplement are not complete. You should refer to our Articles of Incorporation and the articles supplementary to our Articles of Incorporation which will be filed with the Commission in connection with the offering of the series of Preferred Stock.

GENERAL

     Our Articles of Incorporation authorize our Board of Directors or a committee of our Board of Directors to provide for the issuance of Preferred Stock in one or more series, without stockholder action. The Board of Directors can determine the rights, preferences and limitations of each series. Under the Articles of Incorporation, 20,000,000 shares are classified as Preferred Stock. Our Board of Directors has authority to reclassify authorized but unissued shares of any stock as Preferred Stock or other stock having preferred dividend and voting rights and other characteristics determined by our Board of Directors. Prior to the issuance of each series of Preferred Stock, our Board of Directors will adopt resolutions creating and designating the series as a series of Preferred Stock. As of June 30, 2000, the Company had outstanding 4,547,882 shares of 7 1/2% Cumulative Preferred Stock, Series A, and 4,026,000 shares of Adjustable Rate Cumulative Preferred Stock, Series B.

     The Preferred Stock has the terms described below, unless otherwise provided in the prospectus supplement relating to a particular series of the Preferred Stock. You should read the prospectus supplement relating to the particular series of the Preferred Stock offered thereby for specific terms, including:

     - the designation of the Preferred Stock and the number of shares offered;

     - the amount of liquidation preference per share;

     - the price at which the Preferred Stock will be issued;

     - the dividend rate, or method of calculation, the dates on which dividends will be payable, whether the dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will commence to cumulate;

     - any redemption or sinking fund provisions of the Preferred Stock;

     - whether we have elected to offer Depositary Shares, as defined below; and

     - any additional voting, dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions of the Preferred Stock.

     The Preferred Stock will, when issued, be fully paid and nonassessable and have no preemptive rights. Unless otherwise specified in the prospectus supplement, each series of the Preferred Stock will rank equally as to dividends and liquidation rights in all respects with each other series of the Preferred Stock.

RANK

     Any series of the Preferred Stock will, with respect to dividend rights and rights on liquidation, winding-up and dissolution, rank:

     - senior to all classes of Common Stock and to all equity securities issued by us the terms of which specifically provide that the equity securities will rank junior to the Preferred Stock, collectively referred to as the "Junior Securities;"

     - equally with all equity securities issued by us the terms of which specifically provide that the equity securities will rank equally with the Preferred Stock, collectively referred to as the "Parity Securities;" and

     - junior to all equity securities issued by us the terms of which specifically provide that the equity securities will rank senior to the Preferred Stock.

DIVIDEND RIGHTS

     Holders of the Preferred Stock of each series will be entitled to receive, when, as and if declared by the Board of Directors, cash dividends at the rates and on the dates described in the prospectus supplement. The rate may be fixed or variable or both. Each dividend will be payable to the holders of record as they appear on our stock record books or, if applicable, the records of the Depositary referred to below under "Depositary Shares," on record dates determined by the Board of Directors. Dividends on any series of the Preferred Stock may be cumulative or noncumulative, as provided in the prospectus supplement. Our ability to pay dividends on our Preferred Stock is subject to policies established by the Federal Reserve Board. See "Regulatory
Matters -- Dividend Restrictions."

     No full dividends may be declared or paid or funds set apart for the payment of dividends on any Parity Securities unless dividends have been paid or set apart for payment on the Preferred Stock. If full dividends are not paid, the Preferred Stock will share dividends pro rata with the Parity Securities. No dividends may be declared or paid or funds set apart for the payment of dividends on any Junior Securities unless full cumulative dividends for all dividend periods terminating on or prior to the date of the declaration or payment will have been paid or declared and a sum sufficient for the payment set apart for payment on the Preferred Stock.

     Each series of Preferred Stock will be entitled to dividends as described in the prospectus supplement, which may be based upon one or more methods of determination. Different series of the Preferred Stock may be entitled to dividends at different rates or based upon different methods of determination.

VOTING RIGHTS

     Except as indicated in the prospectus supplement, or except as expressly required by applicable law, the holders of the Preferred Stock will not be entitled to any voting rights.

     Under regulations adopted by the Federal Reserve Board if the holders of any series of Preferred Stock become entitled to vote for the election of directors because dividends on that series are in arrears, that series may then be deemed a "class of voting securities." In such case, a holder of 25% or more of the series, or a holder of 5% or more if that holder exercises a "controlling influence" over the Company, may then be subject to regulation as a bank holding company in accordance with the BHCA. In addition, at such time as the series is deemed a class of voting securities, (A) any other bank holding company may be required to obtain the approval of the Federal Reserve Board to acquire or retain 5% or more of that series and (B) any person other than a bank holding company may be required to obtain the approval of the Federal Reserve Board to acquire or retain 10% or more of that series.

RIGHTS UPON LIQUIDATION

     In the event we liquidate, dissolve or wind-up our affairs, either voluntarily or involuntarily, the holders of each series of Preferred Stock will be entitled to receive, before any distribution of assets is made to holders of Junior Securities, including common stock, liquidating distributions in the amount described in the prospectus supplement relating to each series of the Preferred Stock, plus an amount equal to accrued and unpaid dividends and, if the series of the Preferred Stock is cumulative, for all dividend periods prior to that point in time. If the amounts payable with respect to the Preferred Stock of any series and any other Parity Securities are not paid in full, the holders of the Preferred Stock of the applicable series and the Parity Securities will share proportionately in the distribution of our assets in proportion to the full liquidation preferences to which they are entitled. After the holders of Preferred Stock and the Parity Securities are paid in full, they will have no right or claim to any of our remaining assets.

     Because we are a bank holding company, our rights, the rights of our creditors and of our stockholders, including the holders of the shares of the Preferred Stock offered by this prospectus, to participate in the assets of any subsidiary, upon the subsidiary's liquidation or recapitalization may be subject to the prior claims of the subsidiary's creditors except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary.

REDEMPTION

     A series of the Preferred Stock may be redeemable, in whole or in part, at our option or the option of the holder. In addition, a series of Preferred Stock may be subject to mandatory redemption under a sinking fund. The redemption provisions that may apply to a series of Preferred Stock, including the redemption dates and the redemption prices for that series, will be described in the prospectus supplement.

     In the event of partial redemptions of Preferred Stock, whether by mandatory or optional redemption, the Board of Directors will determine the method for selecting the shares to be redeemed, which may be by lot or pro rata or by any other method determined to be equitable.

     On or after a redemption date, unless we default in the payment of the redemption price, dividends will cease to accrue on shares of Preferred Stock called for redemption. In addition, all rights of holders of the shares will terminate except for the right to receive the redemption price.

     Under current regulations, bank holding companies may exercise an option to redeem shares of preferred stock included as Tier 1 capital, or exchange the preferred stock for debt securities, without the prior approval of the Federal Reserve Board, if the bank holding company will remain well-capitalized, received a composite rating of 1 or 2 on its most recent BOPEC inspection and is not the subject of any unresolved supervisory issues. BOPEC refers to the rating system used by the Federal Reserve Board to rate the financial condition of bank holding companies.

CONVERSION

     The prospectus supplement will state the terms, if any, on which shares of a series of Preferred Stock are convertible into other securities of ours.

DEPOSITARY SHARES

     GENERAL. We may, at our option, elect to offer fractional shares of Preferred Stock, "Depositary Shares," rather than full shares of Preferred Stock. If we do, we will issue to the public receipts, "Depositary Receipts," for Depositary Shares, each of which will represent a fraction, to be described in the prospectus supplement, of a share of a particular series of Preferred Stock.

     The shares of any series of Preferred Stock represented by Depositary Shares will be deposited under a Deposit Agreement, the "Deposit Agreement," between us and the depositary named in the prospectus supplement, the "Depositary." Subject to the terms of the Deposit Agreement, each owner of a Depositary Share will be entitled, in proportion to the applicable fractional interest in shares of Preferred Stock represented by the Depositary Share, to all the rights and preferences of the Preferred Stock represented by the Depositary Shares. Those rights include dividend, voting, redemption, subscription and liquidation rights.

     The following summary of certain provisions of the Deposit Agreement is not complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Deposit Agreement. Whenever particular sections of the Deposit Agreement are referred to, it is intended that the sections shall be incorporated by reference in this prospectus. You should read copies of the forms of Deposit Agreement and Depositary Receipt filed as an exhibit to the Registration Statement.

     DIVIDENDS AND OTHER DISTRIBUTIONS. The Depositary will distribute all cash dividends or other cash distributions received in respect of the Preferred Stock to the record holders of Depositary Shares relating to that Preferred Stock in proportion to the number of Depositary Shares owned by those holders. (Section 4.01)

     If there is a distribution other than in cash, the Depositary will distribute property received by it to the record holders of Depositary Shares in an equitable manner, unless the Depositary determines that it is not feasible to make the distribution. If this occurs, the Depositary may sell the property and distribute the net proceeds for the sale to the applicable holders. (Section 4.02)

     REDEMPTION OF DEPOSITARY SHARES. If a series of Preferred Stock represented by Depositary Shares is subject to redemption, the Depositary Shares will be redeemed from the proceeds received by the Depositary resulting from the redemption, in whole or in part, of that series of Preferred Stock held by the Depositary. The redemption price per Depositary Share will be equal to the applicable fraction of the redemption price per share payable with respect to that series of the Preferred Stock. Whenever we redeem shares of Preferred Stock held by the Depositary, the Depositary will redeem, as of the same redemption date, the number of Depositary Shares representing shares of Preferred Stock so redeemed. If fewer than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by lot, pro rata or by any other equitable method as determined by the Depositary. (Section 2.08)

     VOTING THE PREFERRED STOCK. Upon receipt of notice of any meeting at which the holders of the Preferred Stock are entitled to vote, the Depositary will mail the information contained in the notice of meeting to the record holders of the Depositary Shares relating to the Preferred Stock. Each record holder of those Depositary Shares on the record date (which will be the same date as the record date for the Preferred Stock) will be entitled to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of the Preferred Stock represented by that holder's Depositary Shares. The Depositary will try, as much as practicable, to vote the amount of the Preferred Stock represented by those Depositary Shares in accordance with such instructions, and we will agree to take all reasonable action which may be deemed necessary by the Depositary in order to enable the Depositary to do so. The Depositary will not vote shares of the Preferred Stock to the extent it does not receive specific instructions from the holder of Depositary Shares representing the Preferred Stock. (Section 4.05)

     AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT. The form of Depositary Receipt evidencing the Depositary Shares and any provision of the Deposit Agreement may be amended at any time by agreement between us and the Depositary. However, any amendment which materially and adversely alters the rights of the holders of Depositary Shares will not be effective unless the amendment has been approved by the holders of at least a majority of

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

the Depositary Shares outstanding at that time. (Section 6.01) The Deposit Agreement will terminate only if (A) all outstanding Depositary Shares have been redeemed or (B) there has been a final distribution in respect of the Preferred Stock in connection with our liquidation, dissolution or winding-up and the Preferred Stock has been distributed to the holders of Depositary Receipts. (Section 6.02)

     CHARGES OF DEPOSITARY. We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the Depositary in connection with the initial deposit of the Preferred Stock and issuance of Depositary Receipts, all withdrawals of shares of Preferred Stock by owners of Depositary Shares and any redemption of the Preferred Stock. Holders of Depositary Receipts will pay other transfer and other taxes and governmental charges and any other charges as are expressly provided in the Deposit Agreement to be for their accounts. (Section 5.07)

     RESIGNATION AND REMOVAL OF DEPOSITARY. The Depositary may resign at any time by delivering notice to us of its election to do so. We may at any time remove the Depositary. Any resignation or removal will take effect upon the appointment of a successor Depositary and its acceptance of such appointment. The successor Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000. (Section 5.04)

     MISCELLANEOUS. The Depositary will forward all reports and communications from us that we deliver to the Depositary and which we are required or otherwise determine to furnish to the holders of the Preferred Stock. (Section 4.07)

     Neither we nor the Depositary will be liable under the Deposit Agreement to holders of Depositary Receipts other than for our negligence, willful misconduct or bad faith. Neither we nor the Depositary will be obligated to prosecute or defend any legal proceeding in respect of any Depositary Shares or Preferred Stock unless satisfactory indemnity is furnished. We and the Depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting Preferred Stock for deposit, holders of Depositary Receipts or other persons believed to be competent and on documents believed to be genuine. (Section 5.03)

                          DESCRIPTION OF COMMON STOCK

     The following summary is not complete and you should refer to the applicable provisions of the Maryland General Corporation Law and the Articles of Incorporation and by-laws of the Company. See "Where You Can Find More Information."

     We are authorized to issue up to 1,500,000,000 shares of common stock, par value $.01 per share, the "Common Stock." At June 30, 2000, we had issued and outstanding 801,781,250 shares of Common Stock. In August 2000, we issued 50,000,000 shares of Common Stock.

     Holders of our Common Stock are entitled to receive, pro rata, dividends declared by the Board of Directors out of funds legally available for their payment. Our ability to pay dividends to our stockholders may be limited by federal law. See "Regulatory Matters." In the event of our liquidation, dissolution or winding-up, holders of Common Stock are entitled to share proportionately in the assets available for distribution to stockholders.

     Each share of Common Stock is entitled to one vote on each matter submitted to a vote of stockholders. Holders of shares of Common Stock have noncumulative voting rights, which means that the holders of more than 50% of the shares voting for the election of directors can elect 100% of the directors, and the holders of the remaining shares voting for the election of

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

directors will not be able to elect any directors. The Common Stock has no conversion rights and is not redeemable. All outstanding shares of Common Stock are, and the shares sold in the offerings will be when issued, fully paid and nonassessable. Our stockholders have no preemptive rights to subscribe for additional shares of our stock or other securities of ours except as may be granted by the Board of Directors.

                       DESCRIPTION OF SECURITIES WARRANTS

     We may issue securities warrants, the "Securities Warrants," to purchase Debt Securities, Preferred Stock, Depositary Shares or Common Stock, collectively, the "Securities." Securities Warrants may be issued independently or together with Debt Securities, Preferred Stock, Depositary Shares or Common Stock and may be attached to or separate from any offered securities. Each series of Securities Warrants will be issued under a separate warrant agreement, each a "Warrant Agreement," to be entered into between us and a warrant agent, the "Warrant Agent." The Warrant Agent will act solely as our agent in connection with the Securities Warrants and will not assume any obligation or relationship of agency or trust for or with holders or beneficial owners of Securities Warrants. Below is a description of certain general terms and provisions of the Securities Warrants that we may offer. Further terms of the Securities Warrants and the applicable Warrant Agreement will be described in the prospectus supplement.

     The prospectus supplement will specify the particular terms of the Securities Warrants being offered. These terms may include:

     - the title of the Securities Warrants;

     - the aggregate number of the Securities Warrants;

     - the price or prices at which the Securities Warrants will be issued;

     - the designation, aggregate principal amount and terms of the securities purchasable upon exercise of the Securities Warrants;

     - the designation and terms of the Securities with which the Securities Warrants are issued and the number of the Securities Warrants issued with each such security;

     - if applicable, the date on and after which the Securities Warrants and the related securities will be separately transferable;

     - the price at which the securities purchasable upon exercise of the Securities Warrants may be purchased;

     - the date on which the right to exercise the Securities Warrants will commence and the date on which the right will expire;

     - the minimum or maximum amount of the Securities Warrants which may be exercised at any one time;

     - information with respect to book-entry procedures, if any;

     - a discussion of certain Federal income tax considerations; and

     - any other terms of the Securities Warrants, including terms, procedures and limitations relating to the exchange and exercise of the Securities Warrants.

                        DESCRIPTION OF CURRENCY WARRANTS

     We may issue currency warrants, the "Currency Warrants," from time to time. We have described below certain general terms and provisions of the Currency Warrants that we may offer. We will describe the particular terms of the Currency Warrants and the extent, if any, to which general provisions described below do not apply to the Currency Warrants offered in the prospectus supplement. The following summary is not complete. You should refer to the Currency Warrants and the currency warrant agreement relating to the specific Currency Warrants being offered for the complete terms of those Currency Warrants. We will file the form of Currency Warrants and currency warrant agreement with the SEC promptly after the offering of the specific Currency Warrants.

     We will issue each issue of Currency Warrants under a currency warrant agreement, the "Currency Warrant Agreement," to be entered into between us and a bank or trust company, as warrant agent, the "Currency Warrant Agent." The Currency Warrant Agent will act solely as our agent under the applicable Currency Warrant Agreement and will not assume any obligation to, or relationship of agency or trust for or with, any holders of Currency Warrants.

     We may issue Currency Warrants either in the form of:

     - currency put warrants, which entitle the holders to receive from us the cash settlement value in U.S. dollars of the right to sell a specified amount of a specified foreign currency or composite currency, the "designated currency," for a specified amount of U.S. dollars; or

     - currency call warrants, which entitle the holders to receive from us the cash settlement value in U.S. dollars of the right to purchase a specified amount of a designated currency for a specified amount of U.S. dollars.

     As a prospective purchaser of Currency Warrants, you should be aware of special United States Federal income tax considerations applicable to instruments such as the Currency Warrants. The prospectus supplement relating to each issue of Currency Warrants will describe those tax considerations.

     Unless otherwise specified in the applicable prospectus supplement, we will issue the Currency Warrants in the form of global currency warrant certificates, registered in the name of a depositary or its nominee. Holders will not be entitled to receive definitive certificates representing Currency Warrants. A holder's ownership of a Currency Warrant will be recorded on or through the records of the brokerage firm or other entity that maintains the holder's account. In turn, the total number of Currency Warrants held by an individual brokerage firm for its clients will be maintained on the records of the depositary in the name of that brokerage firm or its agent. Transfer of ownership of any Currency Warrant will be effected only through the selling holder's brokerage firm.

     Each issue of Currency Warrants will be listed on a national securities exchange, subject only to official notice of issuance, as a condition of sale of that issue of Currency Warrants. In the event that the Currency Warrants are delisted from, or permanently suspended from trading on, the applicable national securities exchange, the expiration date for those Currency Warrants will be the date the delisting or trading suspension becomes effective, and Currency Warrants not previously exercised will be deemed automatically exercised on that expiration date. The applicable Currency Warrant Agreement will contain a covenant from us that we will not seek to delist the Currency Warrants or suspend their trading on the applicable national securities exchange unless we have concurrently arranged for listing on another national securities exchange.

     Currency Warrants involve a high degree of risk, including risks arising from fluctuations in the price of the underlying currency, foreign exchange risks and the risk that the Currency Warrants will expire worthless. Further, the cash settlement value of Currency Warrants at any time prior to exercise or expiration may be less than the trading value of the Currency Warrants. The trading value of the Currency Warrants will fluctuate because that value is dependent, at any time, on a number of factors, including the time remaining to exercise the Currency Warrants, the relationship between the exercise price of the Currency Warrants and the price of the designated currency, and the exchange rate associated with the designated currency. Because Currency Warrants are unsecured obligations of the Company, changes in our perceived creditworthiness may also be expected to affect the trading prices of Currency Warrants. Finally, the amount of actual cash settlement of a Currency Warrant may vary as a result of fluctuations in the price of the designated currency between the time you give instructions to exercise the Currency Warrant and the time the exercise is actually effected.

     As a prospective purchaser of Currency Warrants you should be prepared to sustain a loss of some or all of the purchase price of your Currency Warrants. You should also be experienced with respect to options and option transactions and should reach an investment decision only after careful consideration with your advisers of the suitability of the Currency Warrants in light of your particular financial circumstances. You should also consider the information set forth under "Risk Factors" in the prospectus supplement relating to the particular issue of Currency Warrants and to the other information regarding the Currency Warrants and the designated currency set forth in the prospectus supplement.

                    DESCRIPTION OF STOCK PURCHASE CONTRACTS
                            AND STOCK PURCHASE UNITS

     We may issue stock purchase contracts, "Stock Purchase Contracts," representing contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of Common Stock at a future date or dates. The price per share of Common Stock may be fixed at the time the Stock Purchase Contracts are issued or may be determined by reference to a specific formula set forth in the Stock Purchase Contracts. The Stock Purchase Contracts may be issued separately or as a part of stock purchase units, "Stock Purchase Units," consisting of a Stock Purchase Contract and Debt Securities or debt obligations of third parties, including U.S. Treasury securities, securing the holders' obligations to purchase the Common Stock under the Stock Purchase Contracts. The Stock Purchase Contracts may require us to make periodic payments to the holders of the Stock Purchase Units or vice-versa. These payments may be unsecured or prefunded on some basis. The Stock Purchase Contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly issued prepaid stock purchase contracts, often known as prepaid securities, the "Prepaid Securities," upon release to a holder of any collateral securing each holder's obligation under the original Stock Purchase Contract.

     The prospectus supplement will describe the terms of any Stock Purchase Contracts or Stock Purchase Units, and, if applicable, Prepaid Securities.

             DESCRIPTION OF THE JUNIOR SUBORDINATED DEBT SECURITIES

GENERAL

     We may issue Junior Subordinated Debt Securities from time to time in one or more series under an indenture, the "Junior Subordinated Indenture," to be entered into between us and The Bank of New York, as trustee, the "Junior Subordinated Trustee." There is no limit on the aggregate principal amount of Junior Subordinated Debt Securities we may issue and we may issue the Junior Subordinated Debt Securities from time to time in one or more series under a supplemental indenture, or a resolution of our Board of Directors or a special committee of our Board of Directors.

     In the event we issue Junior Subordinated Debt Securities to a trust or a trustee of such trust in connection with the issuance of Trust Preferred Securities by such trust, we may subsequently distribute such Junior Subordinated Debt Securities pro rata to holders of such Trust Preferred Securities in connection with the dissolution and liquidation of such trust upon the occurrence of certain events described in the prospectus supplement relating to such Trust Preferred Securities. We will issue only one series of Junior Subordinated Debt Securities to a trust or a trustee of such trust in connection with the issuance of Trust Preferred Securities by such trust.

     The following summary of certain provisions of the Junior Subordinated Indenture is not complete. You should refer to the Junior Subordinated Indenture, which is filed as an exhibit to the Registration Statement.

TERMS

     The prospectus supplement relating to the particular series of Junior Subordinated Debt Securities being offered will specify the particular terms of those Junior Subordinated Debt Securities. These terms may include:

     - the title of the Junior Subordinated Debt Securities of the series;

     - the limit, if any, upon the aggregate principal amount of the Junior Subordinated Debt Securities of the series which may be issued;

     - the maturity or the method of determining the maturity;

     - the rate or rates, if any, at which the Junior Subordinated Debt Securities of the series will bear interest, if any;

     - the interest payment dates, our right, if any, to defer or extend an interest payment date, and the record dates for the interest payable on any interest payment date or the method by which any of the foregoing will be determined;

     - the place or places where the principal of and premium, if any, and interest on the Junior Subordinated Debt Securities of the series will be payable, the place or places where the Junior Subordinated Debt Securities of the series may be presented for registration of transfer or exchange and the place or places where notices and demands to or upon us regarding the Junior Subordinated Debt Securities of the series may be made;

     - the period or periods within which, or the date or dates on which, if any, the price or prices at which and the terms and conditions upon which the Junior Subordinated Debt Securities of the series may be redeemed, in whole or in part, at our option or your option;

     - the obligation or right, if any, of the Company or a holder to redeem, repay or purchase the Junior Subordinated Debt Securities of the series, and the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which and the other terms and conditions upon which Junior Subordinated Debt Securities of the series will be redeemed, repaid or purchased, in whole or in part, under that obligation;

     - the denominations in which any Junior Subordinated Debt Securities of the series will be issuable;

     - if other than in U.S. dollars, the currency or currencies (including currency unit or units) in which the principal of (and premium, if any) and interest, if any, on the Junior Subordinated Debt Securities of the series will be payable, or in which the Junior Subordinated Debt Securities of the series will be denominated;

     - the additions, modifications or deletions, if any, in the events of default under the Junior Subordinated Indenture or our covenants specified in the Junior

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

       Subordinated Indenture regarding the Junior Subordinated Debt Securities of the series;

     - any index or indices used to determine the amount of payments of principal of and premium, if any, on the Junior Subordinated Debt Securities of the series or the manner in which the amounts will be determined;

     - whether any Junior Subordinated Debt Securities of the series will be issuable in whole or in part in the form of one or more global securities and, in such case, the depositary for the global securities;

     - the appointment of any paying agent or agents for the Junior Subordinated Debt Securities of the series;

     - the terms and conditions of any obligation or right of us or a holder to convert or exchange Junior Subordinated Debt Securities of the series into Trust Preferred Securities;

     - the terms of subordination of the Junior Subordinated Debt Securities;
       and

     - any other terms of the Junior Subordinated Debt Securities of the series (which terms will not be inconsistent with the provisions of the Junior Subordinated Indenture).

SUBORDINATION

     The Junior Subordinated Debt Securities will be unsecured, subordinated and junior in right of payment to certain other indebtedness of ours to the extent set forth in the Junior Subordinated Indenture and the applicable prospectus supplement.

CERTAIN COVENANTS OF MBNA CORPORATION

     We will covenant that, in the event we issue Junior Subordinated Debt Securities to a trust, so long as any Trust Preferred Securities issued by such trust remain outstanding, if

     - there is an event of default (as defined below) under the Junior Subordinated Indenture;

     - we are in default regarding our payment of any obligations under our guarantee regarding the trust; or

     - we will have given notice of our election to defer interest payments with respect to the Junior Subordinated Debt Securities, or such deferral period or any extension of it will be continuing;

then we will not, and will not permit any of our subsidiaries to:

     - declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment regarding, any of our capital stock;

     - make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any of our debt securities that rank equal with or junior in interest to the Junior Subordinated Debt Securities; or

     - make any guarantee payments regarding any guarantee by us of the debt securities of any of our subsidiaries if such guarantee ranks equal with or junior in interest to the Junior Subordinated Debt Securities.

     However, at any time, we may do the following:

     - pay dividends or distributions in our capital stock;

     - make payments under the applicable guarantee made by us in respect of the Trust Preferred Securities of the applicable trust;

     - make any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the redemption or repurchase of any such rights under the plan; and

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

     - purchase common stock related to the issuance of common stock or rights under any of our benefit plans related to the issuance of common stock or rights under a dividend reinvestment and stock purchase plan, or related to the issuance of common stock as consideration in an acquisition that was entered into prior to any deferral period.

     If we issue Junior Subordinated Debt Securities to a trust or a trustee of such trust in connection with the issuance of Trust Preferred Securities of such trust, for so long as such Trust Preferred Securities remain outstanding, we will covenant:

     - to directly or indirectly maintain 100% ownership of the trust common securities of such trust; provided, however, that any of our permitted successors under the Junior Subordinated Indenture may succeed to our ownership of such trust common securities;

     - not to cause the termination, liquidation or winding-up of such trust, except in connection with a distribution of the Junior Subordinated Debt Securities as provided in the trust agreement of such trust and in connection with certain mergers, consolidations or amalgamations; and

     - to use our reasonable efforts to cause such trust to remain classified as a grantor trust and not as an association taxable as a corporation for United States income tax purposes.

OPTION TO DEFER INTEREST PAYMENTS

     If provided in the applicable prospectus supplement, we will have the right to defer interest payments on the Junior Subordinated Debt Securities from time to time during the term of any series of Junior Subordinated Debt Securities for up to such number of consecutive interest payment periods as specified in the applicable prospectus supplement, but the deferral of interest payments cannot extend beyond the maturity date of the series of Junior Subordinated Debt Securities.

MODIFICATION OF INDENTURE

     We and the Junior Subordinated Trustee with the consent of the holders of not less than a majority in principal amount of the Junior Subordinated Debt Securities of each series which are affected by the modification, may modify the Junior Subordinated Indenture or any supplemental indenture affecting that series or the rights of the holders of that series of Junior Subordinated Debt Securities. However, no modification may, without the consent of the holder of each outstanding Junior Subordinated Debt Security affected:

     - change the fixed maturity of any Junior Subordinated Debt Securities of any series;

     - reduce the principal amount;

     - reduce the rate or extend the time of payment of interest; or

     - reduce the percentage of Junior Subordinated Debt Securities, the holders of which are required to consent to any such modification of the Junior Subordinated Indenture.

     If Junior Subordinated Debt Securities are held by a trust, as long as the related Trust Preferred Securities are outstanding, without the consent of holders of not less than a majority in aggregate liquidation amount of all such Trust Preferred Securities affected:

     - no modification can be made that adversely affects holders of such Trust Preferred Securities in any material respect;

     - no termination of the Junior Subordinated Indenture can occur; and

     - no waiver of any event of default or compliance with any covenant under the Junior Subordinated Indenture will be effective.

Additionally, if a consent under the Junior Subordinated Indenture requires the consent of each holder of the Junior Subordinated Debt Securities, the property trustee of the trust cannot consent without the prior consent of each holder of the related Trust Preferred Securities.

     We and the Junior Subordinated Trustee may, without the consent of any holder of Junior Subordinated Debt Securities, amend, waive or supplement the Junior Subordinated Indenture for certain other specified purposes including curing ambiguities, defects or inconsistencies, provided such actions do not materially and adversely affect the interests of the holders of any Junior Subordinated Debt Securities.

EVENTS OF DEFAULT

     The Junior Subordinated Indenture provides that any one or more of the following events with respect to the Junior Subordinated Debt Securities that has occurred and is continuing constitutes an event of default:

     - our failure to pay any interest on the Junior Subordinated Debt Securities for 30 days after the due date, except where we have properly deferred the interest payment;

     - our failure to pay any principal or premium, if any, on the Junior Subordinated Debt Securities when due whether at maturity, upon redemption or otherwise;

     - our failure to observe or perform in any material respect certain other covenants or agreements contained in the Junior Subordinated Indenture for 90 days after written notice to us from the Junior Subordinated Trustee or the holders of at least 25% in aggregate outstanding principal amount of the outstanding Junior Subordinated Debt Securities; or

     - our bankruptcy, insolvency or reorganization.

     The holders of a majority of the aggregate outstanding principal amount of the Junior Subordinated Debt Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Junior Subordinated Trustee. The Junior Subordinated Trustee, or the holders of at least 25% in aggregate outstanding principal amount of the Junior Subordinated Debt Securities, may declare the principal due and payable immediately upon an event of default under the Junior Subordinated Indenture. If the Junior Subordinated Trustee or such holders fail to make such declaration, the holders of at least 25% aggregate liquidation amount of the related Trust Preferred Securities shall have the right to do so. The holders of a majority in principal amount of Junior Subordinated Debt Securities can annul such declaration. If the holders of the Junior Subordinated Debt Securities fail to annul such declaration, the holders of a majority in aggregate liquidation amount of the related Trust Preferred Securities shall have the right to do so.

     Holders of a majority in principal amount of Junior Subordinated Debt Securities may, on behalf of all holders, waive any default except a default in the payment of principal or interest or a default of a covenant or provision which under the Junior Subordinated Indenture cannot be modified without the consent of each holder. If the holders of the Junior Subordinated Debt Securities fail to waive such default, the holders of a majority in aggregate liquidation amount of the related Trust Preferred Securities shall have such right.

     We must file annually with the Junior Subordinated Trustee a certificate as to whether or not we are in compliance with all the conditions and covenants under the Junior Subordinated Indenture.

     If an event of default under the Junior Subordinated Indenture has occurred and is continuing, the property trustee will have the right to declare the principal of and the interest on the Junior Subordinated Debt Securities, and any other amounts payable under the Junior Subordinated Indenture, to be immediately due and payable and to enforce its other rights as a creditor with respect to the Junior Subordinated Debt Securities.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF TRUST PREFERRED SECURITIES

     If an event of default occurs under the Junior Subordinated Indenture and that event is attributable to our failure to pay interest, premium, if any, or principal on the Junior Subordinated Debt Securities on the applicable due date, then if the Junior Subordinated Debt Securities are held by a trust, a holder of the related Trust Preferred Securities may institute a legal proceeding directly against us for enforcement of payment on the Junior Subordinated Debt Securities having a principal amount equal to the aggregate liquidation amount of the Trust Preferred Securities of that holder.

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

     We will not consolidate with or merge into any other entity or convey or transfer our properties and assets substantially as an entirety to any entity unless:

     - the successor entity is organized under the laws of the United States or any state or the District of Columbia,

     - the successor entity expressly assumes our obligations under the Junior Subordinated Debt Securities,

     - immediately afterwards no event of default under the Junior Subordinated Indenture has occurred and is continuing, and

     - such transaction is permitted under the related trust agreement and guarantee and does not give rise to any breach or violation of the related trust agreement or guarantee.

     Holders of Junior Subordinated Debt Securities do not have any protection in the event of a highly leveraged transaction involving us.

SATISFACTION AND DISCHARGE

     The Junior Subordinated Indenture will cease to be of further effect and we will be deemed to have satisfied and discharged our obligations under the Junior Subordinated Indenture when all Junior Subordinated Debt Securities not previously delivered to the Junior Subordinated Trustee for cancellation:

     - have become due and payable, or

     - will become due and payable at their stated maturity within one year, and we deposit or cause to be deposited with the Junior Subordinated Trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the Junior Subordinated Debt Securities not previously delivered to the Junior Subordinated Trustee for cancellation, for the principal, and premium, if any, and interest due to the date of the deposit or to the stated maturity, as the case may be.

     We may still be required to provide officers' certificates, opinions of counsel and pay fees and expenses due after these events occur.

INFORMATION CONCERNING THE JUNIOR SUBORDINATED TRUSTEE

     The Junior Subordinated Trustee will have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Junior Subordinated Trustee is under no obligation to exercise any of the powers vested in it by the Junior Subordinated Indenture at the request of any holder of Junior Subordinated Debt Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Junior Subordinated Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Junior Subordinated Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

GOVERNING LAW

     The Junior Subordinated Indenture and the Junior Subordinated Debt Securities will be governed by and construed in accordance with the laws of the State of New York.

                   DESCRIPTION OF TRUST PREFERRED SECURITIES

GENERAL

     Each trust may issue only one series of Trust Preferred Securities, the terms of which will be described in the applicable prospectus supplement. The trust agreement for each trust will be qualified as an indenture under the Trust Indenture Act. The Trust Preferred Securities will have the terms, including distributions, redemption, voting, liquidation rights and other preferred, or special rights or restrictions as are described in the trust agreement or made part of the trust agreement by the Trust Indenture Act. These terms will mirror the terms of the Junior Subordinated Debt Securities held by the trust and described in the applicable prospectus supplement. You should read the prospectus supplement relating to the Trust Preferred Securities of the trust for specific terms, including:

     - the distinctive designation of the Trust Preferred Securities;

     - the number of Trust Preferred Securities issued by the trust;

     - the annual distribution rate (or method of determining that rate) for Trust Preferred Securities issued by the trust and the date or dates upon which distributions will be payable;

     - whether distributions on Trust Preferred Securities issued by the trust will be cumulative, and, in the case of Trust Preferred Securities that have cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on Trust Preferred Securities issued by that trust will be cumulative;

     - the amount or amounts that will be paid out of the assets of the trust to the holders of Trust Preferred Securities of the trust upon voluntary or involuntary dissolution, winding-up or termination of the trust;

     - the obligation or right, if any, of the trust to purchase or redeem Trust Preferred Securities issued by the trust and the price or prices at which, the period or periods within which, and the terms and conditions upon which, Trust Preferred Securities issued by the trust will be purchased or redeemed, in whole or in part, under that obligation or right;

     - the voting rights, if any, of Trust Preferred Securities issued by the trust in addition to those required by law, including the number of votes per Trust Preferred Security and any requirement for the approval by the holders of Trust Preferred Securities, or of Trust Preferred Securities issued by one or more trusts, or of both, as a condition to specified action or amendments to the trust agreement of that trust;

     - the terms and conditions, if any, upon which the Junior Subordinated Debt Securities may be distributed to holders of Trust Preferred Securities;

     - if applicable, any securities exchange upon which the Trust Preferred Securities will be listed; and

     - any other relevant rights, preferences, privileges, limitations or restrictions of Trust Preferred Securities issued by the trust not inconsistent with the trust agreement of the trust or with applicable law.

     We will guarantee all Trust Preferred Securities offered by this prospectus to the extent set forth under "Description of the Trust Preferred Securities Guarantees."

     You should review carefully any prospectus supplement relating to the Trust Preferred Securities for a description of certain United States federal income tax considerations applicable to that offering of the Trust Preferred Securities.

EVENTS OF DEFAULT

     Any one of the following events constitutes an event of default under each trust agreement with respect to the Trust Preferred Securities:

     - the occurrence of an event of default under the Junior Subordinated Indenture;

     - a default by the property trustee in the payment of any distribution when it becomes due and payable, and the continuation of the default for a period of 30 days;

     - a default by the property trustee in the payment of any redemption price of any of the Trust Preferred Securities when it becomes due and payable;

     - a default in the performance, or breach, in any material respect, of any covenant or warranty of the trustees in the applicable trust agreement (other than those defaults covered in the previous two points), and continuation of the default or breach for a period of 90 days after there has been given, by registered or certified mail, to the defaulting trustee by the holders of at least 25% in aggregate liquidation amount of the outstanding Trust Preferred Securities of the applicable trust, a written notice specifying the default or breach and requiring it to be remedied and stating that the notice is a "Notice of Default" under the applicable trust agreement; or

     - the occurrence of events of bankruptcy or insolvency with respect to the property trustee and our failure to appoint a successor property trustee within 90 days of such events.

     Within five business days after the occurrence of any event of default actually known to the property trustee, the property trustee will transmit notice of the event of default to the holders of the applicable trust's Trust Preferred Securities, the administrative trustees and to us, as depositor, unless the event of default has been cured or waived. We, as depositor, and the administrative trustee are required to file annually with the property trustee for each trust, a certificate stating as to whether or not we are in compliance with all conditions and covenants under the applicable trust agreement.

     The existence of an event of default does not entitle the holders of the Trust Preferred Securities to accelerate the maturity of those securities.

COMMON SECURITIES

     In connection with the issuance of Trust Preferred Securities, each trust will issue one series of common securities. The trust agreement of each trust authorizes the administrative trustees of that trust to issue one series of common securities that have the terms including distributions, redemption, voting, liquidation rights or other restrictions, that are described in the trust agreement. The terms of the common securities issued by a trust will be substantially identical to the terms of the Trust Preferred Securities issued by that trust and the common securities will rank equally, and payments will be made on them proportionately, with the Trust Preferred Securities except that, upon an event of default under the trust agreement, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Trust Preferred Securities. Except in certain limited circumstances, the common securities will also carry the right to vote to appoint, remove or replace any of the trustees of a trust. We will own, directly or indirectly, all of the common securities of each trust.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

     The property trustee, other than during the occurrence and continuance of an event of default, undertakes to perform only such duties as are specifically set forth in each trust agreement and, after such event of default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the property trustee is under no obligation to exercise any of the powers vested in it by the applicable trust agreement at the request of any holder of Trust Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no event of default has occurred and is continuing and the property trustee is required to decide between alternative causes of action, construe ambiguous provisions in the applicable trust agreement or is unsure of the application of any provision of the applicable trust agreement, and the matter is not one on which holders of Trust Preferred Securities are entitled under such trust agreement to vote, then the property trustee will take such action as is directed by us and if not so directed, will take such action as it deems advisable and in the best interests of the holders of the Trust Preferred Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

            DESCRIPTION OF THE TRUST PREFERRED SECURITIES GUARANTEES

     Set forth below is a summary of information concerning the Trust Preferred Securities guarantees which we will execute and deliver for the benefit of the holders of Trust Preferred Securities. Each guarantee will be qualified as an indenture under the Trust Indenture Act. The Bank of New York will act as guarantee trustee under each guarantee for purposes of compliance with the Trust Indenture Act. The terms of each guarantee will be those set forth in the guarantee and those made part of the guarantee by the Trust Indenture Act.

     Because the following is only a summary of the guarantee and is not complete, it does not contain all of the information that you may find useful. For more information, you should refer to the applicable prospectus supplement, the Trust Indenture Act and the form of guarantee, which is filed as an exhibit to the Registration Statement of which this prospectus forms a part. Each guarantee will be held by the guarantee trustee for the benefit of the holders of the Trust Preferred Securities of the applicable trust.

GENERAL

     Under each guarantee, we will irrevocably agree to pay in full on a subordinated basis, to the holders of the Trust Preferred Securities issued by a trust, the guarantee payments described below, except to the extent paid by that trust, as and when due, regardless of any defense, right of set-off or counterclaim which that trust may have or assert. The following payments with respect to Trust Preferred Securities issued by a trust to the extent not paid by the trust are called guarantee payments, and will be subject to the guarantee (without duplication):

     - any accumulated and unpaid distributions that must be paid on the Trust Preferred Securities, to the extent the trust has funds available;

     - the redemption price, including all accumulated and unpaid distributions, to the extent the trust has funds available, with respect to any Trust Preferred Securities called for redemption by that trust; and

     - upon a voluntary or involuntary dissolution, winding-up or liquidation of the trust (other than in connection with the distribution of Junior Subordinated Debt Securities to the holders of Trust Preferred Securities), the lesser of:

          -- the aggregate of the liquidation amount and any accrued and unpaid distributions on the Trust Preferred Securities to the date of payment; and

          -- the amount of assets of the trust that remain available for distribution to holders of the Trust Preferred Securities in liquidation of the trust after satisfaction of liabilities to creditors of such trust as required by applicable law.

     Our obligation to make a guarantee payment may be satisfied by directly paying the holders of Trust Preferred Securities or by causing the applicable trust to pay the holders.

     Each guarantee will not apply to any payment of distributions except to the extent the trust has funds available. If we do not make interest payments on the Junior Subordinated Debt Securities purchased by a trust, the trust will not be able to pay distributions on the Trust Preferred Securities issued by it.

     The guarantee, when taken together with our obligations under the Junior Subordinated Debt Securities, the Junior Subordinated Indenture and the trust agreement, including its obligations to pay costs, expenses, debts and liabilities of the trust (other than with respect to the trust's securities), will provide a full and unconditional guarantee on a subordinated basis by us of payments due on the Trust Preferred Securities.

     We will also agree separately to irrevocably and unconditionally guarantee the obligations of the trusts with respect to the common securities to the same extent as the guarantees, except that upon an event of default under the Junior Subordinated Indenture, holders of Trust Preferred Securities will have priority over holders of common securities with respect to distributions and payments on liquidation, redemption or otherwise.

STATUS OF THE TRUST PREFERRED SECURITIES GUARANTEES

     The guarantees will constitute unsecured obligations of ours and will rank subordinate and junior in right of payment to all our other liabilities to the same extent as the Junior Subordinated Debt Securities. The guarantees will rank equally with all other guarantees issued by us with respect to any Trust Preferred Securities.

     The guarantees will constitute a guarantee of payment and not of collection. Accordingly, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the guarantee without instituting a legal proceeding against any other person or entity.

     The guarantees will not place a limitation on the amount of additional senior indebtedness that we may incur.

MODIFICATION OF THE TRUST PREFERRED SECURITIES GUARANTEES; ASSIGNMENT

     Except with respect to any changes that do not materially adversely affect the rights of holders of Trust Preferred Securities (in which case no vote will be required), each guarantee may be amended only with the prior approval of the holders of at least a majority in liquidation amount of the outstanding Trust Preferred Securities issued by the applicable trust. The manner of obtaining the approval of holders of Trust Preferred Securities will be set forth in an accompanying prospectus supplement. All guarantees and agreements contained in a guarantee will bind our successors, assigns, receivers, trustees and representatives and will inure to the benefit of the holders of the Trust Preferred Securities of the applicable trust then outstanding.

TERMINATION

     Each guarantee will terminate as to the Trust Preferred Securities issued by the applicable trust:

     - upon full payment of the redemption price of all Trust Preferred Securities of the trust,

     - upon distribution of the Junior Subordinated Debt Securities held by the trust to the holders of the Trust Preferred Securities, or

     - upon full payment of the amounts payable in accordance with the trust agreement of the trust upon liquidation of the trust.

     Each guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Trust Preferred Securities issued by the applicable trust must restore payment of any sums paid under the Trust Preferred Securities or the guarantee.

EVENTS OF DEFAULT

     An event of default under a guarantee will occur if we fail to make any of our payments or perform any of our other obligations under it.

     The holders of not less than a majority in liquidation amount of the Trust Preferred Securities relating to the guarantee may direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trust in respect of the guarantee or to direct the exercise of any trust or power conferred on that trustee under those Trust Preferred Securities. Any holder of Trust Preferred Securities relating to that guarantee may institute a legal proceeding directly against us to enforce its rights under the guarantee, without first instituting a legal proceeding against the relevant trust, the guarantee trustee or any other person or entity.

     We are required, as guarantor, to file annually with the guarantee trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to us under the guarantee.

INFORMATION CONCERNING THE TRUST PREFERRED SECURITIES GUARANTEE TRUSTEE

     The guarantee trustee, before the occurrence of a default under a Trust Preferred Securities guarantee, undertakes to perform only the duties that are specifically set forth in the guarantee and, after a default under a guarantee, will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to this provision, the guarantee trustee is under no obligation to exercise any of the powers vested in it by any guarantee at the request of any holder of Trust Preferred Securities to which the guarantee related unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred by the guarantee trustee in exercising any of its powers.

GOVERNING LAW

     The guarantees will be governed by and construed in accordance with the laws of the State of New York.

                 RELATIONSHIP AMONG TRUST PREFERRED SECURITIES,
           THE JUNIOR SUBORDINATED DEBT SECURITIES AND THE GUARANTEES

FULL AND UNCONDITIONAL GUARANTEE

     We irrevocably guarantee, as and to the extent described in this prospectus, payments of distributions and other amounts due on the Trust Preferred Securities, to the extent the trusts have funds available for the payment of these amounts. Taken together, our obligations under the Junior Subordinated Debt Securities, the Junior Subordinated Indenture, the related trust agreement and the related guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the Trust Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes a guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of each trust's obligations under the Trust Preferred Securities.

     If and to the extent that we do not make payments on the Junior Subordinated Debt Securities, the trusts will not pay distributions or other amounts due on the Trust Preferred Securities. The guarantees do not cover payment of distributions when the trusts do not have sufficient funds to pay the distributions. In this event, the remedy of a holder of Trust Preferred Securities is to institute a legal proceeding directly against us for enforcement of payment of the distributions to the holder. Our obligations under the guarantee are subordinated and junior in right of payment to the extent set forth in the applicable prospectus supplement.

SUFFICIENCY OF PAYMENTS

     As long as we make payments of interest and other payments when due on the Junior Subordinated Debt Securities, these payments will be sufficient to cover distributions and other payments due on the Trust Preferred Securities, primarily because:

     - the aggregate principal amount of the Junior Subordinated Debt Securities will be equal to the sum of the aggregate stated liquidation amount of the Trust Preferred Securities and related common securities;

     - the interest rate and interest and other payment dates on the Junior Subordinated Debt Securities will match the distribution rate and distribution and other payment dates for the Trust Preferred Securities;

     - we will pay for any and all costs, expenses and liabilities of each trust, except the obligations of each trust to pay to holders of the Trust Preferred Securities the amounts due to the holders under the terms of the Trust Preferred Securities; and

     - each trust will not engage in any activity that is not consistent with the limited purposes of each trust.

ENFORCEMENT RIGHTS OF HOLDERS OF TRUST PREFERRED SECURITIES

     A holder of any Trust Preferred Security may institute a legal proceeding directly against us to enforce its rights under the guarantee without first instituting a legal proceeding against the guarantee trustee, the related trust or any other person.

                              PLAN OF DISTRIBUTION

     We and/or one of our trusts may sell Securities to or through underwriters or dealers, directly to other purchasers or through agents. Each prospectus supplement will describe the method of distribution of the Securities that are being offered.

     The distribution of the Securities may take place from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

     In connection with the sale of Securities, underwriters may receive compensation from us or from purchasers of Securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell Securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of Securities may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of Securities by them may be deemed to be underwriting discounts and commissions, under the Securities Act. Any underwriter or agent will be identified, and any compensation received from us, will be described, in the prospectus supplement.

     If so indicated in the applicable prospectus supplement and subject to existing market conditions, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase offered Debt Securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include but are not limited to commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the offered Debt Securities will not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and the other agents will not have any responsibility in respect of the validity or performance of the contracts.

     Underwriters and agents who participate in the distribution of Securities may be entitled under agreements which may be entered into by us and/or one of our trusts to indemnification by us and/or one of our trusts against certain liabilities, including liabilities under the Securities Act.

     Except as indicated in the applicable prospectus supplement, the Securities are not expected to be listed on a securities exchange, except for the Common Stock, which is listed on the New York Stock Exchange, and any underwriters or dealers will not be obligated to make a market in the Securities. We cannot predict the activity or liquidity of any trading in the Securities.

                             VALIDITY OF SECURITIES

     The validity of the Securities (other than the Trust Preferred Securities) will be passed upon for us by John W. Scheflen, Executive Vice President, General Counsel and Secretary of the Company, and for any underwriters, dealers or agents by Simpson Thacher & Bartlett, New York, New York. Certain matters of Delaware law relating to the validity of the Trust Preferred Securities will be passed upon on behalf of the trusts by Richards, Layton & Finger, P.A., special Delaware counsel to the trusts. Simpson Thacher & Bartlett will rely on the opinion of Mr. Scheflen as to matters of Maryland law and the opinion of Richards, Layton & Finger, P.A. as to matters of Delaware law. Mr. Scheflen will rely on the opinion of Simpson Thacher & Bartlett as to matters of New York law. Mr. Scheflen owns beneficially in excess of 700,000 shares of Common Stock, including options exercisable within sixty days under our stock incentive plans. Simpson Thacher & Bartlett and Richards, Layton & Finger, P.A. regularly performs legal services for us and our subsidiaries.

                                    EXPERTS

     Ernst & Young LLP, independent auditors, have audited our consolidated financial statements which are incorporated by reference in our annual report on Form 10-K for the year ended December 31, 1999, as amended by Form 10-K/A-1 as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                         INDEX OF TERMS FOR PROSPECTUS

                 Term                   Page
                 ----                   ----
Bank..................................    5
BHCA..................................    7
BIF...................................   10
Commission............................    4
Common Stock..........................   24
covenant defeasance...................   17
Currency Warrant Agent................   26
Currency Warrant Agreement............   26
Currency Warrants.....................   25
Debt Securities.......................   12
defeasance............................   17
Deposit Agreement.....................   23
Depositary............................   23
Depositary Receipts...................   22
Depositary Shares.....................   22
designated currency...................   26
DIFA..................................   10
Direct credit substitute..............   10
FDIC..................................    7
FDICIA................................    8
Federal Reserve Board.................    7
FICO..................................   10
indebtedness for money borrowed.......   15
Indentures............................   12
Junior Securities.....................   21
Junior Subordinated Debt Securities...    5
Junior Subordinated Indenture.........   27

                 Term                   Page
                 ----                   ----
Junior Subordinated Trustee...........   27
OCC...................................    7
Other Financial Obligations...........   15
Parity Securities.....................   21
Preferred Stock.......................   20
Prepaid Securities....................   27
Recourse..............................    9
Registration Statement................   12
residual interests....................   10
SAIF..................................   11
Securities............................   25
Securities Warrants...................   25
Senior Debt Securities................   12
Senior Indebtedness...................   14
Senior Indenture......................   12
Senior Trustee........................   12
Stock Purchase Contracts..............   27
Stock Purchase Units..................   27
Subordinated Debt Securities..........   12
Subordinated Indenture................   12
Subordinated Trustee..................   12
Trust Preferred Securities............    5
Trustees..............................   12
Warrant Agent.........................   25
Warrant Agreement.....................   25
well-capitalized......................    9

                                  [MBNA LOGO]

                                $10,000,000,000
                                MBNA CORPORATION
                          MEDIUM-TERM NOTES, SERIES F

                         ------------------------------

                             PROSPECTUS SUPPLEMENT
                                OCTOBER 3, 2000
                         ------------------------------

                                LEHMAN BROTHERS
                         BANC OF AMERICA SECURITIES LLC
                            BEAR, STEARNS & CO. INC.
                             CHASE SECURITIES INC.
                           CREDIT SUISSE FIRST BOSTON
                           DEUTSCHE BANC ALEX. BROWN
                              MERRILL LYNCH & CO.
                               J.P. MORGAN & CO.
                              SALOMON SMITH BARNEY

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any pricing supplement. We have not authorized anyone to provide you with different information.

We are not offering the notes in any state where the offer is not permitted.

We do not claim the accuracy of the information in this prospectus supplement, the accompanying prospectus and any pricing supplement as of any date other than the dates stated on their respective covers.

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              THIS DOCUMENT IS PRINTED ENTIRELY ON RECYCLED PAPER.